     As Filed with the Securities and Exchange Commission on July 31, 1998
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              --------------------

  AMERICAN COIN MERCHANDISING, INC.                                 DELAWARE                           84-1093721
     D/B/A SUGARLOAF CREATIONS, INC.
  AMERICAN COIN MERCHANDISING TRUST I                               DELAWARE                       TO BE APPLIED FOR
  AMERICAN COIN MERCHANDISING TRUST II                              DELAWARE                       TO BE APPLIED FOR
  AMERICAN COIN MERCHANDISING TRUST III                             DELAWARE                       TO BE APPLIED FOR
  AMERICAN COIN MERCHANDISING TRUST IV                              DELAWARE                       TO BE APPLIED FOR
(Exact name of registrant as specified in its charter)  (State or other jurisdiction  (I.R.S. Employer Identification Number)
                                                              of incorporation or
                                                                 organization)

                              --------------------

                       5660 CENTRAL AVENUE                                                JEROME M. LAPIN
                     BOULDER, COLORADO 80301                        CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          (303) 444-2559                                         AMERICAN COIN MERCHANDISING, INC.
  (Address, including zip code, and telephone number, including                         5660 CENTRAL AVENUE
   area code, of each registrant's principal executive offices)                       BOULDER, COLORADO 80301
                                                                                           (303) 444-2559
                                                                     (Name, address, including zip code, and telephone number,
                                                                   including area code, of agent for service for each registrant)

                              --------------------

                                   COPIES TO:

        JAMES H. CARROLL, ESQ.              JAMES L. CARPENTER, JR., ESQ.                KENNETH M. DORAN, ESQ.
          COOLEY GODWARD LLP                 HUTCHINSON BLACK & COOK LLC              GIBSON, DUNN & CRUTCHER LLP
    2595 CANYON BOULEVARD, SUITE 250        1215 SPRUCE STREET, SUITE 100                333 SOUTH GRAND AVENUE
       BOULDER, COLORADO 80302                 BOULDER, COLORADO 80302               LOS ANGELES, CALIFORNIA 90071
            (303) 546-4000                         (303) 442-6514                            (213) 229-7000
         FAX: (303) 546-4099                     FAX: (303) 442-6593                      Fax: (213) 229-7520

                              --------------------

  Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          --------------------------

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                                            PROPOSED     PROPOSED
                                                                                            MAXIMUM       MAXIMUM
                                                                                            OFFERING     AGGREGATE
                                                                          AGGREGATE          PRICE       OFFERING     AMOUNT OF
             TITLE OF EACH CLASS                                         AMOUNT TO BE       PER UNIT       PRICE     REGISTRATION
        OF SECURITIES TO BE REGISTERED                                   REGISTERED (1)     (1)(2)(3)     (1)(2)(3)    FEE(1)
-------------------------------------------------------------------------------------------------------------------------------
JUNIOR SUBORDINATED DEBENTURES OF AMERICAN COIN MERCHANDISING, INC ...     $100,000,000        100%     $100,000,000     $29,500
AMERICAN COIN MERCHANDISING TRUST I TRUST PREFERRED SECURITIES
AMERICAN COIN MERCHANDISING TRUST II TRUST PREFERRED SECURITIES
AMERICAN COIN MERCHANDISING TRUST III TRUST PREFERRED SECURITIES
AMERICAN COIN MERCHANDISING TRUST IV TRUST PREFERRED SECURITIES
GUARANTEES OF TRUST PREFERRED SECURITIES OF AMERICAN COIN
===============================================================================================================================

   THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

(Footnotes to table on previous page)

(1) Such indeterminate number of Trust Preferred Securities of American Coin Merchandising Trust I, American Coin Merchandising Trust II, American Coin Merchandising Trust III and American Coin Merchandising Trust IV and such indeterminate principal amount of Junior Subordinated Debentures of American Coin Merchandising, Inc. as may from time to time be issued at indeterminate prices. Junior Subordinated Debentures may be issued and sold to American Coin Merchandising Trust I, American Coin Merchandising Trust II, American Coin Merchandising Trust III and American Coin Merchandising Trust IV. Such Junior Subordinated Debentures may later be distributed to the holders of the Trust Preferred Securities upon a termination of American Coin Merchandising Trust I, American Coin Merchandising Trust II, American Coin Merchandising Trust III and American Coin Merchandising Trust IV.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The aggregate public offering price of the Trust Preferred Securities of American Coin Merchandising Trust I, American Coin Merchandising Trust II, American Coin Merchandising Trust III and American Coin Merchandising Trust IV and the Junior Subordinated Debentures of American Coin Merchandising, Inc. registered hereby will not exceed $100,000,000.

(3) Exclusive of accrued interest and distributions, if any.

(4) No separate consideration will be received for any Guarantees.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                   SUBJECT TO COMPLETION, DATED JULY 31, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 31, 1998)

                      5,000,000 TRUST PREFERRED SECURITIES
                      AMERICAN COIN MERCHANDISING TRUST I

                    % CUMULATIVE TRUST PREFERRED SECURITIES
            (LIQUIDATION AMOUNT $10.00 PER TRUST PREFERRED SECURITY)
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY

                                  [ACMI LOGO]

                                  -----------

  The          % Cumulative Trust Preferred Securities (the "Trust Preferred
Securities") offered hereby represent undivided beneficial preferred interests in the assets of American Coin Merchandising Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"). American Coin Merchandising, Inc., a Delaware corporation (the "Company"), will be the owner of all the...(continued on page 3)

                                  -----------

  An application will be filed to list the Trust Preferred Securities on the American Stock Exchange, Inc. If such application is approved, trading of the Trust Preferred Securities on the American Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. See "Underwriting."

  SEE "RISK FACTORS" BEGINNING ON PAGE S-13 OF THIS PROSPECTUS SUPPLEMENT FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.

                                  -----------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=============================================================================================================
                                                      PRICE TO      UNDERWRITING DISCOUNTS    PROCEEDS TO
                                                     THE PUBLIC       AND COMMISSIONS(1)     THE TRUST (2)
-------------------------------------------------------------------------------------------------------------
Per Trust Preferred Security  . . . . . . .            $10.00                 (2)               $10.00
-------------------------------------------------------------------------------------------------------------
Total (3) . . . . . . . . . . . . . . . . .          $50,000,000              (2)             $50,000,000
=============================================================================================================

(1) See "Underwriting" for information concerning indemnification of the Underwriters by the Trust and the Company and other matters.

(2) In view of the fact that all of the proceeds of the sale of the Trust Preferred Securities will be used to purchase the Junior Subordinated Debentures, the Company has agreed to pay the Underwriters as compensation for arranging the investment therein of such proceeds, $0.40 per Trust Preferred Security or $2,000,000 in the aggregate. See "Underwriting." The Company also has agreed to pay the expenses of the Offering estimated to be $550,000.

(3) The Trust has granted to the Underwriters a 30-day option to purchase up to an additional $7,500,000 aggregate liquidation amount of Trust Preferred Securities on the same terms as set forth above, solely to cover over-allotments, if any. If such option is exercised in full, the total Price to the Public and Proceeds to the Trust will be $57,500,000 and $57,500,000, respectively, and the total compensation to be paid by the Company to the Underwriters will be $2,300,000. See "Underwriting."

                                  -----------

  The Trust Preferred Securities are being offered by the Underwriters named herein, subject to prior sale, when, as and if issued by the Trust and delivered to and accepted by the Underwriters and subject to certain prior conditions, including the right of the Underwriters to reject any order in whole or in part. It is expected that delivery of the Trust Preferred Securities will be made in New York, New York in book-entry form only through the facilities of The Depository Trust Company on or about ____________, 1998.

                            EVEREN SECURITIES, INC.

            The date of this Prospectus Supplement is July 31, 1998

American Coin Merchandising, Inc. logo over the caption "American Coin Merchandising, Inc." over a photograph of one of the Company's SugarLoaf Toy Shoppes filled with various plush toys. Under the SugarLoaf Toy Shoppe is the caption "Toy Shoppe The Company's Most Popular Skill-Crane."

Beneath the picture is a reproduction of the chart contained on p. S-40 listing certain of the Company's Retail Accounts.

















  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS, ON THE AMERICAN STOCK EXCHANGE OR OTHERWISE, WHICH STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE TRUST PREFERRED SECURITIES. SPECIFICALLY, THE UNDERWRITERS MAY OVER-ALLOT IN CONNECTION WITH THE OFFERING AND MAY BID FOR AND PURCHASE TRUST PREFERRED SECURITIES IN THE OPEN MARKET.
FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

  Sugarloaf(R), Toy Shoppe(R), Fun Shoppe(R), Treasure Shoppe(R) and A Test of Skill(R) are all trademarks of the Company.

Gatefold containing the Company's logo, a picture of one of the Company's SugarLoaf Beanie Bag Shoppes over the caption "Beanie Bag Shoppe" and a picture of one of the Company's SugarLoaf Treasure Shoppes over the caption "Treasure Shoppe."

Gatefold containing a map of the United States (including Alaska and Hawaii) and Canada indicating the locations of the Company's headquarters, Company-owned offices and franchisees' offices. Under the map is a graph in a box with two lines, one of which shows the number of Company-owned and franchisee owned Shoppes and the other one which shows the number of Company-owned Shoppes from 1993 through March 31, 1998. Under the chart is the caption "The Company's owned and operated skill-cranes have grown at an average 69.5% compounded annual growth rate between 1993 and 1997.

(Continued from cover page)

beneficial interests represented by common securities of the Trust (the "Common Securities" and, collectively with the Trust Preferred Securities, the "Trust Securities"). The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in an equivalent amount of _____% Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures") to be issued by the Company. The Junior Subordinated Debentures will mature on ____________, 2028, which date may be shortened (such date, as it may be shortened, the "Stated Maturity") to a date not earlier than ____________, 2003. The Trust Preferred Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities, which will be held by the Company. See "Description of the Trust Preferred Securities--Subordination of Common Securities of the Trust Held by the Company."

   Holders of the Trust Preferred Securities will be entitled to receive preferential cumulative cash distributions accruing from the date of original issuance and payable quarterly in arrears on each January 15, April 15, July 15 and October 15 (subject to possible deferral as described below), commencing October 15, 1998, at the annual rate of _____% of the Liquidation Amount (as defined herein) of $10.00 per Trust Preferred Security ("Distributions"). The amount of each Distribution due with respect to the Trust Preferred Securities will include amounts accrued through the date such Distribution payment is due (each, a "Distribution Date"). The Company will have the right, so long as no Debenture Event of Default (as defined herein) has occurred and is continuing, to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Trust Preferred Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to its capital stock or to make any payment with respect to its debt securities that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Preferred Securities are entitled will accumulate) at the rate of _____% per annum, compounded quarterly, and holders of the Trust Preferred Securities will be required to accrue income and will be required to pay United States federal income tax on the accrued income. See "Description of Junior Subordinated Debentures--Option to Defer Interest Payment Period" and "Material Federal Income Tax Consequences--Interest Income and Original Issue Discount."

   The Company has, through the Guarantee Agreement, the Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreement (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Trust Preferred Securities. See "Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee--Full and Unconditional Guarantee." Under the Guarantee (as defined herein), the Company guarantees the payment of Distributions by the Trust and payments on liquidation of or redemption of the Trust Preferred Securities (subordinate to the right to payment of Senior Debt and Subordinated Debt of the Company, each as defined herein) to the extent of funds held by the Trust. See "Description of Guarantee." If the Company does not make required payments on the Junior Subordinated Debentures held by the Trust, the Trust will have insufficient funds to pay Distributions on the Trust Preferred Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, a holder of the Trust Preferred Securities may institute a legal proceeding directly against the Company pursuant to the terms of the Indenture to enforce payment of the Junior Subordinated Debentures to the Trust. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Trust Preferred Securities." The obligations of the Company under the Guarantee and the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Debt and Subordinated Debt of the Company. "See Description of Junior Subordinated Debentures--Subordination."

   The Trust Preferred Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Junior Subordinated Debentures at the Stated Maturity or their earlier redemption, in each case at a redemption price equal to the aggregate liquidation preference ("Liquidation Amount") of the Trust Preferred Securities plus any accumulated and unpaid Distributions thereon to the date of redemption. The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after ____________, 2003, in whole at any time or in part from time to time, or (ii) at any time, in whole (but not in part), within 90 days following the occurrence of a Tax Event or an Investment Company Event (each as defined herein), in each case at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures to the date fixed for redemption, plus 100% of the principal amount thereof. See "Description of the Trust Preferred Securities--Redemption."

   The Company will have the right at any time, subject to certain limitations, to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause a Like Amount (as defined herein) of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Trust Preferred Securities--Liquidation Distribution Upon Dissolution."

   In the event of the dissolution of the Trust, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of Trust Preferred Securities will be entitled to receive a Liquidation Amount of $10.00 per Trust Preferred Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a Distribution of such Like Amount of Junior Subordinated Debentures, subject to certain exceptions. See "Description of the Trust Preferred Securities--Liquidation Distribution Upon Dissolution."

   The Junior Subordinated Debentures and the Guarantee are unsecured and subordinated to all Senior Debt and Subordinated Debt. The terms of the Junior Subordinated Debentures and the Guarantee place no limitation on the amount of Senior Debt and Subordinated Debt that the Company can issue. Currently, the Company has a $50 million reducing revolving loan agreement (the "Credit Facility") which will increase to $60 million upon the completion of this Offering. The Company will apply a portion of the net proceeds of this Offering to pay off the outstanding balance under the Credit Facility, which was approximately $41.8 million as of June 30, 1998. The Company may cause additional trust preferred securities to be issued by trusts similar to the Trust in the future, and there is no limit on the amount of such securities that may be issued. In that event, the Company's obligations under the junior subordinated debentures to be issued by such other trusts and the Company's guarantees of the payments by such trusts will be pari passu with the Company's obligations under the Junior Subordinated Debentures and the Guarantee, respectively.

   Each of the Trust Preferred Securities and, if the Junior Subordinated Debentures are distributed to holders of Trust Preferred Securities, the Junior Subordinated Debentures, will be represented by one or more global certificates registered in the name of The Depository Trust Company (the "Depositary") or its nominee. Beneficial interests in the Trust Preferred Securities and, in such event, the Junior Subordinated Debentures, will be shown on, and transfers thereof will be effected only through, records maintained by participants in the Depositary. The Depositary and the Paying Agent (as defined herein) will be responsible for interest and dividend payments to holders of the Trust Preferred Securities and the Junior Subordinated Debentures. Except as described herein, the Trust Preferred Securities in certificated form will not be issued in exchange for global certificates. See "Book-Entry Issuance."

   As used herein, (i) the "Indenture" means the Junior Subordinated Indenture, as amended and supplemented from time to time, between the Company and Wilmington Trust Company, as Trustee (the "Indenture Trustee"), under which the Junior Subordinated Debentures will be issued, (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Trust among the Company, as depositor, Wilmington Trust Company, as Property Trustee (the "Property Trustee"), Wilmington Trust Company, as Delaware Trustee (the "Delaware Trustee"), the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees") and the holders, from time to time, of the trust securities, (iii) the "Guarantee Agreement" means the Guarantee Agreement relating to the guarantee between the Company and Wilmington Trust Company, as Guarantee Trustee (the "Guarantee Trustee"), and (iv) the "Expense Agreement" means the Agreement as to Expenses and Liabilities between the Company and the Trust.

                               PROSPECTUS SUMMARY

   The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. Information contained in this Prospectus Supplement and the accompanying Prospectus includes "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995) which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "plans" or "anticipates" or variations thereon or comparable terminology or by a discussion of strategy. Because such statements include risks and uncertainties, actual results could differ materially from those expressed or implied by such forward-looking statements. This Prospectus Supplement and the accompanying Prospectus also contain important cautionary statements identifying factors which may affect such future results. See "Risk Factors" for a discussion of certain of these factors and risks associated with an investment in the securities offered hereby. Except as noted otherwise, all information in this Prospectus Supplement assumes that the Underwriters' over-allotment option is not exercised. Unless the context otherwise requires, the term "Company" refers to American Coin Merchandising, Inc., a Delaware corporation, or prior to August 31, 1995, American Coin Merchandising, Inc.
and affiliates.

                                  THE COMPANY

   The Company is the leading owner, operator and franchisor in the United States of coin-operated skill-crane machines ("Shoppes") that dispense stuffed animals, plush toys, watches, jewelry and other items through a national network of more than 11,000 machines operated by the Company and its franchisees. For up to 50c. a play, customers maneuver the skill-crane into position and attempt to retrieve the desired item in the machine's enclosed display area before play is ended. The Shoppes are located, in order of prevalence, in supermarkets, mass merchandisers, restaurants, bowling centers, bingo halls, bars and similar locations ("Retail Accounts") to take advantage of the regular customer traffic at these locations. Shoppes are currently located in Wal-Mart, Kmart, Safeway/Vons, Kroger, AMF Bowling Centers, Fred Meyer Stores, franchised Denny's and many other well-known Retail Accounts. The Company utilizes displays of quality merchandise, new product introductions, including Company-designed products, licensed products and seasonal items, and other merchandising techniques to attract new and repeat customers. The Company has recently begun to place complementary vending machines at existing Shoppe locations, including kiddie rides, bulk vending (candy, gum, novelty items, etc.) and video games.

   The number of Company-owned and operated Shoppes has risen from 743 to 6,166 from 1993 to 1997, representing a compound annual growth rate of 69.7%. During the same period, operating earnings as a percentage of total revenues increased from 5.2% to 12.4%. In 1997, the Company had record revenue and operating earnings of $59.1 million and $7.3 million, respectively.

   The Company operates four types of Shoppes: (i) the Toy Shoppe which primarily dispenses plush toys and other toys, (ii) the Treasure Shoppe which dispenses items such as jewelry and watches, (iii) the Beanie Bag Shoppe which dispenses beanie-bag type stuffed toys and (iv) the Fun Shoppe which dispenses small toys, novelty items and candy. At June 30, 1998, over 60% of the Company's Shoppe placements have been Toy Shoppes, which the Company purchases new for an average price of $3,600. In 1997, a Toy Shoppe averaged $12,100 in revenue and over $4,200 in cash profit contribution (revenue minus cost of vended products, location commissions and direct service cost).

   The skill-crane industry has been in existence for over 75 years and is highly fragmented. Based on analysis of certain industry publications, the Company believes that there are approximately 50,000 units of prize-dispensing equipment in operation nationwide, of which skill-cranes are the most prevalent type, with the average skill-crane business operating 16 machines.

BUSINESS STRATEGY

   The Company plans to increase the number of Shoppes it owns and operates by an average of at least 1,400 for 1999 and 2000 through a combination of acquisitions and new Shoppe placements. The Company believes that the Shoppes' potential economic return, visual appeal, product quality and the Company's high operational standards are important factors in gaining acceptance of the Company's Shoppes by Retail Accounts. The Company's business strategy is to differentiate itself from traditional skill-crane operators by (i) offering products of higher quality than the carnival-type products that have been associated with skill-crane and other prize-dispensing equipment; (ii) utilizing appealing merchandise displays, frequent new product introductions, including Company-designed products, licensed products and seasonal items, and other merchandising techniques designed to attract customers; (iii) controlling product cost by purchasing products in large quantities directly from manufacturers; (iv) closely monitoring Shoppe revenue per product dispensed (the "Vend Ratio") to maintain customer satisfaction and optimize Shoppe revenue and profitability;
(v) concentrating the placement of its Shoppes in Retail Accounts; (vi) providing major Retail Accounts with the timely installation and operation of an integrated system of Shoppes that can exceed 1,000 machines on a national basis; and (vii) providing comprehensive training for the Company's field office personnel and franchisees to assure the achievement of the Company's business objectives. The Company intends to focus on owning and operating Shoppes and does not currently intend to grant any additional franchises.

GROWTH STRATEGY

   As of June 30, 1998, the Company owned and operated over 9,200 Shoppes from a national network that consisted of 40 offices with operations in 40 states, which management believes makes the Company the largest national owner and operator of skill-crane machines. The Company believes this network is well positioned to serve the skill-crane operations of supermarkets, mass merchandisers, restaurants, bowling centers, bingo halls, bars, and similar locations, which the Company estimates represent over 100,000 potential crane locations in the United States. The Company believes that owners and operators of these locations are becoming increasingly aware of the economic benefits of amusement and vending machines, such as the Company's Shoppes, which can provide retailers greater revenue and profits per square foot than alternative uses of available floor space, with minimal expense. The Company's growth strategy includes the following:

   o Increase penetration of existing Retail Accounts. The Company and its franchisees are designated skill-crane operators for many regional and national Retail Accounts including Wal-Mart, Safeway/Vons, Kroger, AMF Bowling Centers, Fred Meyer Stores and franchised Denny's. The Company believes opportunities exist to increase penetration within its existing Retail Accounts.

   o Target marketing efforts towards new large Retail Accounts. The Company believes the attractive economic returns its Shoppes offer and its demonstrated success with installing and operating a significant number of Shoppes in Retail Accounts such as Wal-Mart, Safeway/Vons, AMF Bowling Centers and Fred Meyer Stores will allow it to successfully target new national and regional Retail Accounts.

   o Capitalize on relationships with existing Retail Accounts. The Company believes it can capitalize on its existing relationships with Retail Accounts to expand the number and type of amusement and vending machines it offers at each location. The Company has introduced multiple Shoppes at individual locations. In addition, the Company has begun to place complementary vending machines, including kiddie rides, bulk vending and video games at existing locations.

   o Acquire franchisees and other complementary vending businesses. The Company has completed 13 acquisitions since January 1, 1996, including eight acquisitions since October 1, 1997, acquiring over 2,300 Shoppes, significant franchised territories and bulk vending and kiddie ride businesses. (See "--Recent Acquisitions".) The Company plans to pursue acquisition opportunities in order to increase the number of Company-owned machines, to acquire franchised territories and to add other complementary businesses to the Company's product lines.

RECENT ACQUISITIONS

  Since October 1, 1997, as part of the Company's growth strategy it has completed the eight acquisitions described below:

   o Three Rivers Toy Company. The Company's former franchisee for portions of Pennsylvania, including 83 Shoppes, was purchased in October 1997 for approximately $0.2 million

   o Quality Amusements Corp. and Quality Entertainment Corp. A bulk vending and kiddie ride company with operations in Illinois, Indiana, Wisconsin, Missouri and Iowa was purchased in November 1997 for approximately $2.0 million.

   o Creative Coin of Arizona, Inc. The Company's former franchisee for Arizona, including 146 Shoppes, was purchased in December 1997 for approximately $1.5 million.

   o Tejas Toy Corporation. The Company's former franchisee for portions of Texas, including 250 Shoppes, was purchased in January 1998 for approximately $2.4 million.

   o McCathren Vending Co. A bulk vending company operating 4,800 pieces of bulk vending equipment throughout Colorado, Utah and Wyoming was purchased in March 1998 for approximately $1.2 million.

   o American Coin Company of Minneapolis. A skill-crane company in Minnesota, including 90 shoppes, was purchased in May 1998 for approximately $0.3 million.

   o Chilton Vending Co. An owner and operator of simulator and traditional video games, skill-cranes and redemption equipment located in portions of Kansas and Missouri was purchased in June 1998 for approximately $4.0 million.

   o Suncoast Toys, Inc., NW Toys Co. and Oregon Coin Company (the "Suncoast Acquisition"). The Company's franchisees for portions of Washington, Oregon and Florida, including 1,388 Shoppes, were purchased in June 1998 for approximately $30.0 million.

RECENT DEVELOPMENTS

   o Plush 4 Play Acquisition. In July 1998, the Company entered into a definitive agreement (the "Plush 4 Play Agreement") to acquire Plush 4 Play, Inc. ("Plush 4 Play") for a base purchase price of $6.8 million and a contingent earn-out of up to $2.7 million, subject to certain adjustments. Plush 4 Play has skill-crane placement agreements with several national Retail Accounts, including Shoney's, Inc. and Friendly's Ice Cream Corporation. Presently, 614 skill-cranes are operated at such Retail Accounts pursuant to agreements between Plush 4 Play and independent third party operators. Plush 4 Play is a party to placement agreements which cover an aggregate of 178 additional Retail Account locations which do not currently have an installed skill-crane. Plush 4 Play also sells pre-packaged plush toys and animals to the skill-crane industry. The Plush 4 Play Agreement contains certain closing conditions which must be satisfied by Plush 4 Play and the Company before the acquisition can occur. While the Company believes the Plush 4 Play acquisition will close in September 1998, there can be no assurance that the acquisition will close by such date, if at all. Pursuant to the terms of the Plush 4 Play Agreement, the Company will
       (i) operate certain skill-crane machines in certain Retail Accounts under the terms of agreements between Plush 4 Play and such Retail Accounts prior to the closing of the Plush 4 Play acquisition, and (ii) be assigned the rights to place skill-crane machines in certain Retail Accounts if the Plush 4 Play acquisition does not close.

   o Increased Credit Facility. Upon the completion of this Offering, and the application of the proceeds therefrom, the Company's Credit Facility will increase from $50 million to up to $60 million, and the Company will have up to approximately $57.0 million of unused availability under the Credit Facility, based upon certain financial ratios. See "Use of Proceeds."

   o Shelf Registration of Trust Preferred Securities. In addition to the Offering contemplated hereby, the Company has filed with the Securities and Exchange Commission a shelf registration statement which registers up to an aggregate of $100 million of trust preferred securities (including the Trust Preferred Securities offered hereby). Such additional trust preferred securities may be offered by the Company at any time.

GENERAL

  The Company was incorporated in Colorado in July 1988 and was reincorporated in Delaware in July 1995. The Company's principal executive offices are located at 5660 Central Avenue, Boulder, Colorado 80301 and its telephone number is
(303) 444-2559.

                      AMERICAN COIN MERCHANDISING TRUST I

  The Trust is a statutory business trust created under Delaware law pursuant to (i) the trust agreement of the Trust among the Company, as depositor, the Delaware Trustee and an Administrative Trustee and (ii) the filing of a Certificate of Trust with the Delaware Secretary of State on July 22, 1998.
The Trust's business and affairs are conducted by the Property Trustee, the Delaware Trustee and two individual Administrative Trustees who are officers of the Company. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Company and (iii) engaging in only those other activities necessary, advisable or incidental thereto. The Junior Subordinated Debentures will be the sole assets of the Trust and payments by the Company under the Junior Subordinate Debentures and the Expense Agreement will be the sole revenues of the Trust. All of the Common Securities will be owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities, except that upon the occurrence and during the continuance of an event of default under the Trust Agreement resulting from an event of default under the Indenture, the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. See "Description of the Trust Preferred Securities--Subordination of Common Securities of the Trust Held by the Company." The Company will acquire Common Securities in an aggregate liquidation amount equal to approximately 3% of the total capital of the Trust. The Trust has a perpetual existence, but may be terminated as provided in the Trust Agreement.

  The Trust's principal offices are located at 5660 Central Avenue, Boulder, Colorado 80301 and its telephone number is (303) 444-2559.

         SUMMARY HISTORICAL AND PRO FORMA FINANCIAL AND OPERATING DATA

   The summary financial data set forth below with respect to the Company's statements of earnings for each of the years in the three-year period ended December 31, 1997 and balance sheets at December 31, 1996 and 1997, have been derived from the financial statements of the Company included elsewhere in this Prospectus Supplement, that have been audited by KPMG Peat Marwick LLP, independent auditors, as indicated in their report included elsewhere in this Prospectus Supplement. The financial data for the three months ended March 31, 1997 and 1998 have been derived from unaudited financial statements included elsewhere in this Prospectus Supplement. The unaudited financial statements include all adjustments, consisting only of normal recurring adjustments, that the Company considers necessary for a fair presentation of financial position and results of operations for these periods. Operating results for the three months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1998. The unaudited pro forma data set forth below have been derived from the Company's financial statements. The unaudited pro forma financial data gives effect to the Suncoast Acquisition, accounted for as a purchase, as if it had occurred (i) on January 1, 1997 for statement of earnings data and (ii) on March 31, 1998 for balance sheet data. The summary pro forma data is not necessarily indicative of the results that would have been achieved had such transactions been consummated on such dates and should not be construed as representative of future operations. Such pro forma data is subject to the assumptions set forth in the notes to the unaudited pro forma financial statements appearing elsewhere in this Prospectus Supplement. The information presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical and pro forma financial statements, and the notes thereto, set forth elsewhere in this Prospectus Supplement.

                                                          HISTORICAL              PRO FORMA(1)         HISTORICAL      PRO FORMA(1)
                                           ------------------------------------   ------------    --------------------- -----------
                                                          YEAR ENDED DECEMBER 31,                    THREE MONTHS ENDED MARCH 31,
                                           -------------------------------------------------      --------------------------------
                                             1995           1996         1997         1997          1997         1998       1998
                                           --------       --------     --------     --------      --------     --------   --------
                                               (IN THOUSANDS, EXCEPT PERCENTAGES, RATIOS, PER SHARE DATA AND NUMBER OF SHOPPES)
STATEMENT OF EARNINGS DATA:
Total revenue ..........................   $ 25,714       $ 38,267     $ 59,084     $ 78,966     $ 12,357     $ 18,761   $ 24,112
Gross profit ...........................      7,959         11,325       17,611       24,468        3,806        5,467      7,249
General and administrative expense .....      4,565          7,053       10,314       14,129        2,296        3,526      4,370
Operating earnings .....................      3,394          4,272        7,297       10,339        1,510        1,941      2,879
Net earnings ...........................      2,575(2)       2,586        4,429        4,975          881        1,185      1,453
Basic earnings per share ...............         (3)          0.51         0.80         0.89         0.17         0.18       0.23
Diluted earnings per share .............         (3)          0.48         0.78         0.87         0.16         0.18       0.22
Basic weighted average common shares ...         (3)         5,092        5,565        5,565        5,251        6,457      6,457
Diluted weighted average common ........         (3)         5,417        5,694        5,694        5,425        6,649      6,649
shares .................................

NUMBER OF SHOPPES:
Company operations .....................      2,057          3,967        6,166        7,553        4,327        6,870      8,201
Franchise operations ...................      3,455          3,981        3,952        2,565        3,746        3,659      2,328
                                           --------       --------     --------     --------     --------     --------   --------
    Total ..............................      5,512          7,948       10,118       10,118        8,073       10,529     10,529
                                           ========       ========     ========     ========     ========     ========   ========

OTHER DATA:
EBITDA (4) .............................      4,324          6,163       10,589                     2,133        3,223
Interest expense, net ..................        383            375          612                       111          118
Depreciation and amortization ..........        930          1,891        3,292                       623        1,282
Net cash provided by operating .........      2,862          4,216        8,351                     2,968        3,005
  activities ...........................
Net cash (used in) investing ...........     (5,508)        (7,448)     (16,079)                   (3,022)      (6,380)
activities .............................
Net cash provided by (used in)
  financing activities .................      3,879          2,413        8,886                      (104)       3,697

GROWTH RATES:
Revenue growth .........................       46.0%          48.8%        54.4%                        *         51.8%
EBITDA growth (4) ......................      107.0           42.5         71.8                         *         51.1
Operating earnings growth ..............      142.3           25.9         70.8                         *         28.5

MARGINS:
EBITDA margin (4)(5) ...................       16.8%          16.1%        17.9%                     17.3%      17.2%
Operating earnings margin (6) ..........       13.2           11.2         12.4                      12.2       10.3
Net earnings margin (7) ................       10.0            6.8          7.5                       7.1        6.3

RATIOS:
EBITDA to interest expense, net (4) ....      11.3x           16.4x        17.3x                     19.2x      27.3x
Earnings to fixed charges (8) ..........       7.6x            9.3x         9.6x                     10.2x      11.6x
Pro forma ratio of earnings to fixed
  charges (8)(9)  ......................                                    1.3x                                 1.4x

                                                                                                   MARCH 31, 1998
                                                                                    ---------------------------------------------
                                                                                                                   PRO FORMA AS
                                                                                       ACTUAL      PRO FORMA (1)  ADJUSTED (1)(10)
                                                                                    ------------   -------------  ---------------
                                                                                                  (IN THOUSANDS)
BALANCE SHEET DATA:
Working Capital .................................................................   $      3,686   $      5,229   $     18,765
Total assets ....................................................................         44,225         74,268         87,804
Total short-term debt and current portion of long-term debt .....................          1,614          1,614          1,614
Total long-term debt, excluding current portion .................................          6,602         36,645          2,731
Company obligated mandatorily redeemable preferred securities
   of subsidiary trust holding solely junior subordinated debentures (11) .......             --             --   $     50,000
Total stockholders' equity ......................................................         30,874         30,874         30,874

----------

(1) Pro forma data give effect to the Suncoast Acquisition, accounted for as a purchase, as if it had occurred (i) on January 1, 1997 for statement of earnings data and (ii) on March 31, 1998 for balance sheet data. See "Recent Acquisitions."

(2) During the years 1993 through August 1995, the Company and each of the Chicago Toy Company, the Georgia Toy Company, Inland Merchandising, Inc., Lehigh Valley Toy Company, Performance Merchandising, Inc., Southwest Coin Company, Sugarloaf, Ltd. and Sugarloaf Marketing Inc. (the "Affiliated Entities") were organized as either S corporations or a partnership and the taxable income of the Company and the Affiliated Entities was attributable directly to their respective stockholders or partners during such periods. Accordingly, net earnings for 1995 have been adjusted to reflect federal and state income taxes as if such taxes had been incurred for such period at an estimated effective rate of 38%. See Note 1 of Notes to the Company's Financial Statements included herein.

(3) Net earnings per share and weighted average common shares are not presented for 1995 because the Company and each of the Affiliated Entities were organized as S corporations or a partnership. On a pro forma basis, basic and diluted net earnings per share would have been $0.59 and $0.55 and basic and diluted weighted average common shares would have been 4,299,000 and 4,669,000, respectively for 1995. See Note 14 of Notes to the Company's Financial Statements included herein.

(4) EBITDA represents earnings before interest expense, income taxes and depreciation and amortization. EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be considered as an alternative to cash flow or as a measure of liquidity or as an alternative to net earnings as indicative of operating performance. The Company's reported EBITDA may not be comparable to similarly titled measures of other companies. EBITDA, EBITDA growth, EBITDA margin and the ratio of EBITDA to interest expense, net are included herein because management believes they are useful for measuring the Company's ability to service its debt.

(5)  EBITDA margin represents EBITDA divided by total revenue.

(6) Operating earnings margin represents operating earnings divided by total revenue.

(7)  Net earnings margin represents net earnings divided by total revenue.

(8) For purposes of calculating the ratio and pro forma ratio of earnings to fixed charges, earnings consist of income before income taxes, plus fixed charges. Fixed charges consist of the interest expense on all indebtedness and the estimated representative interest factor of rental expense.

(9) The average outstanding debt balances for the year ended December 31, 1997 and the three-month period ended March 31, 1998 were approximately $7.6 million and $6.2 million, respectively, and gross interest expense was approximately $.6 million and $.1 million, respectively. The pro forma ratios assume the refinancing of this indebtedness with a corresponding amount of Junior Subordinated Debentures on January 1, 1997.

(10) As adjusted to give effect to the issuance by the Trust of the 5,000,000 Trust Preferred Securities offered hereby and the receipt by the Company of the proceeds, net of estimated underwriting compensation and other estimated offering expenses, from the corresponding sale of the Junior Subordinated Debentures to the Trust, and the application of the net proceeds therefrom as described under "Use of Proceeds."

(11) The assets of the Trust consist solely of an aggregate principal amount of $51,546,500 of Junior Subordinated Debentures.

  *  Numbers are omitted as prior period has not been presented herein.

                                  THE OFFERING


ISSUER OF TRUST PREFERRED
SECURITIES  . . . . . . . . . . . . . . .    American Coin Merchandising Trust
                                             I (the "Trust")

SECURITIES OFFERED  . . . . . . . . . . .    5,000,000 Trust Preferred
                                             Securities having a Liquidation
                                             Amount of $10.00 per Trust
                                             Preferred Security.  The Trust
                                             Preferred Securities represent
                                             preferred undivided beneficial
                                             interests in the Trust's assets,
                                             which will consist solely of the
                                             Junior Subordinated Debentures and
                                             payments thereunder.

DISTRIBUTIONS . . . . . . . . . . . . . .    The Distributions payable on each
                                             Trust Preferred Security will be
                                             fixed at a rate per annum of ____%
                                             of the Liquidation Amount of
                                             $10.00 per Trust Preferred
                                             Security, will be cumulative, will
                                             accrue from the date of issuance
                                             of the Trust Preferred Securities,
                                             and will be payable quarterly in
                                             arrears on each January 15, April
                                             15, July 15 and October 15,
                                             commencing October 15, 1998
                                             (subject to possible deferral as
                                             described below).  The amount of
                                             each Distribution due with respect
                                             to the Trust Preferred Securities
                                             will include amounts accrued
                                             through each Distribution Date.
                                             See "Description of the Trust
                                             Preferred Securities."

EXTENSION PERIODS . . . . . . . . . . . .    So long as no Debenture Event of
                                             Default (as defined herein) has
                                             occurred and is continuing, the
                                             Company will have the right, at
                                             any time, to defer payments of
                                             interest on the Junior
                                             Subordinated Debentures by
                                             extending the interest payment
                                             period thereon for a period not
                                             exceeding 20 consecutive quarters
                                             with respect to each deferral
                                             period (each an "Extension
                                             Period"), provided that no
                                             Extension Period may extend beyond
                                             the Stated Maturity of the Junior
                                             Subordinated Debentures.  If
                                             interest payments are so deferred,
                                             Distributions on the Trust
                                             Preferred Securities will also be
                                             deferred and the Company will not
                                             be permitted, subject to certain
                                             exceptions described herein, to
                                             declare or pay any cash
                                             distributions with respect to the
                                             Company's capital stock or future
                                             debt securities that rank pari
                                             passu with or junior to the Junior
                                             Subordinated Debentures.  During
                                             an Extension Period, Distributions
                                             will continue to accumulate at the
                                             rate of ____% compounded
                                             quarterly.  Because interest would
                                             continue to accrue and  compound
                                             on the Junior Subordinated
                                             Debentures, to the extent
                                             permitted by applicable law,
                                             holders of the Trust Preferred
                                             Securities will be required to
                                             accrue income for United States
                                             federal income tax purposes and to
                                             pay federal income tax thereon.
                                             See "Description of Junior
                                             Subordinated Debentures--Option to
                                             Defer Interest Payment Period" and
                                             "Material Federal Income Tax
                                             Consequences--Interest Income and
                                             Original Issue Discount."

MATURITY  . . . . . . . . . . . . . . . .    The Junior Subordinated Debentures
                                             will mature on ____________, 2028
                                             which date may be shortened (such
                                             date, as it may be shortened, the
                                             "Stated Maturity") to a date not
                                             earlier than ____________, 2003.
                                             The Company might, for example,
                                             exercise its right to shorten the
                                             maturity of the Junior
                                             Subordinated Debentures under the
                                             circumstances where a Tax Event,
                                             Investment Company Event or other
                                             undesirable  event could be
                                             avoided simply by shortening the
                                             maturity of the Junior
                                             Subordinated Debentures. See
                                             "Description of Junior
                                             Subordinated Debentures--General."

REDEMPTION  . . . . . . . . . . . . . . .    The Trust Securities are subject
                                             to mandatory redemption upon
                                             repayment of the Junior
                                             Subordinated Debentures at their
                                             Stated Maturity or their earlier
                                             redemption at a redemption price
                                             equal to the aggregate Liquidation
                                             Amount of the Trust Securities
                                             plus accumulated and unpaid
                                             Distributions thereon to the date
                                             of redemption.  The Junior
                                             Subordinated Debentures are
                                             redeemable prior to Stated
                                             Maturity at the option of the
                                             Company (i) on or after
                                             ____________, 2003 in whole at any
                                             time or in part from time to time,
                                             or (ii) at any time, in whole (but
                                             not in part), within 90 days
                                             following the occurrence of a Tax
                                             Event or an  Investment Company
                                             Event, in each case at a
                                             redemption price equal to 100% of
                                             the principal amount of the Junior

                                            Subordinated Debentures so redeemed,
                                            together with any accrued but unpaid
                                            interest to the date fixed for
                                            redemption. See "Description of the
                                            Trust Preferred
                                            Securities--Redemption" and
                                            "Description of Junior Subordinated
                                            Debentures--Redemption."

DISTRIBUTION OF JUNIOR
SUBORDINATED DEBENTURES . . . . . . . . .   The Company has the right, subject
                                            to certain limitations, at any
                                            time to dissolve the Trust, and,
                                            after satisfaction of creditors of
                                            the Trust as required by
                                            applicable law, to cause the
                                            Junior Subordinated Debentures to
                                            be distributed to holders of Trust
                                            Preferred Securities in
                                            liquidation of the Trust.  See
                                            "Description of the Trust
                                            Preferred Securities--Distribution
                                            of Junior Subordinated
                                            Debentures."

GUARANTEE . . . . . . . . . . . . . . . .   Taken together, the Company's
                                            obligations under the various
                                            documents described herein,
                                            including the Guarantee Agreement,
                                            provide a full and unconditional
                                            guarantee (the "Guarantee") of
                                            payments by the Trust of
                                            Distributions and other amounts
                                            due on the Trust Preferred
                                            Securities. Under the Guarantee
                                            Agreement, the Company guarantees
                                            the payment of Distributions by
                                            the Trust and payments on
                                            liquidation or redemption of the
                                            Trust Preferred Securities
                                            (subordinate to the right to
                                            payment of Senior Debt and
                                            Subordinated Debt of the Company)
                                            to the extent of funds held by the
                                            Trust.  If the Trust has
                                            insufficient funds to pay
                                            Distributions on the Trust
                                            Preferred Securities (i.e., if the
                                            Company has failed to make
                                            required payments under the Junior
                                            Subordinated Debentures), a holder
                                            of the Trust Preferred Securities
                                            would have the right to institute
                                            a legal proceeding directly
                                            against the Company to enforce
                                            payment on the Junior Subordinated
                                            Debentures.  See "Description of
                                            Junior Subordinated
                                            Debentures--Enforcement of Certain
                                            Rights by Holders of Trust
                                            Preferred Securities," and
                                            "--Debenture Events of Default"
                                            and "Description of Guarantee."

RANKING . . . . . . . . . . . . . . . . .   The Trust Preferred Securities will
                                            rank pari passu, and payments
                                            thereon will be made pro rata, with
                                            the Common  Securities of the Trust
                                            held by the Company, except as
                                            described under "Description of the
                                            Trust Preferred
                                            Securities--Subordination of Common
                                            Securities of the Trust Held by the
                                            Company."  The obligations of the
                                            Company under the Guarantee, the
                                            Junior Subordinated Debentures and
                                            other documents described herein are
                                            unsecured and rank subordinate and
                                            junior in right of payment to all
                                            current and future Senior Debt and
                                            Subordinated Debt of the Company,
                                            the amount of which is unlimited.
                                            The Company will apply a portion of
                                            the net proceeds of this Offering to
                                            pay off the outstanding balance
                                            under the Credit Facility, which was
                                            approximately $41.8 million as of
                                            June 30, 1998.  The Company may
                                            cause additional trust preferred
                                            securities to be issued by trusts
                                            similar to the Trust in the future,
                                            and there is no limit on the amount
                                            of such securities that may be
                                            issued.  The Company has filed with
                                            the Securities and Exchange
                                            Commission a shelf registration
                                            statement which registers up to an
                                            aggregate of $100 million of trust
                                            preferred securities, including the
                                            Trust Preferred Securities offered
                                            hereby.  Such additional trust
                                            preferred securities may be offered
                                            by the Company at any time.  In that
                                            event, the Company's obligations
                                            under the junior subordinated
                                            debentures to be issued to such
                                            other trusts and the Company's
                                            guarantees of the payments by such
                                            trusts will rank pari passu with the
                                            Company's obligations under the
                                            Junior Subordinated Debentures and
                                            the Guarantee, respectively.

VOTING RIGHTS . . . . . . . . . . . . . .   The holders of the Trust Preferred
                                            Securities will have no voting
                                            rights except in limited
                                            circumstances.  Except as provided
                                            below, the affirmative consent of
                                            the holders of at least a majority
                                            of the outstanding Trust Preferred
                                            Securities will be required by the
                                            Trust for amendments to the Trust
                                            Agreement that would affect
                                            adversely the rights or privileges
                                            of the holders of the Trust
                                            Preferred Securities.  The
                                            Property Trustee, the
                                            Administrative Trustees and the
                                            Company may amend the Trust
                                            Agreement
                                             without the consent of holders of
                                             the Trust Preferred Securities to
                                             ensure that the Trust will be
                                             classified for United States
                                             federal income tax purposes as a
                                             grantor trust or to ensure that the
                                             Trust will not be required to
                                             register as an "investment company"
                                             under the Investment Company Act,
                                             even if such action adversely
                                             affects the interests of such
                                             holders. See "Description of the
                                             Trust Preferred Securities--Voting
                                             Rights; Amendment of the Trust
                                             Agreement."

ERISA CONSIDERATIONS  . . . . . . . . . .    Prospective purchasers should
                                             carefully consider the information
                                             set forth under the caption "ERISA
                                             Considerations."

PROPOSED AMEX SYMBOL  . . . . . . . . . .    ACM.Pr.A

USE OF PROCEEDS . . . . . . . . . . . . .    The proceeds to the Trust from the
                                             sale of the Trust Preferred
                                             Securities offered hereby will be
                                             invested by the Trust in the Junior
                                             Subordinated Debentures of the
                                             Company.  The Company will use a
                                             portion of the approximate $47.5
                                             million net proceeds of the
                                             Offering to pay off the
                                             indebtedness outstanding under the
                                             Credit Facility.  The Company will
                                             use the remaining net proceeds for
                                             general corporate purposes.  See
                                             "Use of Proceeds."

                                  RISK FACTORS

   The following risk factors should be considered carefully in addition to the other information contained in this Prospectus before purchasing the Trust Preferred Securities offered hereby.

                     RISK FACTORS RELATING TO THE OFFERING

RANKING OF THE COMPANY'S OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

   All obligations of the Company under the Guarantee, the Junior Subordinated Debentures and other documents described herein are unsecured and rank subordinate and junior in right of payment to all current and future Senior Debt and Subordinated Debt of the Company, the amount of which is unlimited.

   None of the Indenture, the Guarantee, the Guarantee Agreement or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt and Subordinated Debt, that may be incurred by the Company. Further, there is no limitation on the Company's ability to issue additional junior subordinated debentures in connection with any further offerings of trust preferred securities, and such additional debentures would rank pari passu with the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Subordination" and "Description of Guarantee--Status of the Guarantee."

OPTION TO DEFER INTEREST PAYMENT PERIOD

   So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Company has the right under the Indenture to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, quarterly Distributions on the Trust Preferred Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Trust Preferred Securities are entitled will accumulate additional amounts thereon at the rate of _____% per annum, compounded quarterly, from the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, the Company will be prohibited from making certain payments or distributions with respect to the Company's capital stock (including dividends on or redemptions of common or preferred stock) and from making certain payments with respect to any future debt securities of the Company that rank pari passu with or junior in interest to the Junior Subordinated Debentures; however, the Company will not be restricted from (a) paying dividends or distributions in capital stock of the Company, (b) redeeming rights or taking certain other actions under a stockholders rights plan, (c) making payments under the Guarantee or (d) making purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers, employees or consultants. Further, during an Extension Period, the Company would have the ability to continue to make payments on its Senior Debt and Subordinated Debt, if any. Prior to the termination of any Extension Period, the Company may further extend such Extension Period provided that such extension does not cause such Extension Period to exceed 20 consecutive quarters or to extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the annual rate of _____%, compounded quarterly), the Company may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. As a consequence of the Company's deferral of interest payments, holders of the Trust Preferred Securities will not receive cash distributions during such deferral periods (although the Distributions to which holders of the Trust Preferred Securities are entitled will continue to accumulate until payment in full), and the market price of the Trust Preferred Securities is likely to be adversely affected by such deferral. A holder that disposes of such holder's Trust Preferred Securities during an Extension Period, therefore, might not receive the same return on such holder's investment as a holder that continues to hold Trust Preferred Securities. See "Description of the Trust Preferred Securities--Distributions," "Description of Junior Subordinated Debentures--Option to Defer Interest Payment Period," and "Description of Junior Subordinated Debentures--Debenture Events of Default."

TAX CONSEQUENCES OF OPTION TO DEFER INTEREST PAYMENT PERIOD AND OF A DEFERRAL OF INTEREST PAYMENT

   Because the Company has no current plan to exercise its option to defer payments of interest and considers the likelihood of exercising the option to be a remote contingency as of the issue date of the Junior Subordinated Debentures, it is the Company's position that the Junior Subordinated Debentures will be treated as issued without "original issue discount" for United States federal income tax purposes. As a result, holders of Trust Preferred Securities will include interest in taxable income under their own methods of accounting (i.e., cash or accrual). However, if the Internal Revenue Service were to successfully challenge the Company's position, or if the Company exercises its right to defer payments of interest, the holders of Trust Preferred Securities will be required to include their pro rata share of original issue discount in gross income as it accrues for United States federal income tax purposes in advance of the receipt of cash. If the tax authorities successfully asserted that, as of the issue date of the Junior Subordinated Debentures, exercise of the deferment option is not a remote or incidental contingency, interest would be reportable under the contingent payment debt rules of the Treasury Regulations as of the issue date. See "Material Federal Income Tax Consequences--Interest Income and Original Issue Discount." Should the Company elect to exercise its right to defer payments of interest in the future, the market price of the Trust Preferred Securities is likely to be adversely affected. A holder that disposes of such holder's Trust Preferred Securities during an Extension Period, therefore, might not receive the same return on such holder's investment as a holder that continues to hold Trust Preferred Securities. See "Description of Junior Subordinated Debentures--Option to Defer Interest Payment Period."

POSSIBLE TAX LAW CHANGES AFFECTING THE TRUST PREFERRED SECURITIES

   There can be no assurance that future legislation will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event (as defined below), which may permit the Company to cause a redemption of the Trust Preferred Securities. In addition, the Internal Revenue Service (the "Service") recently asserted that interest payable on a security with characteristics and issued in circumstances similar to the characteristics and issuance of the Junior Subordinated Debentures was not deductible for United States federal income tax purposes. The taxpayer in that case has filed a petition in the United States Tax Court challenging the Service's position on this matter. If this matter is litigated and the Tax Court sustains the Service's position, such judicial decision could give rise to a Tax Event which could, in certain circumstances, require the dissolution of the Trust or permit the Company to redeem the Junior Subordinated Debentures. See "Description of the Trust Preferred Securities--Redemption--Tax Event Redemption, Investment Company Event Redemption or Distribution of Junior Subordinated Debentures" and "Description of Junior Subordinated Debentures--Redemption."

REDEMPTION PRIOR TO STATED MATURITY

   The Company may, at its option, on or after ____________, 2003, redeem the Junior Subordinated Debentures in whole at any time or in part from time to time at 100% of the principal amount together with accrued but unpaid interest to the date fixed for redemption and therefore cause a mandatory redemption of the Trust Securities.

   In addition, upon the occurrence and during the continuation of a Tax Event or an Investment Company Event (whether occurring before or after ____________, 2003), the Company has the right, if certain conditions are met, to redeem the Junior Subordinated Debentures in whole (but not in part) at 100% of the principal amount together with accrued but unpaid interest to the date fixed for redemption within 90 days following the occurrence of such Tax Event or Investment Company Event and therefore cause a mandatory redemption of Trust Securities. See "Description of the Trust Preferred Securities--Redemption."

   A "Tax Event" means the receipt by the Company and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such prospective change, pronouncement or decision is announced on or after the original issuance of the Trust Preferred Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

   An "Investment Company Event" means the receipt by the Company and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change becomes effective on or after the original issuance of the Trust Preferred Securities.

   If less than all of the Trust Securities issued by the Trust are to be redeemed on a Redemption Date, then the aggregate Redemption Price for such Trust Securities to be redeemed shall be allocated pro rata to the Trust Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Trust Preferred Securities to be redeemed shall be selected by the Property Trustee from the outstanding Trust Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $10 or an integral multiple thereof) of the Liquidation Amount of Trust Preferred Securities.

POSSIBLE DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF TRUST PREFERRED SECURITIES; RISK OF TAXATION UPON A DISTRIBUTION

   The Company will have the right at any time, subject to certain limitations, to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Preferred Securities in liquidation of the Trust. Because holders of the Trust Preferred Securities may receive Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of the Trust Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of the Trust Preferred Securities--Liquidation Distribution Upon Dissolution" and "Description of Junior Subordinated Debentures." If a Tax Event were to occur which would cause the Trust to be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, a distribution of the Junior Subordinated Debentures by the Trust could be a taxable event to the Trust and the holders of the Trust Preferred Securities. See "Material Federal Income Tax Consequences--Distribution of Junior Subordinated Debentures to Holders of Trust Preferred Securities."

SHORTENING OF STATED MATURITY OF JUNIOR SUBORDINATED DEBENTURES

   The Company will have the right at any time to shorten the maturity of the Junior Subordinated Debentures to a date not earlier than five years from the date of issuance and thereby cause the Trust Preferred Securities to be redeemed on such earlier date. See "Description of Junior Subordinated Debentures--Redemption."

LIMITATIONS ON DIRECT ACTIONS AGAINST THE COMPANY AND ON RIGHTS UNDER THE GUARANTEE

   The Guarantee guarantees to the holders of the Trust Preferred Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Trust Preferred Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the redemption price with respect to any Trust Preferred Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Trust Preferred Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment to the extent that the Trust has funds on hand available therefor at such time (the "Liquidation Distribution") and (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Preferred Securities after satisfaction of liabilities to creditors of the Trust as required by applicable law. The holders of not less than a majority in aggregate Liquidation Amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee Agreement. Any holder of the Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Trust Preferred Securities or otherwise, and, in such event, holders of the Trust Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a debenture
Event of default shall have occurred and be continuing and such event is attributable to the failure of the Company to pay interest on or principal of the Junior Subordinated Debentures on the date on which such payment is due and payable, then a holder of trust preferred securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will have a right of set-off under the Indenture to the extent of any payment made by the Company to such holder of Trust Preferred Securities in the Direct Action. Except as described herein, holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Trust Preferred Securities" and "Description of Guarantee." The Trust Agreement provides that each holder of Trust Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee Agreement and the Indenture.

ABILITY TO MAKE PAYMENTS ON THE TRUST PREFERRED SECURITIES AND JUNIOR SUBORDINATED DEBENTURES

   The ability of the Trust to pay amounts due on the Trust Preferred Securities is solely dependent upon the Company making payments on the Junior Subordinated Debentures as and when required. The Company will have significant interest expense under the Junior Subordinated Debentures. As of June 30, 1998, after giving effect to the Offering and the application of net proceeds therefrom, the Company would have had no indebtedness outstanding under the Credit Facility. In addition, the Indenture does not prohibit the Company from incurring additional indebtedness including indebtedness secured by its assets or properties. While the Company expects that its operating cash flow will be sufficient to cover its expenses including interest costs, there can be no assurance with respect thereto. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

LIMITED COVENANTS; ABSENCE OF SINKING FUND

   The covenants in the Indenture are limited. The Company is not required under the Indenture to meet any financial tests that measure the Company's working capital, interest coverage or net worth in order to comply with the terms of the Indenture. There are no covenants relating to the Company in the Trust Agreement. As a result, neither the Indenture nor the Trust Agreement protects holders of Junior Subordinated Debentures, or Trust Preferred Securities, respectively, in the event of a material adverse change in the Company's financial condition or results of operations, or limits the ability of the Company to incur additional indebtedness. Therefore, the provisions of these governing instruments should not be considered a significant factor in evaluating whether the Company will be able to comply with its obligations under the Junior Subordinated Debentures or the Guarantee. Further, the Junior Subordinated Debentures do not have the benefit of any sinking fund payments by the Company.

LIMITED VOTING RIGHTS

   The holders of the Trust Preferred Securities will have no voting rights except in limited circumstances relating only to the modification of the Trust Preferred Securities and the exercise of the rights of the Trust as holder of the Junior Subordinated Debentures and the Guarantee. Except as provided below, the affirmative consent of the holders of at least a majority of the outstanding Trust Preferred Securities will be required by the Trust for amendments to the Trust Agreement that would affect adversely the rights or privileges of the holders of the Trust Preferred Securities. Holders of Trust Preferred Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, and such voting rights are vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The Property Trustee, the Administrative Trustees and the Company may amend the Trust Agreement without the consent of holders of the Trust Preferred Securities to cure any ambiguity or make other provisions not inconsistent with the Trust Agreement or to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act, even if such action adversely affects the interests of such holders. See "Description of the Trust Preferred Securities--Voting Rights; Amendment of the Trust Agreement" and "--Removal of Trustees."

ABSENCE OF EXISTING PUBLIC MARKET; MARKET PRICES

   There is no existing market for the Trust Preferred Securities. The Company will apply to list the Trust Preferred Securities on the American Stock Exchange. There can be no assurance, however, that an active and liquid trading market for the Trust Preferred Securities will develop or that continued listing of the Trust Preferred Securities will be available on the American Stock Exchange. Although the representatives of the Underwriters have informed the Trust and the Company that the Underwriters intend to make a market in the Trust Preferred Securities offered hereby, the Underwriters are not obligated to do so and any such market making activity may be terminated at any time without notice to the holders of the Trust Preferred Securities. Future trading prices of the Trust Preferred Securities will depend on many factors including, among other things, prevailing interest rates, the operating results and financial condition of the Company, and the market for similar securities. As a result of the existence of the Company's right to defer interest payments on or shorten the Stated Maturity of the Junior Subordinated Debentures, the market price of the Trust Preferred Securities may be more volatile than the market prices of debt securities that are not subject to such optional deferrals or reduction in maturity. There can be no assurance as to the market prices for the Trust Preferred Securities or the listing, or market prices for, the Junior Subordinated Debentures that may be distributed in exchange for the Trust Preferred Securities if the Company exercises its right to dissolve and liquidate the Trust. Accordingly, the Trust Preferred Securities that an investor may purchase, or the Junior Subordinated Debentures that a holder of the Trust Preferred Securities may receive in liquidation of the Trust, may trade at a discount from the price that the investor paid to purchase the Trust Preferred Securities offered hereby.

                      RISK FACTORS RELATING TO THE COMPANY

GROWTH AND MANAGEMENT OF GROWTH

   The Company has recently experienced substantial growth, however, there can be no assurance that the Company will continue to grow at historical rates or at all. The Company has completed 13 acquisitions since January 1, 1996, including eight acquisitions since October 1, 1997. The Company's ability to generate increased revenue and achieve higher levels of profitability will depend upon its ability and the ability of its franchisees to place additional Shoppes in Retail Accounts as well as to maintain or increase the average financial performance of the Shoppes. The Company's ability to place additional Shoppes depends on a number of factors beyond the Company's control, including general business and economic conditions. Installation of additional Shoppes will also depend, in part, upon the Company's ability to secure additional national and regional Retail Accounts and to obtain approval to place additional Shoppes in individual locations of such accounts. The Company, its franchisees and their suppliers also may be unable to place and adequately service additional Shoppes, which could have a material adverse effect on the Company's business, financial condition and results of operations.

   In addition, the Company has limited experience with product offerings beyond skill-cranes and new product offerings (including kiddie rides, bulk vending, redemption equipment and video games) may involve risks and operational requirements different from those of the Shoppes. Accordingly, there can be no assurance that any additional Company product offerings will meet with success or generate significant additional revenue.

   There can be no assurance that the Company will be able to manage its expanding operations effectively or that it will be able to maintain or accelerate its growth. The Company's growth has placed, and is expected to continue to place, significant demands on all aspects of the Company's business, including Shoppe servicing, merchandising, financial and administrative personnel and systems. The Company's future operating results are substantially dependent upon the ability of the Company's officers and key personnel to manage anticipated growth and increased demand effectively; to attract, train and retain additional qualified personnel; and to implement and improve technical, service, administrative, financial control and reporting systems. Either a deterioration in Shoppe performance or the Company's failure to manage growth effectively could adversely and materially affect the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business--Business Strategy" and "--Growth Strategy."

SUBSTANTIAL INDEBTEDNESS; EFFECT OF FINANCIAL LEVERAGE

   The Company intends to use a portion of the proceeds of this Offering to repay the outstanding balance on its Credit Facility, which will result in the Company having approximately $57.0 million available under the Credit Facility, assuming the expected increase in the Credit Facility to $60 million. See "Use of Proceeds." The Company intends to use funds available under the Credit Facility for a number of purposes, including future acquisitions. The use of funds from the Credit Facility could result in the Company incurring indebtedness that is substantial in relation to its stockholders' equity and cash flow. If the Company incurs substantial indebtedness, fixed charges could exceed earnings for the foreseeable future. Substantial leverage poses the risk that the Company may not be able to generate sufficient cash flow to service its indebtedness, or to adequately fund its operations. There can be no assurance that the Company will be able to increase its revenue and leverage the acquisitions it has made to achieve sufficient cash flow to meet its potential debt service obligations. In particular, there can be no assurance that the Company's operating cash flow will be sufficient to meet its debt service obligations under the Credit Facility, if drawn upon. The Company's leverage also could limit its ability to effect future financings or may otherwise restrict the Company's operations and growth.

INTEGRATION OF ACQUISITIONS

   The Company has recently completed a number of acquisitions and intends to continue to acquire other businesses in the future. Acquisitions have placed, and are likely to continue to place, a significant strain on the Company's managerial, operating, financial and other resources. The Company's future performance will depend, in part, upon its ability to integrate its acquisitions effectively, which will require that the Company implement additional management information systems capabilities, further develop its operating, administrative and financial and accounting systems and controls, improve coordination among accounting, finance, marketing and operations, and hire and train additional personnel. Failure by the Company to develop adequate operational and control systems or to attract and retain additional qualified management, financial, sales and marketing and customer care personnel could materially adversely affect the Company's ability to integrate the businesses it has acquired and continues to acquire. While the Company anticipates that it will recognize various economies and efficiencies of scale as a result of its acquisitions and the integration of the businesses it has acquired, the process of consolidating the businesses and implementing integrations, even if successful, may take a significant period of time, will place a significant strain on the Company's resources and could subject the Company to additional expenses during the integration process. Furthermore, the Company's performance will depend on the internal growth generated through acquired operations. As a result, there can be no assurance that the Company will be able to integrate the businesses it has acquired successfully or in a timely manner in accordance with its strategic objectives. Failure to effectively and efficiently integrate acquired businesses could have a material adverse effect on the Company's business, financial condition and results of operations.

TRADE RELATIONS AND DEPENDENCE ON MAJOR ACCOUNTS

   The Company's largest account, Wal-Mart, accounted for approximately 33.5% of total revenue in 1997. Although the Company has entered into a contract with Wal-Mart (which expires on January 1, 2000), national and regional Retail Accounts generally do not enter into long-term contracts with vendors. In individual-location accounts, the Company and its franchisees generally place Shoppes pursuant to oral agreements with location managers. The arrangements of the Company and its franchisees with most of these accounts may be terminated at any time. In addition, Wal-Mart may terminate its contract with the Company under certain limited circumstances. The loss of the Wal-Mart account, or the loss of a significant number of other major accounts, or a significant reduction in the number of Shoppes placed at such accounts, for any reason, could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Operations."

COMPETITION

   The Company competes with a number of regional and local operators of skill-crane machines. Many of these competitors are engaged in aggressive expansion programs, and the Company has experienced and expects to continue to experience intense competition for new locations and acquisition candidates. There can be no assurance that the Company will be able to compete effectively with these companies in the future. The Company's Shoppes also compete with other vending machines and coin-operated amusement devices and seasonal and bulk merchandise for sites within retail locations. There can be no assurance that the Company will be able to maintain its current sites in the retail locations or that it will be able to obtain sites in the future on attractive terms or at all. There also are few barriers to entry in the Company's business, and it would be possible for well-financed vending machine manufacturers or other vending machine operators with existing relationships with Retail Accounts targeted by the Company to compete readily with the Company in certain markets.

DEPENDENCE ON SUPPLIERS AND FOREIGN SOURCING

   Substantially all of the plush toys and other products dispensed from the Shoppes are produced by foreign manufacturers. A majority are purchased directly by the Company from manufacturers in China. The Company purchases its other products indirectly from vendors who obtain a significant percentage of such products from foreign manufacturers. As a result, the Company is subject to changes in governmental policies, the imposition of tariffs, import and export controls, transportation delays and interruptions, political and economic disruptions and labor strikes which could disrupt the supply of products from such manufacturers. Among other things, the loss of China's "most favored nation" status under U.S. tariff laws could result in a substantial increase in the import duty of certain products manufactured in China, which could result in substantially increased costs for certain products purchased by the Company which could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Operations" and "--Suppliers."

   The Company also could be affected by labor strikes in the sea shipping, trucking and railroad industries, all of which the Company utilizes to varying degrees. Although the Company believes that alternative means of transportation would be available for its products in the event of a labor strike affecting a particular mode of transportation, such a disruption could increase the Company's transportation costs and thereby reduce its profit margins in a particular period.

   The Company does not have a long-term supply agreement with any of its crane suppliers. While the Company believes that it will continue to be able to purchase skill-crane machines from existing or alternative suppliers, no assurance can be given that skill-cranes will be available on a cost-efficient basis or that shortages or other disruptions in the Company's sources of supply for skill-crane machines and components would not have a material and adverse effect on the Company's business, financial condition and results of operations. See "Business--Suppliers" and "--Growth Strategy."

SEASONALITY AND VARIABILITY OF RESULTS

   The financial performance of the Shoppes is substantially dependent on the level of retail traffic at such Shoppes' particular location. Accordingly, the business, financial condition and results of operations of the Company can be materially and adversely affected by factors which reduce retail traffic at Shoppe locations. These include numerous factors beyond the Company's control such as weather, labor strikes and other disruptions of the business at Retail Accounts and local and national business and economic conditions. The Company's results are also linked to seasonal increases in foot-traffic at Retail Accounts, and disruptions of past trends, including traditional increases during holiday seasons, could decrease the Company's revenue. As a result, the Company's operating results may vary significantly over time. Accordingly, period-to-period comparisons of its results of operations are not necessarily meaningful and the Company's past results should not be relied upon as an indication of future performance.

CHANGING CONSUMER TRENDS; TECHNOLOGICAL INNOVATIONS

   Consumer preferences are constantly changing and difficult to predict, and consumer interest in the Company's Shoppes or the products dispensed could decline suddenly or other prize-dispensing equipment or amusement devices could replace the Shoppes in consumer preference. The Company's success will depend in part on its ability to offer new and appealing products and on the continuing appeal of its Shoppes' skill-crane format in both existing markets and in new markets into which the Company may expand. There can be no assurance that the use of skill-crane machines and the Company's operating results will not be adversely affected by changing consumer trends.

   The Company's business also is susceptible to advances in the design and manufacture of skill-crane machines and other vending technology. The Company's failure to anticipate or respond adequately to such technological changes could adversely affect the Company's business and results of operations.

GOVERNMENT REGULATION

   The Company's business is subject to federal, state, provincial and local regulations relating to product labeling and safety, coin-operated games and franchising. The Federal Hazardous Substances Act, as amended by the Child Protection Act of 1966, the Child Protection and Toy Safety Act of 1969, the Toy Safety Act of 1984 and the Child Safety Protection Act of 1994 require the labeling of articles which bear or contain a hazardous substance as defined in such statutes. In addition, the Consumer Product Safety Commission may, under such statutes, ban from the market toys or other articles intended for use by children which contain hazardous substances or present a public health or safety hazard, and require the repurchase and reimbursement of certain expenses by the manufacturer of such banned toys or articles. If plush toys or watches dispensed by the Company's Shoppes were to be banned, permanently or temporarily, the Company's business, financial condition and results of operations could be adversely affected.

   The distribution and operation of skill-crane machines may be subject to federal, state, provincial and local regulations, including gaming regulations, which vary from jurisdiction to jurisdiction. Certain jurisdictions may require companies and their key personnel to hold licenses, permits and approvals in connection with the distribution or operation of skill-crane machines. Currently, the Company has obtained all governmental licenses, permits and approvals that it believes are necessary for the distribution and operation of its skill-crane machines. However, no assurance can be given that such licenses, permits or approvals will be given or renewed in the future.
The Company's franchisees are responsible for their own regulatory compliance. The rejection or termination of the Company's or any of its franchisees' licenses, permits or approvals may adversely affect the Company's business, financial condition and results of operations.

   Many states and local jurisdictions lack specific laws and regulations relating to skill-crane machines, and there can be no assurance that existing state or local laws and regulations, including gaming laws and regulations, will not be construed or enforced in the future to prohibit the operation of Shoppes in these jurisdictions or subject the Company and its franchisees to additional regulations or licensing requirements. Also, there can be no assurance that new laws and regulations that prevent or restrict the operation of Shoppes in particular states or local jurisdictions will not be adopted. Any such actions on the part of states or local jurisdictions could have a material adverse effect on the Company's business, financial condition and results of operations, and on its expansion plans.

   As a franchisor, the Company is subject to various federal and state franchise and business opportunity laws and regulations. Although the Company does not currently intend to grant any additional franchises and it believes it is in material compliance with such laws in the states in which the Company has offered and sold franchises, the promulgation of new franchising laws and regulations could adversely affect the Company's business, financial condition and results of operations.

PRODUCT LIABILITY AND INSURANCE

   The Company carries property, liability, workers' compensation and directors and officers liability insurance policies, which it believes are customary for businesses of its size and type. However, there can be no assurance that the Company's insurance coverage will be adequate or that insurance will continue to be available to the Company at reasonable rates. The Company may be subject to claims for personal injuries resulting from the use of its Shoppes or from products and other merchandise dispensed from the Shoppes. To date, the Company has not experienced any material product liability claims or costs, and it currently maintains product liability insurance which it believes to be adequate. The Company's product liability insurance coverage is limited, however, and there can be no assurance that such insurance would adequately cover future product liability costs or claims.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

   The Company has no patents or patent applications pending and relies primarily on a combination of trademark and unfair competition laws, trade secrets, confidentiality procedures and agreements to protect its proprietary rights. The Company owns a number of trademarks that have been registered with the United States Patent and Trademark Office and in Canada, including "SugarLoaf," "Toy Shoppe," "Treasure Shoppe" and "Fun Shoppe" and has four trademark applications pending. In addition, the Company claims common law trademark protection for the mark "A Test of Skill." The Company considers its operations manual, training videos, and other related materials and portions of its licensed methods to be proprietary and confidential, and the terms of the Company's franchise agreements require franchisees to maintain the confidentiality of such information and procedures and to adopt reasonable precautions to prevent unauthorized disclosure of these secrets and information. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's Shoppes and products or to obtain and use information that the Company regards as proprietary. The

Company also may be involved from time to time in litigation to determine the enforceability, scope and validity of proprietary rights. See
"Business--Intellectual Property."

DEPENDENCE ON KEY EMPLOYEES

   The Company's success to date has been dependent in part upon the efforts and abilities of Jerome M. Lapin (its President, Chief Executive Officer and Chairman), W. John Cash (its Vice President, Chief Financial Officer and Treasurer), Randall J. Fagundo (its Vice President of Operations and Secretary), Abbe M. Stutsman (its Vice President of Purchasing and Product Development) and certain other key personnel. The Company's continued success will depend upon its ability to retain a number of its current key employees and to attract, train and retain new key management and operational personnel. There can be no assurance that the Company will be able to retain its existing key employees or attract and retain qualified employees in the future. The Company does not maintain any "key man" insurance. In addition, executives or other employees with knowledge of the Company's operations and policies may leave the Company and establish competitive businesses. There can be no assurance that the Company would be able to effectively enforce non-compete provisions against these individuals. See "Business--Employees" and "Management."

EFFECT OF ANTI-TAKEOVER PROVISIONS

   The Company's Board of Directors has the authority to issue up to 500,000 shares of Preferred Stock and to determine the price, rights, preferences and privileges of those shares without any further vote or action by the stockholders. Such issuance, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. In addition, the Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibit the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The application of Section 203 also could have the effect of delaying or preventing change of control of the Company. Furthermore, certain provisions of the Company's Certificate of Incorporation may have the effect of delaying or preventing changes in control or management of the Company.

                                USE OF PROCEEDS

   All of the proceeds to the Trust from the sale of the Trust Preferred Securities offered by it hereby will be invested by the Trust in the Junior Subordinated Debentures. The net proceeds to the Company from the sale of the Junior Subordinated Debentures are estimated to be approximately $47.5 million (approximately $54.7 million if the Underwriters' over-allotment option is exercised in full) after deducting the estimated underwriting compensation and offering expenses payable by the Company.

   The net proceeds from the Offering will be used to repay the outstanding principal amount of the Company's Credit Facility and for general corporate purposes. The Credit Facility bears interest at the bank's prime interest rate, or at the Company's option, an interest rate based on the current LIBOR rate, and has a final maturity of July 13, 2001. At June 30, 1998, the amount outstanding under the Credit Facility was approximately $41.8 million. Upon the completion of the Offering contemplated hereby and the application of the net proceeds therefrom, the Company will have up to approximately $57.0 million of unused availability based on certain financial ratios pursuant to the Credit Facility. Such unused availability, together with the Company's other available cash resources, will be used to (i) purchase additional skill-crane, bulk vending, kiddie ride and video game equipment and (ii) fund complementary acquisitions of other companies, technology or products. The Company presently has no present commitments or agreements with respect to any such acquisitions, other than the proposed acquisition of Plush 4 Play, Inc. See "Business--Recent Developments." The amounts and timing of such expenditures will depend upon the availability and terms of acquisitions and any related financing and other factors, many of which are beyond the Company's control.

                              ACCOUNTING TREATMENT

   For financial reporting purposes, the Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Company. The Trust Preferred Securities will be presented as a separate line item in the consolidated balance sheet of the Company under the caption "Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures," and appropriate disclosures about the Trust Preferred Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to consolidated financial statements. Estimated underwriting compensation and other estimated offering expenses will be capitalized as a deferred financing cost and amortized over the life of the Junior Subordinated Debentures. For financial reporting purposes, the Company will record Distributions payable on the Trust Preferred Securities and amortization of deferred financing costs as interest expense in the consolidated statements of operations.

   Future reports of the Company filed under the Exchange Act will include a footnote to the financial statements stating that (i) the Trust is wholly owned, (ii) the sole assets of the Trust are the Junior Subordinated Debentures (specifying the principal amount, interest rate and maturity date of such Junior Subordinated Debentures) and (iii) the back up obligations, in the aggregate, constitute a full and unconditional guarantee by the Company of the obligations of the Trust under the Trust Preferred Securities. The Trust will not provide separate reports under the Exchange Act.

                                 CAPITALIZATION

   The following table sets forth the capitalization of the Company as of March 31, 1998 (a) on a historical basis as reported, (b) on a pro forma basis to reflect the Suncoast Acquisition and (c) on an as adjusted basis to give effect to (i) the issuance by the Trust of the 5,000,000 Trust Preferred Securities offered hereby, (ii) the receipt by the Company of the proceeds, net of estimated underwriting compensation and other estimated offering expenses, from the corresponding sale of the Junior Subordinated Debentures to the Trust, and
(iii) the application by the Company of the net proceeds therefrom as described under "Use of Proceeds." The pro forma capitalization is based on, and is subject to, the assumptions set forth in the notes to the unaudited pro forma financial statements appearing elsewhere in this Prospectus. The information presented should be read in conjunction with such pro forma financial statements and the notes thereto.



                                                                                                   MARCH 31, 1998
                                                                                   --------------------------------------------
                                                                                                                   PRO FORMA AS
                                                                                      ACTUAL        PRO FORMA        ADJUSTED
                                                                                   ------------    ------------    ------------
                                                                                        (IN THOUSANDS, EXCEPT SHARE DATA)
Short-term debt and current portion of long-term debt ..........................   $      1,614    $      1,614    $      1,614
Long-term debt, excluding current portion ......................................          6,602          36,645           2,731
Company obligated mandatorily redeemable preferred securities of
  subsidiary trust holding solely junior subordinated debentures (1) ...........             --              --          50,000
Stockholders' equity:
  Preferred Stock, $.10 par value; 500,000 shares authorized,
     none issued actual, pro forma  and pro forma as adjusted ..................             --              --              --
  Common Stock, $.01 par value, 20,000,000 shares authorized; issued and
     outstanding 6,467,903, actual, pro forma and pro forma as adjusted (2) ....             65              65              65
  Additional paid-in capital ...................................................         21,943          21,943          21,943
  Unearned stock option compensation ...........................................            (15)            (15)            (15)
  Retained earnings ............................................................          8,881           8,881           8,881
                                                                                   ------------    ------------    ------------
       Total stockholders' equity ..............................................         30,874          30,874          30,874
                                                                                   ------------    ------------    ------------
       Total capitalization ....................................................   $     37,476    $     67,519    $     83,605
                                                                                   ============    ============    ============

----------

(1) The subsidiary trust is the Trust, which will hold an aggregate principal amount of approximately $51.5 million of the Junior Subordinated Debentures as its sole asset. The Trust Preferred Securities are issued by the Trust. The Junior Subordinated Debentures will bear interest at the rate of ____% per annum and will mature on ____________, 2028, which date may be shortened to a date not earlier than ____________, 2003 if certain conditions are met. The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after ____________, 2003, in whole at any time or in part from time to time, or
    (ii) at any time, in whole (but not in part), within 90 days following the occurrence and continuation of a Tax Event or an Investment Company Event. See "Description of Junior Subordinated Debentures--Redemption." The Company owns all of the Common Securities of the Trust.

(2) Excludes (i) 297,501 shares of Common Stock issuable upon exercise of stock options at a weighted average exercise price of $8.73 per share outstanding as of March 31, 1998 and (ii) 55,000 shares of Common Stock issuable upon exercise of certain warrants which have an exercise price of $8.40 per share.

                     SELECTED FINANCIAL AND OPERATING DATA

   The selected financial data set forth below with respect to the Company's statements of earnings for each of the years in the three-year period ended December 31, 1997 and balance sheets at December 31, 1996 and 1997, have been derived from the financial statements of the Company included elsewhere in this Prospectus Supplement, that have been audited by KPMG Peat Marwick LLP, independent auditors, as indicated in their report included elsewhere in this Prospectus Supplement. The statement of earnings data for the years ended December 31, 1993 and 1994 and the balance sheet data as of December 31, 1993, 1994 and 1995, have been derived from the financial statements audited by KPMG Peat Marwick LLP, which are not included in this Prospectus Supplement. The financial data for the three months ended March 31, 1997 and 1998 are unaudited and have been derived from unaudited financial statements included elsewhere in this Prospectus Supplement. The unaudited financial statements include all adjustments, consisting only of normal recurring adjustments, that the Company considers necessary for a fair presentation of financial position and results of operations for these periods. Operating results for the three months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1998. The data set forth below should be read in conjunction with the financial statements, including notes thereto, included elsewhere in this Prospectus Supplement and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus Supplement.

                                                                                                                  THREE MONTHS
                                                                 YEAR ENDED DECEMBER 31,                         ENDED MARCH 31,
                                           --------------------------------------------------------------   -----------------------
                                              1993         1994         1995         1996         1997         1997         1998
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA AND OPERATING DATA)
STATEMENT OF EARNINGS DATA:
Revenue:
  Vending ..............................   $    6,258   $   11,651   $   17,031   $   30,439   $   52,866   $   10,756   $   17,615
  Franchise and other ..................        4,250        5,963        8,683        7,828        6,218        1,601        1,146
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Total revenue ......................       10,508       17,614       25,714       38,267       59,084       12,357       18,761
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
Cost of revenue:
  Vending ..............................        4,368        8,399       11,701       21,283       37,506        7,599       12,614
  Franchise and other ..................        2,737        4,207        6,054        5,659        3,967          952          680
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Total cost of revenue ..............        7,105       12,606       17,755       26,942       41,473        8,551       13,294
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Gross profit .......................        3,403        5,008        7,959       11,325       17,611        3,806        5,467
General and administrative expense .....        2,854        3,607        4,565        7,053       10,314        2,296        3,526
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Operating earnings .................          549        1,401        3,394        4,272        7,297        1,510        1,941
Interest expense .......................          115          228          383          375          612          111          118
Minority interest ......................           89           62           80           --           --           --           --
Share of (income) loss of equity
  affiliate ............................           24           29           27           --           --           --           --
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Earnings before income taxes .......          321        1,082        2,904        3,897        6,685        1,399        1,823
Income tax expense .....................           --           --          329        1,311        2,256          518          638
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Net earnings .......................          321        1,082        2,575        2,586        4,429          881        1,185
                                           ==========   ==========   ==========   ==========   ==========   ==========   ==========

Basic earnings per share(1) ............                                          $     0.51   $     0.80   $     0.17   $     0.18
Diluted earnings per share (1)..........                                                0.48         0.78         0.16         0.18
Basic weighted average
  common shares (1) ....................                                               5,092        5,565        5,251        6,457
Diluted weighted average
  common shares (1) ....................                                               5,417        5,694        5,425        6,649

Pro forma information:
  Historical net earnings before
      income taxes .....................   $      321   $    1,082   $    2,904
  Pro forma adjustments to earnings
    before taxes .......................                                  1,207
                                                                     ----------
  Pro forma earnings before taxes ......                                  4,111
  Pro forma income tax expense .........          122          411        1,562
                                           ----------   ----------   ----------
  Pro forma net earnings(1)(2) .........   $      199   $      671   $    2,549
                                           ==========   ==========   ==========

NUMBER OF SHOPPES (3):
Company operations .....................          743        1,019        2,057        3,967        6,166        4,327        6,870
Franchise operations ...................        2,148        3,008        3,455        3,981        3,952        3,746        3,659
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Total ..............................        2,891        4,027        5,512        7,948       10,118        8,073       10,529
                                           ==========   ==========   ==========   ==========   ==========   ==========   ==========

                                                                                                                  THREE MONTHS
                                                                YEAR ENDED DECEMBER 31,                          ENDED MARCH 31,
                                           -------------------------------------------------------------    ----------------------
                                              1993         1994         1995         1996         1997         1997         1998
                                           ---------    ---------    ---------    ---------    ---------    ---------    ---------
                                                                (IN THOUSANDS, EXCEPT PERCENTAGES AND RATIOS)
OTHER DATA:
EBITDA (4) ..............................  $     878    $   2,089    $   4,324    $   6,163    $  10,589    $   2,133    $   3,223
Interest expense, net ...................        115          228          383          375          612          111          118
Depreciation and amortization ...........        329          688          930        1,891        3,292          623        1,282
Net cash provided by
  operating activities ..................        774        1,772        2,862        4,216        8,351        2,968        3,005
Net cash (used in) investing activities .     (1,145)      (1,468)      (5,508)      (7,448)     (16,079)      (3,022)      (6,380)
Net cash provided by (used in) financing
  activities ............................        531         (256)       3,879        2,413        8,886         (104)       3,697

GROWTH RATES:
Revenue growth ..........................       35.0%        67.6%        46.0%        48.8%        54.4%           *         51.8%
EBITDA growth (4) .......................       34.9        137.9        107.0         42.5         71.8            *         51.1
Operating earnings growth ...............       19.6        155.2        142.3         25.9         70.8            *         28.5

MARGINS:
EBITDA margin (4)(5) ....................        8.4%        11.9%        16.8%        16.1%        17.9%        17.3%        17.2%
Operating earnings margin (6) ...........        5.2          8.0         13.2         11.2         12.4         12.2         10.3
Net earnings margin (7) .................        3.1          6.1         10.0          6.8          7.5          7.1          6.3

RATIOS:
EBITDA to interest expense, net (4) .....        7.6x         9.2x        11.3x        16.4x        17.3x        19.2x        27.3x
Earnings to fixed charges (8) ...........        3.5x         5.1x         7.6x         9.3x         9.6x        10.2x        11.6x
Pro forma ratio of earnings to fixed
  charges (8) ...........................                                                            1.3x                      1.4x


                                                                  DECEMBER 31,
                                          ----------------------------------------------------------   MARCH 31,
                                             1993        1994        1995        1996        1997        1998
                                          ----------  ----------  ----------  ----------  ----------  ----------
                                                                            (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital ........................  $      350  $      220  $    2,896  $    2,914  $    3,626  $    3,686
Total assets ...........................       3,750       5,539      13,702      19,758      37,077      44,225
Total short-term debt and current
  portion of long-term debt ............       1,157       1,380         557       1,109       1,619       1,614
Total long-term debt, excluding
  current portion ......................       1,078       1,640       1,632       5,059       1,292       6,602
Total stockholders' equity .............         833       1,214       9,007      11,676      30,092      30,874

----------

(1) Net earnings per share and weighted average common shares are not presented for 1995 because the Company and each of the Affiliated Entities were organized as S corporations or a partnership. On a pro forma basis, basic and diluted net earnings per share would have been $0.59 and $0.55 and basic and diluted weighted average common shares would have been 4,299,000 and 4,669,000, respectively, for 1995. See Note 14 of Notes to the Company's Financial Statements included herein.

(2) During the years 1993 through August 1995, the Company and the Affiliated Entities were organized as either S corporations or a partnership and the taxable income of the Company and the Affiliated Entities was attributable directly to their respective stockholders or partners during such periods. Accordingly, net income has been adjusted to reflect federal and state income taxes as if such taxes had been incurred for such period at an estimated effective rate of 38%. See Note 1 of Notes to the Company's Financial Statements included herein.

(3) Shoppes previously owned and operated by the Affiliated Entities, other than Sugarloaf Marketing, are included in Company operations. Shoppes previously owned and operated by Sugarloaf Marketing are included in franchise operations on a historical basis. The number of Shoppes is as of the end of the indicated period.

(4) EBITDA represents earnings before interest expense, income taxes and depreciation and amortization. EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be considered as an alternative to cash flow or as a measure of liquidity or as an alternative to net earnings as indicative of operating performance. The Company's reported EBITDA may not be comparable to similarly titled measures of other companies. EBITDA, EBITDA growth, EBITDA margin and EBITDA to interest expense, net are included herein because management believes they are useful for measuring the Company's ability to service its debt.

(5) EBITDA margin represents EBITDA divided by total revenue.

(6) Operating earnings margin represents earnings from operations divided by total revenue.

(7) Net earnings margin represents net earnings divided by total revenue.

(8) For purposes of calculating the ratio and pro forma ratio of earnings to fixed charges, earnings consist of income before income taxes, plus fixes charges. Fixed charges consist of the interest expense on all indebtedness and the estimated representative interest factor of rental expense.

 *  Numbers are omitted as prior period has not been presented herein.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   The following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward- looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors including those set forth under "Risk Factors" and elsewhere in this Prospectus Supplement. The information presented below should be read in conjunction with the financial statements, including notes thereto, included elsewhere in this Prospectus Supplement.

GENERAL

   The Company and its franchisees own and operate Shoppes that dispense stuffed animals, plush toys, watches, jewelry and other items. The Company's Shoppes are placed in Retail Accounts and similar high traffic locations and the Company typically pays 20-30% of gross revenue to the location owner as a location commission. At March 31, 1998, the Company was operating in 40 states with a national network of 34 offices and there were Company franchisees operating in 20 territories. The Company sells both machines and products vended in the machines to its franchisees and collects continuing royalties ranging from 2% to 5% of its franchisees' gross machine revenue.

   For the year ended December 31, 1997, over 85% of the Company's revenue and gross profit were derived from Company-owned Shoppes. The Company's revenue and gross profit in a particular period is directly related to the number of Shoppes in operation during the period. Management believes that the Company's business is somewhat seasonal, with average revenue per machine per week greater during the Easter and Christmas periods. Vending revenue represents cash receipts from customers using vending machines and is recognized when collected. The cost of vending revenue is comprised of the cost of vended products, location commissions, depreciation and direct service cost.

   Franchise and other revenue represents the Company's percentage of gross vending revenue generated by Shoppes owned and operated by franchisees, as well as product sold to the franchisees. Initial franchise fees have not been material, and the Company currently does not plan to expand its franchise network. Product sold to the franchisees consists of goods to vend in Shoppes. Equipment sales to the franchisees have been done on a pass-through basis from the Company's main suppliers. The Company anticipates that franchise and other revenue will continue to decline in the future as a result of the Company's acquisition of franchises.

   In 1995, the Company terminated its S corporation status. In conjunction with its initial public offering in October 1995, the Company reorganized by acquiring substantially all of the inventory, property and equipment and assuming certain facilities leases and contracts of the Affiliated Entities (the "Reorganization"). All of the Affiliated Entities previously were franchisees of the Company and all except Sugarloaf Marketing were controlled by one or more of Greg Theisen, Abbe Stutsman, Richard Jones and Randall Fagundo and their respective spouses (the "Founders").

   The number of Company-owned and operated Shoppes has risen from 743 to 6,166 from 1993 to 1997, representing a compound annual growth rate of 69.7%. In 1997, the Company had revenue and operating earnings of $59.1 million and $7.3 million, respectively. The Company has experienced 54.0% and 90.9% compound annual growth rates in total revenue and operating earnings, respectively, between 1993 and 1997.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 1998 VS. THREE MONTHS ENDED MARCH 31, 1997

   Revenue

   Total revenue for the first three months of 1998 increased 51.8% to $18.8 million from $12.4 million for the same period in 1997.

   Vending revenue increased $6.9 million or 63.8% for the first three months of 1998 to $17.6 million from $10.8 million for the comparable period in 1997 primarily as a result of a 57.2% increase in the average number of Shoppes in place during the first three months of 1998 compared to the average number in place during the same period in 1997.

   Franchise and other revenue decreased $455,000 or 28.4% to $1.1 million for the first three months of 1998 as compared to the same period in 1997 due to the acquisition of franchises by the Company and a reduction in the number of machines sold to franchisees.

   Cost of Revenue and Gross Profit

   The cost of vending operations for the first three months of 1998 increased $5.0 million or 66.0% to $12.6 million from $7.6 million for the comparable period in 1997. The vending operations' contribution to gross profit for the first three months of 1998 increased to $5.0 million, which represents a 58.4% increase over gross profit from vending operations realized in the same period in 1997. Vending gross profit realized during the first quarter of 1998 was $5.0 million or 28.4% of vending revenue as compared to $3.2 million or 29.4% for the first quarter of 1997. The decline in vending margin resulted primarily from a higher average commission rate paid to locations.

   For the first quarter of 1998, gross profit on franchise and other revenue decreased to $466,000 or 40.7% of franchise and other revenue, as compared to $649,000 or 40.5% of franchise and other revenue for the first quarter of 1997. The increase in gross margin as a percentage of franchise and other revenue resulted primarily from lower 1998 equipment sales to franchisees that are at lower margins.

   Operating Expense

   General and administrative expense for the first three months of 1998 increased $1.2 million to $3.5 million or 18.8% of total revenue, as compared to $2.3 million or 18.6% of total revenue for the comparable period in 1997. The increase in general and administrative expense results primarily from the additional operating and satellite offices opened, including offices acquired through acquisition, by the Company during the past year and additional costs related to adding corporate staff.

   Operating Earnings

   Operating earnings for the first three months of 1998 increased 28.5% to $1.9 million, or 10.3% of total revenue, as compared to $1.5 million, or 12.2% of total revenue for the comparable period in 1997. The increase in operating earnings results primarily from the 57.2% increase in the average number of Shoppes in place during the first three months of 1998 compared to the average number in place for the comparable period in 1997.

   Non Operating Income (Expense)

   Interest expense for the first three months of 1998 increased $7,000 to $118,000 as compared to the same period in 1997. The Company's interest expense is directly related to its level of borrowings and changes in the underlying interest rates.

   Net Earnings and Net Earnings Per Share

   Net earnings for the first three months of 1998 increased 34.5% to $1.2 million, or 6.3% of total revenue, as compared to net earnings of $881,000, or 7.1% of total revenue, for the comparable period in 1997. Diluted earnings per share for the first three months of 1998 increased 12.5% to $0.18, as compared to $0.16 for the first three months of 1997. Diluted weighted average common shares for the first three months of 1998 increased 22.6% to 6,649,240, as compared to 5,424,595 for the comparable period in 1997.

YEAR ENDED DECEMBER 31, 1997 VS. YEAR ENDED DECEMBER 31, 1996

   Revenue

   The Company's total revenue increased 54.4% from $38.3 million in 1996 to $59.1 million in 1997. Vending revenue increased $22.4 million or 73.7% in 1997 to $52.9 million, primarily as a result of a 68.2% increase in the average number of Shoppes in use during 1997 over the average number in use during 1996.

   Franchise and other revenue decreased $1.6 million or 20.6% in 1997 as compared to 1996 due primarily to the acquisition of Company franchises.

   Cost of Revenue and Gross Profit

   The cost of vending operations increased $16.2 million in 1997 to $37.5 million. The vending operations' contribution to 1997 gross profit increased to $15.4 million, which represents a 67.8% increase over gross profit from vending operations realized in 1996. The vending gross profit achieved in 1997 was 29.1% of vending revenue, which represents a decrease from the 30.1% of vending revenue achieved in 1996. The decline in vending margin in 1997 results primarily from a higher commission rate paid to locations in 1997.

   Gross profit on franchise and other revenue in 1997 increased to $2.3 million, or 36.2% of franchise and other revenue, which is 8.5 percentage points higher than the gross margin achieved in 1996. The increase in gross margin as a percentage of franchise and other revenue resulted primarily from lower 1997 equipment sales to franchisees that are at lower margins.

   Operating Expense

   General and administrative expense as a percentage of revenue decreased to 17.5%, as compared to 18.4% of revenue in 1996. The $3.3 million increase in general and administrative expense results primarily from the additional operating and satellite offices opened by the Company during the past year.

   Operating Earnings

   Operating earnings in 1997 increased 70.8% to $7.3 million or 12.4% of total revenue, which are, as a percentage of total revenue, 1.2 percentage points higher than the operating earnings achieved in 1996. The increase in operating earnings results primarily from the 68.2% increase in the average number of Shoppes in place during 1997 compared to average number in place in 1996. The effect of the increase in Shoppes is offset by the 46.2% increase in general and administrative expense experienced in 1997 compared to 1996.

   Non Operating Income (Expense)

   Interest expense increased $237,000 to $612,000 in 1997 as compared to 1996. The Company's interest expense is directly related to its level of borrowings and changes in the underlying interest rates.

   Net Earnings and Earnings Per Share

   Net earnings for the year ended December 31, 1997 were $4.4 million, or 7.5% of total revenue, as compared to net earnings of $2.6 million during 1996. Diluted earnings per share for 1997 increased 62.5% to $0.78, as compared to $0.48 per share in 1996.

YEAR ENDED DECEMBER 31, 1996 VS. YEAR ENDED DECEMBER 31, 1995

   Revenue

   The Company's total revenue increased 48.8% from $25.7 million in 1995 to $38.3 million in 1996. Vending revenue increased $13.4 million or 78.7% in 1996 to $30.4 million as a result of a 95.8% increase in the average number of Shoppes in use during 1996 over the average number in use during 1995. Franchise and other revenue decreased $855,000 or 9.8% in 1996 as compared to 1995 due primarily to the acquisition of Company franchises.

   Cost of Revenue and Gross Profit

   The cost of vending operations increased $9.6 million in 1996 to $21.3 million. The vending operations' contribution to 1996 gross profit increased to $9.2 million, which represents a 71.8% increase over gross profit from vending operations realized in 1995. The vending gross profit achieved in 1996 was 30.1% of vending revenue, which represents a decrease from the 31.3% of vending revenue achieved in 1995. The decrease in vending margin in 1996 results primarily from a higher commission rate paid to locations. Gross profit on franchise and other revenue in 1996 decreased to $2.2 million, or 27.7% of franchise and other revenue, which is 2.6 percentage points lower than the gross margin achieved in 1995. The decrease in gross margin resulted primarily from lower margins realized on equipment sales to franchisees.

   Operating Expense

   General and administrative expense increased $2.5 million in 1996 to $7.1 million or 18.4% of revenue, as compared to $4.6 million or 17.8% of revenue in 1995. The increase in general and administrative expense results primarily from the acquisition of SugarLoaf Marketing and other franchisees, additional operating and satellite offices opened during 1996, the accelerated placement of machines during 1996 and the additional payroll and other costs associated with being a public company. In 1995, general and administrative expense includes $232,000 of commissions paid to two of the Company's founders.

   Operating Earnings

   Operating earnings in 1996 increased to $4.3 million or 11.2% of total revenue, which are, as a percentage of total revenue, 2 percentage points lower than the operating earnings achieved in 1995. The decrease in operating earnings results primarily from the additional operating and satellite offices opened during 1996, the accelerated placement of machines during 1996 and the additional payroll and other costs associated with being a public company.

   Non Operating Income (Expense)

   Interest expense decreased $8,000 to $375,000 in 1996 as compared to 1995. The Company's interest expense is directly related to its level of borrowings and changes in the underlying interest rates.

   Net Earnings and Earnings Per Share

   Net earnings for the year ended December 31, 1996 were $2.6 million, or 6.8% of total revenue. Diluted earnings per share for the year ended December 31, 1996 were $0.48. Prior to October 13, 1995, the Company had elected tax treatment as an S corporation, while the Affiliated Entities were each organized as S corporations, except for Southwest Coin Company which was organized as a partnership. Accordingly, through October 12, 1995, no provisions were made for income taxes since all income, deductions, gains, losses and credits were reported on the tax returns of the owners.

QUARTERLY DATA AND SEASONAL VARIATION

   The Company believes that its revenue tends to be somewhat seasonal, with revenue per machine being higher during the Christmas and Easter holiday seasons due to higher levels of foot traffic at Shoppe locations during those periods. However, the following table does not necessarily reflect seasonal machine-revenue fluctuations because of the number of Shoppes added by the Company during the periods. The following table contains selected unaudited quarterly financial data for 1996, 1997 and the first three months of 1998. The unaudited information has been prepared on the same basis as the audited financial statements appearing elsewhere in this Prospectus Supplement and includes all normal recurring adjustments necessary to present fairly, in all material respects, the information set forth herein.

                                                                             QUARTER ENDED
                                     ----------------------------------------------------------------------------------------------
                                       JUNE 30    SEPT. 30     DEC. 31     MAR. 31    JUNE 30     SEPT. 30    DEC. 31     MAR. 31
                                        1996        1996        1996        1997        1997        1997        1997        1998
                                     ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
Total revenue .....................  $    8,403  $    9,634  $   12,216  $   12,357  $   13,790  $   14,676  $   18,261  $   18,761
Total cost of revenue .............       6,085       6,743       8,489       8,551       9,800      10,342      12,780      13,294
                                     ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Gross profit ....................       2,318       2,891       3,727       3,806       3,990       4,334       5,481       5,467
General and administrative
  expenses ........................       1,671       1,827       2,023       2,296       2,429       2,523       3,066       3,526
                                     ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Operating earnings ..............         647       1,064       1,704       1,510       1,561       1,811       2,415       1,941
Interest expense ..................          45         136         148         111         156         217         128         118
  Earnings before income
    taxes .........................         602         928       1,556       1,399       1,405       1,594       2,287       1,823
Provision for income
  taxes ...........................         229         352         422         518         521         588         627         638
                                     ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Net earnings ....................  $      373  $      576  $    1,134  $      881  $      884  $    1,006  $    1,658  $    1,185
                                     ==========  ==========  ==========  ==========  ==========  ==========  ==========  ==========

Basic earnings per share ..........  $     0.07  $     0.11  $     0.22  $     0.17  $     0.16  $     0.18  $     0.27  $     0.18
Diluted earnings per share ........        0.07        0.11        0.21        0.16        0.16        0.18        0.26        0.18
Basic weighted average common
  shares ..........................       5,082       5,094       5,123       5,251       5,394       5,450       6,158       6,457
Diluted weighted average common
  shares ..........................       5,449       5,459       5,449       5,425       5,452       5,633       6,388       6,649

----------

LIQUIDITY AND CAPITAL RESOURCES

   The Company's primary sources of liquidity and capital resources historically have been cash flows from operations, borrowings under the Company's bank credit facilities and issuances of its Common Stock. These sources of cash flows have been offset by cash used for acquisitions, investment in skill-crane machines and payment of long-term borrowings.

   Net cash provided by operating activities was $8.4 million, $4.2 million and $2.9 million in 1997, 1996 and 1995, respectively. Net cash provided by operating activities was $3.0 million for the three months ended March 31, 1998. The Company anticipates that cash will continue to be provided by operations as additional skill-crane machines are placed in service. Cash required in the future is expected to be funded by existing cash and cash provided by operations, borrowings under the Credit Facility, issuances of Debt Securities or sale of equity securities.

   Net cash used by investing activities was $16.1 million, $7.4 million and $5.5 million in 1997, 1996 and 1995, respectively. Capital expenditures amounted to $12.2 million, $6.1 million and $2.2 million in 1997, 1996 and 1995, respectively, of which $7.2 million, $4.8 million and $1.6 million was used for the acquisition of skill-crane machines. The acquisition of franchisees, other than through the Reorganization in 1995, used $2.6 million, $1.2 million and $160,000 in 1997, 1996 and 1995, respectively. Payments to the persons other than the Founders in the Reorganization were $3.1 million in 1995. Net cash used by investing activities was $6.4 million for the three months ended March 31, 1998 and capital expenditures during the period were $3.8 million, of which $2.8 million was used to acquire skill-crane machines.

   Net cash provided by financing activities was $8.9 million, $2.4 million and $3.9 million in 1997, 1996 and 1995 respectively. The issuance of Common Stock primarily in connection with the Company's follow-on offering in November 1997 provided $13.9 million. The issuance of Common Stock primarily in connection with the Company's initial public offering in October 1995 provided $10.1 million of which $4.5 million was used to pay distributions to the Founders in connection with the Reorganization. Cash of $326,000 was retained by the Affiliated Entities in the Reorganization. Net cash provided by financing activities was $3.7 million for the three months ended March 31, 1998. Other financing activities consist of advances and, in 1995, repayments on the Credit Facility and other debt obligations and S-corporation distributions to owners.

   Under the Credit Facility, the Company may borrow up to $50 million ($60 million after this Offering) at the bank's prime interest rate or, at the Company's option, an interest rate based on the current LIBOR rate. The Credit Facility is available through July 13, 2001 and at June 30, 1998 there was $41.8 million in principal outstanding. The Credit Facility provides that certain financial ratios be maintained and places restrictions on, among other things, the occurrence of additional debt financing and the payment of dividends.

   The Company may use a portion of its capital resources to effect acquisitions. Because the Company cannot predict the timing or nature of acquisition opportunities, or the availability of acquisition financing, the Company cannot determine the extent to which capital resources may be used.

   Management believes the Company's financial condition is strong and that funds generated from operations, and borrowings available under the Credit Facility and the Company's ability to negotiate additional and enhanced credit agreements will be sufficient to meet the Company's foreseeable operating and capital expenditure needs.

RECENT ACCOUNTING PRONOUNCEMENTS

   In June 1997, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards, No. 130, Reporting Comprehensive Income (Statement No. 130), and No. 131, Disclosures About Segments of an Enterprise and Related Information (Statement No. 131), effective for years beginning after December 15, 1997. Statement No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general- purpose financial statements. The Company has not yet adopted Statement No. 130. The Company will comply with the reporting and display requirements under this statement when required. Statement No. 131 establishes standards for reporting information about operating segments and the methods by which such segments were determined. The Company has not yet adopted Statement No. 131. As the Company operates within one industry segment, the reporting of such information is not expected to be significant.

   In February 1998, FASB issued Statement of Financial Accounting Standard No. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits (Statement No. 132), effective for fiscal years beginning after December 15, 1997. Statement No. 132 revises disclosures about pension and other postretirement benefit plans. It does not change the measurement or recognition of those plans. Statement No. 132 standardizes the disclosure requirements and suggests combined formats for presentation of such disclosure. The Company has not yet adopted Statement No. 132. The Company will comply with the reporting requirements under this statement when required.

   In June 1998, FASB issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (Statement No. 133), effective for fiscal years beginning after June 15, 1999. Statement No. 133 establishes accounting and reporting standards for derivative instruments and requires companies to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company has not yet adopted Statement No. 133. The Company believes the accounting and reporting standards required by this statement will not be significant. The Company will comply with the accounting and reporting requirements under this statement when required.

YEAR 2000 COMPLIANCE

   Certain management information systems use two-digit data fields which recognize dates using the assumption that the first two digits are "19" (i.e., the number 98 is recognized as the year 1998). The Company has conducted a comprehensive review of its computer systems to identify systems that are not year 2000 compliant and has developed a plan to resolve any year 2000 issues. The Company also is in the process of verifying whether its major suppliers, service providers and financial institutions are year 2000 compliant. The Company will make any necessary investments in its software and hardware systems and applications to ensure that they are year 2000 compliant. The financial impact to the Company is not anticipated to be material in any single year.

                                    BUSINESS

OVERVIEW

   The Company is the leading owner, operator and franchisor in the United States of coin-operated skill-crane machines that dispense stuffed animals, plush toys, watches, jewelry and other items through a national network of more than 11,000 machines operated by the Company and its franchisees. For up to 50c. a play, customers maneuver the skill-crane into position and attempt to retrieve the desired item in the machine's enclosed display area before play is ended. The Company's Shoppes are placed in supermarkets, mass merchandisers, bowling centers, bingo halls, bars, restaurants and similar locations to take advantage of the regular customer traffic at these locations. The Company utilizes appealing displays of quality merchandise, new product introductions, including Company-designed products, licensed products and seasonal items, and other merchandising techniques to attract new and repeat customers.

   Management believes that owners and operators of national and regional supermarket, mass merchandise and restaurant chain accounts are becoming increasingly aware of the economic benefits of amusement and vending machines, such as the Company's Shoppes, which can provide them greater revenue and profits per square foot than alternative uses of available floor space with minimal expense. The Company believes that the Shoppes' potential economic return, visual appeal, product quality, and the Company's high operational standards are important factors in gaining acceptance of the Company's Shoppes by Retail Accounts.

   The Company was formed in Colorado in July 1988 and was reincorporated in Delaware in July 1995. At the time the Company was founded, certain of the Founders owned and operated entities that operated skill-crane machines. A wholly- owned company of one of the Founders also had licensed the rights to operate similar businesses through license, sale and set-up agreements that were assigned to the Company. The Company was formed to support the license, sale and set-up agreements and to offer additional license, sale and set-up arrangements and franchises in new territories. Shortly after the Company was formed, it began combining the buying power of the affiliated businesses to purchase products and skill-crane machines at lower prices. In 1990, the Company began developing its own territories by directly owning and operating skill-crane machines.

   To continue to expand its operations, on August 31, 1995 the Company purchased substantially all of the inventory, property and equipment and assumed certain facilities leases and contracts of the Affiliated Entities for an aggregate purchase price of approximately $9.0 million. All of the Affiliated Entities previously were franchisees of the Company and all, except Sugarloaf Marketing, were under common control with the Company.

INDUSTRY

   The skill-crane industry has been in existence for over 75 years and is highly fragmented, with the average operator owning 16 machines. Based on analysis of certain industry publications, the Company believes that there are approximately 50,000 units of prize-dispensing equipment in operation nationwide, of which skill-cranes are the most prevalent type. The Company believes that supermarkets, mass merchandisers, bowling centers, bingo halls, bars, restaurants and similar locations represent over 100,000 viable locations for skill-cranes in the United States. Management believes that skill-cranes in the past have been operated principally as amusement devices, dispensing products of minimal retail value. As a result, these machines were typically located in arcades, amusement parks and similar venues catering to adolescents.

BUSINESS STRATEGY

   The Company's business strategy is to differentiate itself from traditional skill-crane operators and to strengthen its position as a leading owner and operator of skill-crane machines in the U.S. The key elements of the Company's business strategy are as follows:

      Quality Products. The Company's Shoppes offer a mix of products, including selected products of higher quality than the carnival-type products traditionally associated with skill-crane and other prize-dispensing equipment. The plush toys offered in the Company's Shoppes are made with 100% polyester fiber fill and high-grade outer covers and the watches include dependable movements. In addition, the Company's Shoppes offer licensed products featuring recognizable characters (such as Looney Tunes and the Winnie-the-Pooh characters) and theme-based items (such as Christmas and Halloween items). All products offered in the Shoppes must adhere to the Company's safety and quality standards.

      Machine Appearance, Merchandise and Merchandising Techniques. The Company's Shoppes are distinctively marked with the SugarLoaf logo and other signage that is readily identifiable with the Company in order to create brand recognition. In addition, the Shoppes are well-lit and are cleaned and serviced regularly to maintain their attractive appearance. The Shoppes contain an appealing mix of products arranged by size, color, shape and type. Products with higher perceived value are prominently displayed, and the Company frequently incorporates new items into the merchandise mix to maintain the Shoppes' fresh appearance. Management believes the Shoppes' appearance and the Company's merchandising techniques are important factors in gaining acceptance of the Company's Shoppes by retailers.

      Product Procurement and Company-Designed Product. The Company controls product cost by purchasing a significant portion of its products directly from manufacturers in large quantities and acquiring merchandise that has been discontinued or is subject to substantial "close-out" discounts. The Company also controls product cost by pre-packing products that it distributes to Company-owned offices and sells to its franchisees for use in filling and merchandising the Shoppes. These pre-packed units include a predetermined mix or "recipe" of different types, sizes, shapes and colors of product which achieve the Company's merchandising objectives while also controlling average product cost. The Company is able to frequently introduce new product in its Toy Shoppes by designing a significant portion of the product and by purchasing licensed and other product from suppliers. Designing products at various price points furthers the Company's objective of controlling product cost. See "--Suppliers--Product."

      Vend Ratio and Revenue Management. The Company closely monitors the revenue per product dispensed, or the Vend Ratio, of each of its Shoppes to maintain customer satisfaction and to optimize Shoppe revenue and profitability. A lower than optimal vend frequency reduces customer satisfaction, resulting in less frequent plays and lower revenue at a given location, while a higher than optimal vend frequency reduces profitability. If the Vend Ratio falls outside of the Company's target range, the route merchandiser can influence various factors affecting the Vend Ratio, including the mix of products by size and weight, the placement of products within the Shoppe's display area, the number of products and the density of the products within the Shoppe. Additionally, the Company monitors each Shoppe's average weekly revenue. If a Shoppe's weekly revenue consistently falls below the Company's minimum weekly revenue goal, the Company will consider relocating the Shoppe.

      Location Selection. The Company concentrates its sales efforts on placing Shoppes in Retail Accounts such as Wal- Mart and Safeway/Vons which have good reputations for quality and attract a high level of foot traffic. Within these accounts, the Company seeks to secure sites with the greatest visibility and accessibility to potential customers. See "--Operations--Account Acquisition, Location Selection and Shoppe Placement."

      Timely Installation and National Operations. The Company provides Retail Accounts with an integrated system of Shoppe and vending installation, maintenance, service and an accounting of revenue and commissions on a local or national basis. Such services have been deployed rapidly across the country to Retail Accounts including Wal-Mart and Safeway/Vons.

      Training. The Company employs a comprehensive training program, including seminars and field training, for its regional managers, general managers and franchisees. It also provides operations manuals, training videos and other materials relating to office management and route merchandising to assure the achievement of the Company's business objectives. See "--Operations--Supervision, Training and Support."

GROWTH STRATEGY

   As of June 30, 1998, the Company owned and operated over 9,200 Shoppes from a national network that consisted of 40 offices with operations in 40 states, which management believes makes the Company the largest national owner and operator of skill-crane machines. The Company believes this network is well positioned to serve the skill-crane operations of supermarkets, mass merchandisers, restaurants, bowling centers, bingo halls, bars, and similar locations, which the Company estimates represent over 100,000 potential crane locations in the United States. The Company believes that owners and operators of these locations are becoming increasingly aware of the economic benefits of amusement and vending machines, such as the Company's Shoppes, which can provide retailers greater revenue and profits per square foot than alternative uses of available floor space, with minimal expense. The Company's growth strategy includes the following:

   o Increase penetration of existing Retail Accounts. The Company and its franchisees are designated skill-crane operators for many regional and national Retail Accounts including Wal-Mart, Safeway/Vons, Kroger, AMF Bowling Centers, Fred Meyer Stores and franchised Denny's. The Company believes opportunities exist to increase penetration within its existing Retail Accounts.

   o Target marketing efforts towards new large Retail Accounts. The Company believes the attractive economic returns its Shoppes offer and its demonstrated success with installing and operating a significant number of Shoppes in Retail Accounts such as Wal-Mart, Safeway/Vons, AMF Bowling Centers and Fred Meyer Stores will allow it to successfully target new national and regional Retail Accounts.

   o Capitalize on relationships with existing Retail Accounts. The Company believes it can capitalize on its existing relationships with Retail Accounts to expand the number and type of amusement and vending machines it offers at each location. The Company has introduced multiple Shoppes at individual locations. In addition, the Company has begun to place complementary vending machines, including kiddie rides, bulk vending and video games at existing locations.

   o Acquire franchisees and other complementary vending businesses. The Company has completed 13 acquisitions since January 1, 1996, including eight acquisitions since October 1, 1997 acquiring over 2,300 Shoppes, significant franchised territories and bulk vending and kiddie ride businesses (see "--Recent Acquisitions"). The Company plans to pursue acquisition opportunities in order to increase the number of Company-owned machines and to acquire franchised territories and to add other complementary businesses to the Company's product lines.

   The Company plans to increase the number of Shoppes it owns and operates by an average of at least 1,400 for 1999 and 2000 through a combination of acquisitions and new Shoppe placements. The Company believes that the Shoppes' potential economic return, visual appeal, product quality and the Company's high operational standards are important factors in gaining acceptance of the Company's Shoppes by Retail Accounts. The Company operates four types of
Shoppes: (i) the Toy Shoppe which primarily dispenses plush toys and other toys, (ii) the Treasure Shoppe which dispenses items such as jewelry and watches, (iii) the Beanie Bag Shoppe which dispenses beanie-bag type stuffed toys and (iv) the Fun Shoppe which dispenses small toys, novelty items and candy. Over 60% of the Company's Shoppe placements have been Toy Shoppes, which the Company purchases new for an average price of $3,600. In 1997, a Toy Shoppe averaged over $12,100 in revenue and over $4,200 in cash profit contribution (revenue minus cost of vended products, location commission and direct service cost). Historically, skill-cranes are generally available for installation within two to four weeks of ordering from the manufacturer, and can be quickly rolled out on a national basis over a one year period, as was done in the first year after the signing of the Wal-Mart contract in 1996 with over 1,000 new skill-crane placements.

RECENT ACQUISITIONS

  Since October 1, 1997, as part of the Company's growth strategy, it has completed the eight acquisitions described below:

   o Three Rivers Toy Company. The Company's former franchisee for portions of Pennsylvania, including 83 Shoppes, was purchased in October 1997 for approximately $0.2 million

   o Quality Amusements Corp. and Quality Entertainment Corp. A bulk vending and kiddie ride company with operations in Illinois, Indiana, Wisconsin, Missouri and Iowa was purchased in November 1997 for approximately $2.0 million.

   o Creative Coin of Arizona, Inc. The Company's former franchisee for Arizona, including 146 Shoppes, was purchased in December 1997 for approximately $1.5 million.

   o Tejas Toy Corporation. The Company's former franchisee for portions of Texas, including 250 Shoppes, was purchased in January 1998 for approximately $2.4 million.

   o McCathren Vending Co. A bulk vending company operating 4,800 pieces of bulk vending equipment throughout Colorado, Utah and Wyoming was purchased in March 1998 for approximately $1.2 million.

   o American Coin Company of Minneapolis. A skill-crane company in Minnesota, including 90 shoppes, was purchased in May 1998 for approximately $0.3 million.

   o Chilton Vending Co. An owner and operator of simulator and traditional video games, skill-cranes and redemption equipment located in portions of Kansas and Missouri was purchased in June 1998 for approximately $4.0 million.

   o Suncoast Acquisition. The Company's franchisees for portions of Washington, Oregon and Florida, including 1,388 Shoppes, were purchased in June 1998 for approximately $30.0 million.

RECENT DEVELOPMENTS

   o Plush 4 Play Acquisition. In July 1998, the Company entered into the Plush 4 Play Agreement to acquire Plush 4 Play for a base purchase price of $6.8 million and a contingent earn-out of up to $2.7 million, subject to certain adjustments. Plush 4 Play has skill-crane placement agreements with several national Retail Accounts, including Shoney's, Inc. and Friendly's Ice Cream Corporation. Presently, 614 skill-cranes are operated at such Retail Accounts pursuant to agreements between Plush 4 Play and independent third party operators. Plush 4 Play is a party to placement agreements which cover an aggregate of 178 additional Retail Account locations which do not currently have an installed skill-crane. Plush 4 Play also sells pre-packaged plush toys and animals to the skill-crane industry. The Plush 4 Play Agreement contains certain closing conditions which must be satisfied by Plush 4 Play and the Company before the acquisition can occur. While the Company believes the Plush 4 Play acquisition will close in September 1998, there can be no assurance that the acquisition will close by such date, if at all. Pursuant to the terms of the Plush 4 Play Agreement, the Company will (i) operate certain skill-crane machines in certain Retail Accounts under the terms of agreements between Plush 4 Play and such Retail Accounts prior to the closing of the Plush 4 Play acquisition, and (ii) be assigned the rights to place skill-crane machines in certain Retail Accounts if the Plush 4 Play acquisition does not close.

   o Increased Credit Facility. Upon the completion of this Offering and the application of the net proceeds therefrom, the Company's Credit Facility will increase from $50 million to up to $60 million, and the Company will have up to approximately $57.0 million of unused availability under the Credit Facility, based upon certain financial ratios. See "Use of Proceeds."

   o Shelf Registration of Trust Preferred Securities. In addition to the Offering contemplated hereby, the Company has filed with the Securities and Exchange Commission a shelf registration statement which registers up to an aggregate of $100 million of trust preferred securities (including the Trust Preferred Securities offered hereby). Such additional trust preferred securities may be offered by the Company at any time.

SHOPPES

   The Company has sought to position its Shoppes as an entertaining way to "purchase" quality products. Management believes that the quality of the Shoppes' products and the entertainment and amusement afforded by their skill-crane format have broad appeal to adults and adolescents. While skill-crane machines have been in operation for 75 years, the Company has incorporated into its Shoppes several improvements and refinements. The Company increased the size of the Shoppes to enhance their visibility and to display and vend more products and created bright, distinctive signage which is readily identifiable with the Company. The Company also added exterior lighting, brightened interior lighting and selected exterior colors of the machines to attract and focus customer attention on the products in the Shoppes. In addition, the Company has upgraded the Shoppes' operating mechanisms to achieve consistency of play and reliability of performance.

   The SugarLoaf Toy Shoppe has been operated by the Company since its inception. The Company introduced the SugarLoaf Fun Shoppe in 1993, the SugarLoaf Treasure Shoppe in 1994 and the SugarLoaf Beanie Bag Shoppe in 1997. Management believes that the introduction of new types of skill-crane machines has enabled the Company to capitalize on its current routes and existing relationships by placing additional machines in existing locations, thereby increasing revenue at each location with little incremental service costs. The introductions of SugarLoaf Treasure Shoppes, SugarLoaf Fun Shoppes and SugarLoaf Beanie Bag Shoppes are typically made in locations where a SugarLoaf Toy Shoppe is already located. Currently the Company operates four types of Shoppes as described below.

   The SugarLoaf Toy Shoppe. The SugarLoaf Toy Shoppe features a play price of 50c. and dispenses plush toys and other toys. The estimated retail values of products offered in the SugarLoaf Toy Shoppe generally range from $4.00 to $30.00. As of June 30,1998, the Company and its franchisees were operating approximately 7,671 SugarLoaf Toy Shoppes.

   The SugarLoaf Treasure Shoppe. The SugarLoaf Treasure Shoppe features a play price of 50c. and dispenses jewelry, watches, bolo ties and belt buckles. The SugarLoaf Treasure Shoppe improves upon traditional skill-crane machines of this type by dispensing products with estimated retail values ranging from $4.00 to $30.00 instead of carnival-type merchandise of low retail value. As of June 30, 1998, the Company and its franchisees were operating approximately 1,589 SugarLoaf Treasure Shoppes, approximately 90% of which were placed within locations in which another Shoppe was already in operation.

   The SugarLoaf Beanie Bag Shoppe. During 1997 the Company converted a substantial portion of its SugarLoaf Fun Shoppes into SugarLoaf Beanie Bag Shoppes and purchased additional SugarLoaf Beanie Bag Shoppes. The SugarLoaf Beanie Bag Shoppe features a play price of 50c. and dispenses beanie-bag type stuffed toys with estimated retail values ranging from $3.00 to $6.00. As of June 30, 1998, the Company and its franchisees were operating 1,629 SugarLoaf Beanie Bag Shoppes.

   The SugarLoaf Fun Shoppe. The SugarLoaf Fun Shoppe features a play price of 25c. and dispenses small toys, novelty items and candy. The SugarLoaf Fun Shoppe is designed to appeal primarily to adolescents and young adults. The estimated retail values of products offered in the SugarLoaf Fun Shoppe are generally under $5.00. Because the retail value of the products offered in the SugarLoaf Fun Shoppe are generally lower than the products offered in the SugarLoaf Toy Shoppe, the SugarLoaf Treasure Shoppe and the SugarLoaf Beanie Bag Shoppe, the SugarLoaf Fun Shoppe dispenses more frequently than the Company's other Shoppes, including certain SugarLoaf Fun Shoppes which operate until a player wins a prize. As of June 30, 1998, the Company and its franchisees were operating approximately 675 SugarLoaf Fun Shoppes.

   The following chart indicates the number of Company-owned Shoppes in operation at the indicated date:

                          DECEMBER 31, 1995      DECEMBER 31, 1996      DECEMBER 31, 1997       JUNE 30, 1998
                         ------------------      ------------------     ------------------    -----------------
TYPE                     NUMBER     PERCENT      NUMBER     PERCENT     NUMBER     PERCENT    NUMBER    PERCENT
----                     ------     -------      ------     -------     ------     -------    ------    -------
Toy Shoppes               1,291       62.7%      2,699       68.0%      3,831        62.1%    6,033      65.5%
Treasure Shoppes            357       17.4         542       13.7       1,016        16.5     1,360      14.8
Beanie Bag Shoppes           --         --          --         --       1,156        18.8     1,629      17.7
Fun Shoppes                 409       19.9         726       18.3         163         2.6       187       2.0
                          -----      -----       -----      -----       -----       -----     -----     -----
     Total                2,057      100.0%      3,967      100.0%      6,166       100.0%    9,209     100.0%
                          =====      =====       =====      =====       =====       =====     =====     =====

OPERATIONS

  Management believes that the Company's operations program provides for efficient and cost-effective purchasing and distribution of product. In addition, the Company and its franchisees have a route-servicing system that facilitates the development of a good working relationship with location managers in regional and national chain accounts. The Company offers its franchisees the same software management tools, training programs and product and machine purchasing programs used by the Company, and they are required to use substantially the same procedures, systems and methods the Company employs in its own operations.

  Retail Accounts. Currently, the Company's Shoppes are located, in order of prevalence, in supermarkets, mass merchandisers, restaurants, bingo halls, bars and similar locations. The Company is focusing on placing Shoppes in national and regional Retail Accounts to take advantage of the regular customer traffic at these locations. The following chart identifies some of the Company's Retail Accounts:

                                 RETAIL ACCOUNTS

------------------------------------------------------------------------------------------
  SUPERMARKETS        MASS MERCHANDISERS        RESTAURANTS                   OTHER
----------------    ---------------------  --------------------    -----------------------
Kroger              Wal-Mart               Denny's (franchised)    AMF Bowling Centers
Safeway/Vons        Kmart                  Ponderosa Steak House   Brunswick Bowling Centers
Fred Meyer Stores                          Bonanza Steak Houses    Truckstops of America
Cub Foods                                                          Flying J Truckstop
Smith's                                                            76 Truckstops

   The Company or its franchisees provide the Shoppes and pay for certain installation costs, while the retailer provides a site within the location and electrical power. The retailers are paid commissions based upon a percentage of gross revenue, which for the period ended March 31, 1998 generally ranged from 20% to 30%, depending on the dollar volume, number of Shoppes installed and total number of locations the retailer controls. Management believes that national and regional supermarket, mass merchandise and restaurant-chain accounts are increasingly aware of the economic benefits of amusement and vending machines such as the Company's Shoppes, which can provide retailers greater revenue per square foot than alternative uses of available floor space.

   In individual-location accounts, the Company and its franchisees generally place Shoppes pursuant to oral agreements with location managers. While the Company has written agreements with certain major Retail Accounts, the Company and its franchisees also have placed Shoppes in national and regional Retail Accounts pursuant to oral or other agreements, which may be terminated at anytime. Management believes that the Company and its franchisees generally have good relations with their retail accounts.

   Account Acquisition, Location Selection and Shoppe Placement. The Company acquires new individual-location accounts for the placement of its Shoppes through regional sales managers and field office general managers. To augment its field office general managers' account acquisition activities, the Company began a concerted marketing effort in August 1994 to national and regional chain accounts and has entered into new agreements with national and regional supermarket and mass merchandise chain accounts covering the placement of Shoppes within the locations of such accounts. In August 1996, the Company signed an agreement with Wal-Mart appointing the Company as the principal operator of skill-crane vending machines for Wal-Mart through January 1, 2000. At June 30, 1998, the Company had installed more than 2,670 Shoppes in approximately 1,370 Wal-Mart stores nationwide. The Company's largest account, Wal-Mart, accounted for approximately 33.5% of total revenue in 1997. In January 1997, the Company signed a three-year agreement with Safeway that designated the Company and its franchisees as Safeway's domestic skill-crane operator. At June 30, 1998, the Company and its franchisees had installed more than 580 Shoppes in approximately 500 Safeway stores nationwide. In September 1997, the Company signed a three-year agreement with AMF Bowling Centers, Inc. As of June 30, 1998, the Company and its franchisees had installed more than 500 Shoppes in approximately 150 AMF Bowling Centers nationwide.

   Once the Company enters into a national or regional chain account agreement, it contacts each location manager to arrange for a review of the location to confirm its suitability and to obtain the manager's agreement to the placement of one or more Shoppes within the location. The Company and its regional sales manager or franchisee work together to place Shoppes at national and regional chain account locations.

   For accounts other than national chain accounts, the Company's regional sales and general managers identify viable locations, contact the location's owner or manager to confirm the suitability of the location and obtain the owner's or manager's agreement to the placement of the Shoppes and related compensation arrangements. The suitability of a location is based upon a thorough assessment by the Company, including an analysis of the surrounding trade area in order to determine the neighborhood demographics, local regulations, the level of overall retail activity and the cost- effectiveness of servicing the location through existing route merchandisers. The Company also reviews each site within the location for its visibility and accessibility to customers.

   The Company and its franchisees compete for limited sites within supermarkets with purveyors of seasonal and specialty items and with owners and operators of other amusement and vending machines. The Company's Shoppes also compete with vending machine and coin-operated amusement device operators for sites in mass merchandise and restaurant chains, bowling centers and other locations. Competition for such sites is based primarily on the amount of revenue to the location owner that can be generated by a particular use of a site. Management believes that the revenue potential of the Company's Shoppes compares favorably to that of competing uses for available sites within retail locations.

   Other Vending. The Company has introduced new types of complementary vending and amusement machines at existing Shoppe locations which management believes will expand the potential customers for the Company. In April 1997, the Company signed a three-year agreement with Safeway that made the Company and its franchisees Safeway's domestic coin- operated kiddie ride operator. As of June 30, 1998, the Company and its franchisees had approximately 980 kiddie rides in Retail Accounts nationwide. In November 1997, the Company purchased the assets of Quality Amusements Corp. and Quality Entertainment Corp., operators of bulk vending machines and kiddie rides. In March 1998, the Company purchased the assets of McCathren Vending Co., another operator of bulk vending machines. Bulk vending refers to the sale of unsorted confections, nuts, gumballs, toys and novelty items (in or out of capsules) selected by the customer and dispensed through vending machines. As of June 30, 1998, the Company and its franchisees had approximately 6,880 pieces of bulk vending equipment in operation. In June 1998, the Company acquired the assets of Chilton Vending Co., an operator of simulator and traditional video games, skill-cranes and redemption equipment. As of June 30, 1998, the Company had approximately 650 simulator and traditional video games in operation. From time to time, the Company has placed, and may continue to place in the future, other types of coin-operated vending machines in retail accounts in order to leverage the Company's existing national distribution and service network.

   Supervision, Training and Support. The Company's area directors are primarily responsible for training the Company's regional managers and the regional managers are responsible for training the general managers and for on-going support and supervision of the Company's field offices.

   Each Company field office is managed by a general manager who is responsible for the management of the office, including inventory management, and training and monitoring route merchandisers. The Company has developed a comprehensive training program for office general managers and franchisees covering office management, new account acquisition, inventory control, route merchandising, site selection, machine servicing and all other aspects of the operation of the business. The general managers attend training programs and receive ongoing field training. The Company considers its route merchandisers to be a key element of its merchandising efforts. The Company's general managers provide training of route merchandisers in all aspects of route management, machine servicing, revenue collection, Vend Ratio monitoring and product merchandising. See "--Employees."

   Route Merchandising. Frequent, regular and reliable service and support is an important element in the operation of the Company's Shoppes. The Company's route merchandisers and franchisee personnel are trained to perform regularly scheduled merchandising and service procedures. A route merchandiser has a route consisting of 10 to 33 locations, depending upon volume, which are visited and serviced two to 10 times per week. The route merchandiser cleans and services the Shoppe, takes inventory of the Shoppe, replaces product as needed, monitors the Vend Ratio and arranges the product within the Shoppe in accordance with the Company's merchandising techniques. The route merchandiser records the number of units of product placed in the machines and the number of plays from nonresettable meters. The meter readings are subsequently reconciled against actual collections. All collections are delivered to and verified by a field office for deposit.

   Inventory Management and Distribution. The Company's distribution system is designed to allow efficient and cost- effective distribution of its product to Company field offices and franchise offices. After the product is procured from the Company's suppliers, it is shipped to one of two distribution centers where it is sorted and pre-packed. The Company maintains inventory for the products offered through its Toy Shoppes in a public warehousing facility in Seattle, Washington and in its regional distribution warehouse centers in Atlanta, Georgia, Chicago, Illinois and Allentown, Pennsylvania. An inventory of products offered in Treasure Shoppes and Fun Shoppes is maintained in the Company's warehouse in Boulder, Colorado. The Company communicates appropriate product mix requirements to the warehouses on a weekly basis. The warehouses sort the products according to the Company's specified mix requirements and pack the product for each type of Shoppe into pre-packed units for shipment to Company field offices and franchises on a weekly basis.

   At June 30, 1998, the Company was operating in 40 states through a national network of 40 offices. The field offices average approximately 2,500 square feet and comprise a small office area and a warehouse area where out-of-service Shoppes are repaired and product inventory is maintained. Part of the route merchandisers' daily route servicing responsibilities is to distribute product to Shoppes. Pre-packing aids in controlling product cost and facilitates new product introductions. Pre-packing also substantially reduces the warehouse space required for inventory, allowing the Company-owned and franchise offices to service a greater number of Shoppes without a commensurate increase in warehouse space. In addition, pre-packing significantly reduces the time general managers and franchise personnel spend on inventory management, which allows more time for acquiring new accounts and monitoring the quality of Shoppe merchandising in the field.

   Management Information Systems. The Company's management information system utilizes customized software for monitoring field office and franchisee Shoppe results. The software allows the Company to monitor individual Shoppe placements, Shoppe revenue, Vend Ratio and tax and commission payments through reports generated at the Company field offices. The software also allows the Company to monitor total Shoppe revenue, average Shoppe revenue, Shoppes on location and Vend Ratio and to determine franchisee royalty payments for franchise offices.

MERCHANDISING

   Merchandising Mix. The Company offers merchandise for the Shoppes in pre-pack bags along with bulk merchandise. The pre-pack bags include an assortment of exclusive SugarLoaf designs, along with licensed and other domestic goods. The merchandise variety is regularly updated, and the Company offers at least 1,500 new items each year. Seasonal goods are placed in Shoppes for all major holidays.

   New Designs. The Company works with several free-lance designers and creates at least 300 new, exclusive designs each year which can only be obtained through the SugarLoaf Toy Shoppes. The Company also creates several theme product collectibles and many players attempt to retrieve all of the products in the series.

   Merchandise Sourcing and Vendor Relationships. The Company purchases product from several overseas factories and has developed good relationships with these suppliers over the past ten years. The Company also utilizes several domestic sources and attempts to take advantage of licensed and closeout merchandise.

SUPPLIERS

   Product. The Company maintains a purchasing and development staff at its corporate headquarters and contracts with foreign and domestic manufacturers and outside vendors for its supply of products. The SugarLoaf Toy Shoppes offer a combination of Company-designed products that are manufactured to the Company's specifications and "off the shelf" products available from foreign manufacturers and third-party vendors. Since 1988, all Company-designed toys have been manufactured to its specifications by foreign manufacturers. Currently, the Company relies on multiple manufacturers in China to produce its custom designs, each of whom has the capability to produce a range of the toys required by the Company. Decisions regarding the choice of manufacturer are based on price, quality of workmanship, reliability and the ability of a manufacturer to meet the Company's delivery requirements.

   Shoppes. The Company currently purchases Shoppes from three principal approved crane manufacturers and may seek to add new suppliers. Management believes that suitable skill-crane machines are available from a number of domestic and foreign manufacturers.

FRANCHISE RELATIONS

   As of June 30, 1998, the Company had franchise agreements in effect with franchisees covering 16 territories in the U.S. and one territory in British Columbia, Canada covering, in the aggregate, 2,355 Shoppes. The Company does not currently intend to grant any additional franchises. In the event any franchisee proposes to transfer to any third party its SugarLoaf business or any rights or interests granted by the franchise agreement, the Company has up to 45 days to exercise a right of first refusal to purchase such business, rights or interests on the same terms and conditions as the franchisee's proposed transfer of such business rights or interests.

EMPLOYEES

   As of June 30, 1998, the Company had a total of 671 employees, including 56 employees at its headquarters in Boulder, Colorado. None of the Company's employees are represented by labor unions or covered by any collective bargaining contract. Management believes it has a good relationship with the Company's employees.

   Generally, each of the Company's field offices employs approximately 5 to 35 persons, including a general manager, an office assistant and an adequate number of route merchandisers to properly service the Company's Shoppes. The general manager is responsible for the daily operations of the office, monitoring route merchandisers and acquiring new accounts. The regional managers oversee the operations of the Company field offices and report directly to the Company's area directors.

   The Company has an incentive bonus program pursuant to which regional managers and field office personnel may be eligible to receive incentive compensation based on office and route profitability. Management believes that this program rewards excellence in management, gives field office personnel an incentive to improve operations and results in an overall reduction in the cost of operations. In addition, regional field managers and other corporate personnel are eligible to receive options to purchase shares of Common Stock subject to ongoing service requirements.

PROPERTY

   The Company's principal executive offices are located at 5660 Central Avenue, Boulder, Colorado, where the Company, its Treasure and Fun Shoppe fulfillment warehouse facilities and the Denver, Colorado operation occupy approximately 28,000 square feet of office and warehouse space under a lease that expires January 28, 2003. The Company also is a party to 42 other leases which are used for office and warehouse space which average approximately 2,500 square feet, provide for monthly rental payments ranging from $275 to $3,930 and expire at various times over the period July 31, 1998 to January 31, 2001. The Company believes that its facilities are adequate for its current needs and for the anticipated expansion of its business.

THE TRUST

  The Trust is a statutory business trust created under Delaware law pursuant to (i) the trust agreement of the Trust among the Company, as depositor, the Delaware Trustee and an Administrative Trustee and (ii) the filing of a Certificate of Trust with the Delaware Secretary of State on July 22, 1998.
The Trust's business and affairs are conducted by the Property Trustee, the Delaware Trustee and two individual Administrative Trustees who are officers of the Company. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Company and (iii) engaging in only those other activities necessary, advisable or incidental thereto. The Junior Subordinated Debentures will be the sole assets of the Trust and payments by the Company under the Junior Subordinate Debentures and the Expense Agreement will be the sole revenues of the Trust. All of the Common Securities will be owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities, except that upon the occurrence and during the continuance of an event of default under the Trust Agreement resulting from an event of default under the Indenture, the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. See "Description of the Trust Preferred Securities--Subordination of Common Securities of the Trust Held by the Company." The Company will acquire Common Securities in an aggregate liquidation amount equal to approximately 3% of the total capital of the Trust. The Trust has a perpetual existence but may be terminated as provided in the Trust Agreement.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

   The executive officers and directors of the Company as of June 30, 1998 were as follows:

    NAME                       AGE  POSITION
    ----                       ---  --------
    Jerome M. Lapin..........   68   President, Chief Executive Officer and Chairman of
                                     the Board of Directors
    W. John Cash.............   51   Vice President, Chief Financial Officer and
                                     Treasurer
    Randall J. Fagundo.......   38   Vice President of Operations, Secretary and
                                     Director
    Abbe M. Stutsman(1)......   45   Vice President of Purchasing and Product
                                     Development and Director
    Richard D. Jones(2)......   57   Director
    J. Gregory Theisen.......   52   Director
    Jim D. Baldwin(1)........   65   Director
    John A. Sullivan(1)(2)...   43   Director

--------------------------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

   Jerome M. Lapin has served as President, Chief Executive Officer and a Director since January 1994 and as Chairman of the Board since July 1995.
Prior to joining the Company, he was the Managing Director for World Hosts Pty. Ltd., a restaurant leasing consulting business, from July 1991 to January 1994. From June 1989 to June 1990, Mr. Lapin was the President of Sanwa Foods, Inc., a soup manufacturer and marketer ("Sanwa"), and from June 1990 to June 1991 he was a consultant for Sanwa. Mr. Lapin was a co-founder of the International House of Pancakes, Inc. in 1958.

   W. John Cash has served as Vice President, Chief Financial Officer and Treasurer since July 1995. Prior to joining the Company he was Vice President and Chief Financial Officer of Kasler Holding Company, a diversified construction company, from May 1991 to March 1995. From July 1984 to April 1991, Mr. Cash served as a partner of KPMG Peat Marwick LLP.

   Randall J. Fagundo, a co-founder of the Company, has served as Vice President of Operations and Secretary since May 1991 and as a Director since August 1988. Prior to joining the Company, he was one of the founders of Southwest Coin Company.

   Abbe M. Stutsman, a co-founder of the Company, has served as a Vice President since January 1994 and as a Director since December 1989. Ms. Stutsman served as the Company's Secretary from August 1988 until May 1991, Treasurer from January 1994 until July 1995 and President from May 1991 until January 1994. Prior to joining the Company, she was the Business Manager of Colorado Coin from April 1988 to August 1988.

   Richard D. Jones, a co-founder of the Company, has served as a Director since August 1988 and served as Chairman of the Board from August 1988 to July 1995 and as President of the Company from August 1988 to April 1991. Mr. Jones has served as President of T.R. Baron & Associates, Inc., a marketing and consulting business, since May 1975. Mr. Jones was a co-founder of Colorado Coin in 1987.

   J. Gregory Theisen, a co-founder of the Company, has served as a Director since August 1988. Mr. Theisen has served as a Vice President of Lorac, Inc., an investment consulting company, since December 1989. Mr. Theisen served as Vice President of the Company from August 1988 to December 1993. Prior to joining the

Company, Mr. Theisen was a co-founder of Colorado Coin and served as its Operations Manager from January 1987 to October 1988.

   Jim D. Baldwin, has served as a Director since October 1995. Mr. Baldwin served as President and Chief Executive Officer of King Soopers, a supermarket/combination store retailer, from 1979 until his retirement in February 1990. Mr. Baldwin served as a consultant with Knight, Roth and Associates, a consulting firm, from February 1990 to July 1994. Mr. Baldwin also serves as a director of Grease Monkey Holding Corp.

   John A. Sullivan, has served as a Director since October 1995. Mr. Sullivan has been employed by Relational Investors, LLC, an investment managing firm, since March 1998. Mr. Sullivan was employed by Batchelder & Partners, Inc., an investment advisory and consulting firm, from May 1996 to February 1998. Mr. Sullivan also served as a Senior Vice President of The Seidler Companies Incorporated ("Seidler"), the underwriter of the Company's initial public offering, from August 1993 to April 1996. Prior to being elected Senior Vice President at Seidler, Mr. Sullivan served as a Vice President from October 1990 to August 1993. Mr. Sullivan also serves as a director of the Farr Company.

BOARD COMMITTEES

   The standing committees of the Board of Directors include an Audit Committee and a Compensation Committee.

   The Audit Committee is comprised of Messrs. Baldwin and Sullivan and Ms. Stutsman. The functions performed by the Audit Committee include recommending to the Board of Directors independent auditors to serve the Company for the ensuing year, reviewing with the independent auditors and management, the scope and results of the audit, assuring that the independent auditors act independently, reviewing and approving any substantial change in the Company's accounting policies and practices, reviewing with management and the independent auditors the adequacy of the Company's system of internal controls and reviewing the Company's annual report.

   The Compensation Committee is comprised of Messrs. Jones and Sullivan. The functions performed by the Compensation Committee include reviewing and approving management's recommendations as to executive compensation and reviewing, approving and administering the Company's executive compensation and stock option plans.

COMPENSATION OF DIRECTORS

   Each non-employee director of the Company, other than Messrs. Jones and Theisen, receives $2,500 for each regular or special meeting of the Board of Directors or committee meeting that is held on a date other than the date of a board meeting. All Directors also receive reimbursement for their reasonable out-of-pocket expenses related to such attendance. In the fiscal year ended December 31, 1997, the total compensation paid to non-employee directors was $10,000.

   Each non-employee director of the Company, other than Messrs. Jones and Theisen, are eligible to receive stock option grants under the 1995 Non-Employee Director Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Code) are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

   During 1997, the Company did not grant options to non-employee directors of the Company. As of June 30, 1998, no options had been exercised under the Directors' Plan.

COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

   The following table shows for the years ended December 31, 1997, 1996 and 1995, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its three other most highly compensated executive officers for the year ended December 31, 1997 (the "Named Executive Officers"):

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                               ANNUAL                    AWARDS
                                                            COMPENSATION              ------------
                                                       ------------------------        SECURITIES
                                                         SALARY          BONUS         UNDERLYING         ALL OTHER
    NAME OF PRINCIPAL POSITION             YEAR         ($) (1)           ($)            OPTIONS        COMPENSATION(2)
    --------------------------             ----        ----------       -------       ------------     ---------------
Jerome M. Lapin                            1997        $  178,750          --               --             $ 10,351
 President and Chief Executive             1996           155,833          --               --                6,757
 Officer                                   1995           156,250          --               --                7,074

W. John Cash                               1997           125,547          --           100,000              10,025
 Vice President, Chief Financial           1996           112,320          --               --                9,128
 Officer and Treasurer                     1995(3)         50,416          --            20,000               1,860

Randall J. Fagundo                         1997           125,547          --               --               10,779
 Vice President of Operations              1996           111,837          --               --                9,550
 and Secretary                             1995            80,411    $ 98,469(4)            --                6,445

Abbe M. Stutsman                           1997           125,547          --               --               10,385
 Vice President of Purchasing              1996           111,837          --               --                9,824
 and Product Development                   1995            79,167     203,870(4)            --                2,918

----------
(1) Includes amounts deferred pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended.

(2) Includes value of Company provided automobile, health insurance premiums paid by the Company and funds contributed by the Company as matching contributions to the Named Executive Officers' 401(k) Plan account.

(3) Mr. Cash joined the Company in July 1995.

(4) Consists of S corporation distributions.

                             PRINCIPAL STOCKHOLDERS

   The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of July 20, 1998 by (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers, and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all the shares of Common Stock owned by them.

                                                      NUMBER OF
                                                       SHARES           PERCENT
                                                    BENEFICIALLY      BENEFICIALLY
            NAME OF BENEFICIAL OWNER                   OWNED(1)          OWNED(1)
-------------------------------------------------   ------------      ------------
Merrill Lynch Asset Management, L.P. (2).........    833,600 (1)        12.89% (1)
  800 Scudders Mill Road
  Plainsboro, NJ 08536

Richard D. and Melinda K. Jones (3)..............    508,623             7.86
  5660 Central Avenue
  Boulder, CO 80301

J. Gregory Theisen (4)...........................    473,623             7.32
  5660 Central Avenue
  Boulder, CO 80301

Jerome M. Lapin (5)..............................    460,932             7.13
  5660 Central Avenue
  Boulder, CO 80301

SAFECO Asset Management Company (6)..............    412,300             6.37
  601 Union Street
  Seattle, WA 98101

Abbe M. Stutsman (7).............................    314,354             4.86

Randall J. Fagundo...............................    294,091             4.55

W. John Cash (8).................................     35,000              *

Jim D. Baldwin (9)...............................      9,300              *

John A. Sullivan (10)............................     24,500              *

All directors and executive officers as a group
  (8 persons) (3)-(5) and (7)-(10)...............  2,120,423            32.45

----------
*   Less than one percent.

(1) Percentage of beneficial ownership is based on 6,468,903 shares of Common Stock outstanding as of July 20, 1998. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of July 20, 1998, are deemed outstanding for computing the percentage of the person or entity holding such securities, but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Merrill Lynch & Co., Inc. ("ML&Co."), Merrill Lynch Group, Inc. ("ML Group"), Princeton Services, Inc. ("PSI") and Merrill Lynch Asset Management, L.P. ("MLAM") have together filed a Schedule 13G/A with the Commission on July 13, 1998, pursuant to which they reported sole or shared voting and dispositive power over 833,600 shares owned. ML&Co. may be deemed to be the beneficial owner of certain of the securities held by or deemed to be beneficially owned by its wholly-owned subsidiary, ML
    Group. ML Group may be deemed to be the beneficial owner of certain of the securities by virtue of its control of its wholly-owned subsidiary, PSI. PSI, may be deemed to be the beneficial owner of certain of the securities by virtue of its being the general partner of MLAM. MLAM is a registered investment adviser and may be deemed to be the beneficial owner of the securities by virtue of its acting as investment adviser to one or more investment companies registered pursuant to Section 8 of the Investment Company Act.

(3) Includes (i) 46,464 shares held by T.R. Baron and Associates, Inc. Defined Benefit Pension Plan, of which Mr. Jones is the Trustee, and (ii) 294,080 held by Ms. Jones.

(4) Includes 12,464 shares held by Colorado Coin Company Defined Benefit Keogh Plan of which Mr. Theisen is the Trustee.

(5)  Shares of Common Stock held jointly with Mr. Lapin's spouse.

(6) SAFECO Asset Management Company is a subsidiary of SAFECO Corporation and holds such shares on behalf of its clients, including SAFECO Common Stock Trust, which holds 250,000 shares and SAFECO Resource Series Trust, which holds 162,300 shares. SAFECO Asset Management Company disclaims beneficial ownership of all shares held by SAFECO Common Stock Trust and SAFECO Resource Series Trust.

(7) Includes 50,519 shares of Common Stock held jointly with Ms. Stutsman's spouse.

(8) Consists of options to purchase Common Stock exercisable within 60 days of July 20, 1998 by Mr. Cash.

(9) Includes 540 shares of Common Stock held jointly with Mr. Baldwin's spouse and options to purchase 7,000 shares of Common Stock granted under the Directors' Plan which are exercisable within 60 days of July 20, 1998.

(10) Includes options to purchase 35,000 shares of Common Stock granted under the Option Plan which are exercisable within 60 days of July 20, 1998, options to purchase 14,000 shares of Common Stock granted under the Directors' Plan which are exercisable within 60 days of July 20, 1998 and a warrant held by Mr. Sullivan exercisable to purchase 17,500 shares of Common Stock.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

   The Trust Preferred Securities will be issued pursuant to the terms of the Trust Agreement. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act. Initially, Wilmington Trust Company will be the Delaware Trustee and the Property Trustee. The Property Trustee is the independent trustee whose sole responsibility is to fulfill the trustee obligations specified in the Trust Indenture Act. The terms of the Trust Preferred Securities will include those stated in the Trust Agreement and those made part of the Trust Agreement by the Trust Indenture Act. This summary of certain terms and provisions of the Trust Preferred Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of the Trust Agreement (as amended or supplemented from time to time) are referred to herein, such terms as defined therein are incorporated herein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part.

GENERAL

   Pursuant to the terms of the Trust Agreement, the Administrative Trustees on behalf of the Trust will issue the Trust Preferred Securities and the Common Securities of the Trust (collectively, the "Trust Securities"). The Trust Securities represent undivided beneficial interests in the assets of the Trust. The holders of the Trust Preferred Securities will be entitled to a preference over the Common Securities (which will be held by the Company) in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation, as well as other benefits as described in the Trust Agreement.

   The Trust Preferred Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of the Trust, except as described under "-- Subordination of Common Securities of the Trust Held by the Company" below. Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The Guarantee executed by the Company for the benefit of the holders of the Trust Preferred Securities (the "Guarantee") will be a guarantee on a subordinated basis with respect to the Trust Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption or on liquidation of the Trust Preferred Securities if the Trust does not have funds on hand available to make such payments. See "Description of Guarantee."

DISTRIBUTIONS

   Payment of Distributions. Distributions on the Trust Preferred Securities will be paid at the annual rate of _____% of the stated Liquidation Amount of $10, payable quarterly in arrears on each January 15, April 15, July 15 and October 15 to the holders of the Trust Preferred Securities on the relevant record dates (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). The amount of each Distribution due with respect to the Trust Preferred Securities will include amounts accrued through the Distribution Date. Distributions on the Trust Preferred Securities will be payable to the holders thereof as they appear on the register of the Trust on the relevant record date which will be, so long as such Securities remain in book-entry form, one Business Day (as defined below) prior to the relevant Distribution Date or, in the event that the Trust Preferred Securities are not then in book-entry form, the relevant record date will be the date 15 days prior to the relevant Distribution Date. Distributions will accrue from the date of original issuance and will accumulate whether or not funds are available for payment. The first Distribution Date for the Trust Preferred Securities will be October 15, 1998.

   The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Trust Preferred Securities is not a Business Day, payment of the Distribution payable on such date will be made on the next Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. As used in this Prospectus, a "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the State of Colorado are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Indenture Trustee is closed for business.

   The funds of the Trust available for distribution to holders of its Trust Preferred Securities will be limited to payments by the Company under the Junior Subordinated Debentures in which the Trust will invest the proceeds from the sale of its Trust Preferred Securities. See "Description of Junior Subordinated Debentures." If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Trust Preferred Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company. See "Description of Guarantee."

   Extension Period. So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each such period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such election, quarterly Distributions on the Trust Preferred Securities will be deferred by the Trust during any such Extension Period. Distributions to which holders of Trust Preferred Securities are entitled will accumulate additional amounts thereon at the rate per annum of _____% thereof, compounded quarterly from the relevant Distribution Date, to the extent permitted under applicable law. The term "Distribution," as used herein, shall include any such additional accumulated amounts. During any such Extension Period, the Company may not, and shall not permit any Subsidiary to,
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in the Company's capital stock (which includes common and preferred stock), (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers, employees or consultants) or (iii) redeem, purchase or acquire less than all of the Junior Subordinated Debentures or any of the Trust Preferred Securities. Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarters or extend beyond the Stated Maturity. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Company may elect to begin a new Extension Period. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.

REDEMPTION

   Mandatory Redemption of Trust Preferred Securities. Upon the repayment or redemption at any time, in whole or in part, of any Junior Subordinated Debentures, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the Redemption Price (as defined below). See "Description of Junior Subordinated Debentures--Redemption." If less than all of the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption of the Trust Securities on a pro rata basis. The amount of premium, if any, paid by the Company upon the redemption of all or any part of the Junior Subordinated

Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Trust Securities.

   Optional Redemption of Junior Subordinated Debentures. The Company will have the right to redeem the Junior Subordinated Debentures (i) on or after _______________, 2003, in whole at any time or in part from time to time at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, or (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event or an Investment Company Event at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof. See "Description of Junior Subordinated Debentures--Redemption."

   Tax Event Redemption, Investment Company Event Redemption. If a Tax Event or an Investment Company Event shall occur and be continuing, the Company has the right to redeem the Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of the Trust Securities in whole (but not in part) at the Redemption Price (as defined below) within 90 days following the occurrence of such Tax Event or Investment Company Event. If a Tax Event or an Investment Company Event has occurred and is continuing and the Company does not elect to redeem the Junior Subordinated Debentures and thereby cause a mandatory redemption of the Trust Securities or to dissolve the Trust and cause the Junior Subordinated Debentures to be distributed to holders of the Trust Securities in liquidation of the Trust as described below, such Trust Securities will remain outstanding and Additional Sums (as defined below) may be payable on the Junior Subordinated Debentures.

DEFINITIONS

   "Additional Sums" means the additional amounts as may be necessary to be paid by the Company with respect to the Junior Subordinated Debentures in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Securities of the Trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.

   "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Trust Preferred Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution and liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

   "Liquidation Amount" means the stated amount of $10 per Trust Security.

   "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, paid by the Depositor upon the concurrent redemption of a Like Amount of Debentures, allocated on a pro rata basis (based on Liquidation Amounts), among the Trust Securities.

   See "Risk Factors" for definitions of "Tax Event" and "Investment Company Event."

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

   Subject to the Company and the Trust having received an opinion of counsel to the effect that a proposed liquidating distribution will not be a taxable event to the holders of the Trust Preferred Securities, the Company will have the right at any time to dissolve the Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of Trust Securities in liquidation of the Trust. After the liquidation date fixed for any distribution of Junior Subordinated Debentures for Trust Preferred Securities (i) such Trust Preferred Securities will no longer be deemed to be outstanding, and (ii) certificates representing Trust Preferred Securities that are not then held by the Depositary or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on the Trust Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or exchange.

   There can be no assurance as to the market prices for the Trust Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Trust Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Trust Preferred Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Trust Preferred Securities offered hereby.

REDEMPTION PROCEDURES

   Trust Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Junior Subordinated Debentures. Redemptions of the Trust Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds on hand available for the payment of such Redemption Price. See "-- Subordination of Common Securities of the Trust Held by the Company" herein and "Description of Guarantee."

   If the Property Trustee gives a notice of redemption in respect of the Trust Preferred Securities, then, by 12:00 noon, Eastern time on the Redemption Date, to the extent funds are available and to the extent the Trust Preferred Securities are no longer in book-entry form, the Property Trustee will deposit with the Paying Agent for such Trust Preferred Securities funds sufficient to pay the aggregate Redemption Price and will give such Paying Agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Trust Preferred Securities. If such Trust Preferred Securities are only in book-entry form, the Property Trustee, to the extent funds are available, will deposit with the Depositary funds sufficient to pay the aggregate Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of such Trust Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Trust Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Trust Preferred Securities will cease, except the right of the holders of the Trust Preferred Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and such Trust Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of such Trust Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. In the event that payment of the Redemption Price in respect of Trust Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee, Distributions on such Trust Preferred Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price. See "Description of Guarantee."

   Subject to applicable law (including, without limitation, United States federal securities law), and further provided that the Company is not then exercising its right to defer interest payments on the Junior Subordinated Debentures, the Company may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

   Payment of the Redemption Price on the Trust Preferred Securities and any distribution of Junior Subordinated Debentures to holders of Trust Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for such Trust Preferred Securities on the relevant record date, which date shall be, so long as such securities remain in book-entry form, one Business Day prior to the Redemption Date or Liquidation Date, as applicable. In the event that the Trust Preferred Securities are not in book-entry form, the relevant record date for such Trust Preferred Securities shall be the date 15 days prior to the relevant Redemption Date.

   If less than all of the Trust Securities issued by the Trust are to be redeemed on a Redemption Date, then the aggregate Redemption Price for such Trust Securities to be redeemed shall be allocated pro rata (based on Liquidation Amounts) to the Trust Preferred Securities and Common Securities based upon the relative Liquidation Amounts of such classes. The particular Trust Preferred Securities to be redeemed shall be selected by the Property Trustee from the outstanding Trust Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $10 or an integral multiple thereof) of the Liquidation Amount of Trust Preferred Securities. The Property Trustee shall promptly notify the Securities Registrar (as defined below) in writing of the Trust Preferred Securities selected for redemption and, in the case of any Trust Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Trust Preferred Securities shall relate to the portion of the aggregate Liquidation Amount of Trust Preferred Securities which has been or is to be redeemed.

   Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities at such holder's registered address. Unless the Trust defaults in payment of the applicable Redemption Price, on and after the Redemption Date, Distributions will cease to accrue on such Trust Preferred Securities called for redemption.

SUBORDINATION OF COMMON SECURITIES OF THE TRUST HELD BY THE COMPANY

   Payment of Distributions on, and the Redemption Price of, the Trust Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amounts of the Trust Preferred Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Trust Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price, the full amount of such Redemption Price on all of the outstanding Trust Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or the Redemption Price of, the Trust Preferred Securities then due and payable.

   In the case of any Event of Default under the Trust Agreement resulting from a Debenture Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default until the effect of all such Events of Default have been cured, waived or otherwise eliminated. Until any such Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Trust Preferred Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of the Trust Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

   The Company will have the right at any time to dissolve the Trust, subject to certain limitations, and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Preferred Securities. See "--Distribution of Junior Subordinated Debentures" above. The Company might exercise its right to dissolve the Trust under circumstances where a "Tax Event," "Investment Company Event" or other undesirable event could be avoided simply by dissolving the Trust and causing the Junior Subordinated Debentures to be distributed to holders of the Trust Preferred Securities.

   In addition, pursuant to the Trust Agreement, the Trust shall automatically dissolve upon expiration of its term and shall earlier dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of its Trust Securities, if the Company, as Depositor, has delivered written direction to the Property Trustee to dissolve the Trust (which direction is optional and, except as described above, wholly within the discretion of the Company, as Depositor); (iii) redemption of all of the Trust Preferred Securities as described under "--Redemption" and (iv) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

   If an early dissolution occurs as described in clause (i), (ii), or (iv) above, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of Trust Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Preferred Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation on a pro rata basis with the holders of the Trust Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a priority over the Common Securities.

   Under current United States federal income tax law and interpretations, and assuming that the Trust is treated as a grantor trust, a distribution of the Junior Subordinated Debentures should not be a taxable event to holders of the Trust Preferred Securities. Should there be a change in law, a change in distribution, a Tax Event or other circumstances, however, the distribution could be a taxable event to the Trust and to holders of the Trust Preferred Securities. See "Certain Federal Income Tax Consequences." If the Company elects neither to redeem the Junior Subordinated Debentures prior to maturity nor to liquidate the Trust and distribute the Junior Subordinated Debentures to holders of the Trust Preferred Securities, the Trust Preferred Securities will remain outstanding until the repayment of the Junior Subordinated Debentures.

   If the Company elects to dissolve the Trust and thereby causes the Junior Subordinated Debentures to be distributed to holders of the Trust Preferred Securities in liquidation of the Trust, the Company shall continue to have the right to shorten the Stated Maturity of such Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--General."

EVENTS OF DEFAULT; NOTICE

   Any one of the following events that has occurred and is continuing constitutes an "Event of Default" under the Trust Agreement (an "Event of Default") with respect to the Trust Preferred Securities (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

   (i) the occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debentures--Debenture Events of Default"); or

   (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

   (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

   (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Property Trustee in the Trust Agreement (other than a default or breach in the performance of a covenant or warranty which is addressed in clause (ii) or (iii) above), and continuation of such default or breach, for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Property Trustee by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Trust Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

   (v) the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 60 days thereof.

   Within five Business Days after the occurrence of any Event of Default actually known to a Responsible Officer of the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Trust Preferred Securities, the Administrative Trustees and the Company, as Depositor, unless such Event of Default shall have been cured or waived. The Company, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

   If a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a preference over the Common Securities upon dissolution of the Trust as described above. See "--Liquidation Distribution upon Dissolution" herein. Upon a Debenture Event of Default (other than with respect to certain events in bankruptcy, insolvency or reorganization), unless the principal of all the Junior Subordinated Debentures has already become due and payable, either the Property Trustee or the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debentures then outstanding may declare all of the Junior Subordinated Debentures to be due and payable immediately by giving notice in writing to the Company (and to the Property Trustee, if notice is given by holders of the Junior Subordinated Debentures). If the Property Trustee or the holders of the Junior Subordinated Debentures fail to declare the principal of all of the Junior Subordinated Debentures due and payable upon a Debenture Event of Default, the holders of at least 25% in Liquidation Amount of the Trust Preferred Securities then outstanding shall have the right to declare the Junior Subordinated Debentures immediately due and payable. In either event, payment of principal and interest on the Junior Subordinated Debentures shall remain subordinated to the extent provided in the Indenture. In addition, holders of the Trust Preferred Securities have the right in certain circumstances to bring a Direct Action (as hereinafter defined). See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Trust Preferred Securities."

   If a Debenture Event of Default with respect to certain events in bankruptcy, insolvency or reorganization occurs, the Junior Subordinated Debentures shall automatically, and without any declaration or other action on the part of the Property Trustee or the holders of the Junior Subordinated Debentures, become immediately due and payable. In such event, payment of principal and interest on the Junior Subordinated Debentures will also remain subordinated to the extent provided in the Indenture.

REMOVAL OF TRUSTEES

   Unless a Debenture Event of Default has occurred and is continuing, any of the Property Trustee, the Delaware Trustee or the Administrative Trustees may be removed at any time by the holder of the Common Securities. For example, the holder of the Common Securities may seek to remove such trustees upon substandard performance or non-performance of their duties or upon a significant increase in a trustee's fee. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee also may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Trust Preferred Securities. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

   Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust property may at the time be located, the Company, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF TRUSTEES

   Any Person (as defined in the Trust Agreement) into which the Property Trustee and the Delaware Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such relevant Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Trustee under the Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

   The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below or as described in "--Liquidation Distribution Upon Dissolution." The Trust may, at the request of the Company, with the consent of the Administrative Trustees and without the consent of the holders of the Trust Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Preferred Securities or (b) substitutes for the Trust Preferred Securities other securities having substantially the same terms as the Trust Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity, possessing the same powers and duties as the Property Trustee, as the holder of the Junior Subordinated Debentures, (iii) the Successor Securities are listed or traded, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange, national stock market or other organization on which the Trust Preferred Securities are then listed or traded, if any, (iv) such merger, consolidation, amalgamation, conveyance, transfer or lease does not cause the Trust Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization,
(v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an Opinion of Counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act and (viii) the Company or any permitted successor or designee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or loan its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or loan would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

   Except as provided below and under "Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Trust Preferred Securities will have no voting rights.

   The Trust Agreement may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities, (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any such amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Administrative Trustees and the Property Trustee with (i) the consent of holders representing not less than a majority of the aggregate Liquidation Amount of the outstanding Trust Securities, and (ii) receipt by such Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from registration as an "investment company" under the Investment Company Act, provided that without the unanimous consent of the holders of the Trust Securities to be affected thereby, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

   So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or executing any trust or power conferred on the Indenture Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Trust Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Trust Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Trust Preferred Securities except by subsequent vote of the holders of the Trust Preferred Securities. The Property Trustee shall notify each holder of the Trust Preferred Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Trust Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an Opinion of Counsel experienced in such matters to the effect that such action will not cause the Trust to fail to be classified as a grantor trust for United States federal income tax purposes.

   Any required approval of holders of the Trust Preferred Securities may be given at a meeting of holders of Trust Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of the Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of the Trust Preferred Securities in the manner set forth in the Trust Agreement.

   No vote or consent of the holders of the Trust Preferred Securities will be required for the Trust to redeem and cancel the Trust Preferred Securities in accordance with the Trust Agreement.

   Notwithstanding that holders of the Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Preferred Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL TRUST PREFERRED SECURITIES

   The Trust Preferred Securities will be represented by one or more global certificates registered in the name of the Depositary or its nominee ("Global Trust Preferred Security"). Beneficial interests in the Global Trust Preferred Security will be shown on, and transfers thereof will be effected only through, records maintained by participants in the Depositary. Except as described below, Trust Preferred Securities in certificated form will not be issued in exchange for the Global Trust Preferred Securities. See "Book-Entry Issuance."

   A Global Trust Preferred Security will be exchanged for Trust Preferred Securities in certificated form registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Trust Preferred Security and no successor depositary shall have been appointed, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered to act as such depositary, and no successor depositary shall have been appointed, (ii) the Company in its sole discretion determines that such Global Trust Preferred Security shall be so exchangeable or (iii) there shall have occurred and be continuing a Debenture Event of Default and the owners of beneficial interests in such Global Trust Preferred Security aggregating at least a majority in Liquidation Amount of the Trust Preferred Securities inform the Property Trustee that the continuation of a book- entry registration system is no longer in the best interests of the holders of Trust Preferred Securities. Any Global Trust Preferred Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary with respect to ownership of beneficial interests in such Global Trust Preferred Security. In the event that Trust Preferred Securities are issued in definitive form, such Trust Preferred Securities will be in denominations of $10 and integral multiples thereof and may be transferred or exchanged at the corporate trust office of the Property Trustee, or the offices of a paying or transfer agent appointed by the Administrative Trustees.

   Unless and until it is exchanged in whole or in part for the individual Trust Preferred Securities represented thereby, a Global Trust Preferred Security may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of the Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

   Payments on Global Trust Preferred Securities will be made to the Depositary, as the record holder of the Trust Preferred Securities. In the event the Trust Preferred Securities are issued in definitive form, Distributions will be payable, the transfer of the Trust Preferred Securities will be registrable, and Trust Preferred Securities will be exchangeable for Trust Preferred Securities of other denominations of a like aggregate Liquidation Amount, at the corporate trust office of the Property Trustee, or at the offices of any paying agent or transfer agent appointed by the Administrative Trustees, provided that payment of any Distribution may be made at the option of the Administrative Trustees by check mailed to the address of the persons entitled thereto or by wire transfer, provided that payments will be made by wire transfer if so requested by a holder of more than $1 million aggregate Liquidation Amount. In addition, if the Trust Preferred Securities are issued in definitive, certificated form, the record dates for payment of Distributions will be the first day of the month in which the relevant Distribution Date occurs. For a description of the terms of the depositary arrangements relating to payments, transfer, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance."

   Upon the issuance of a Global Trust Preferred Security, and the deposit of such Global Trust Preferred Security with or on behalf of the Depositary, the Depositary for such Global Trust Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Trust Preferred Securities represented by such Global Trust Preferred Securities to the accounts of Participants (as defined below). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Trust Preferred Securities. Ownership of beneficial interests in a Global Trust Preferred Security will be limited to Participants or persons that may hold interests through Participants.
Ownership of beneficial interests in such Global Trust Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Trust Preferred Security.

   So long as the Depositary for a Global Trust Preferred Security, or its nominee, is the registered owner of such Global Trust Preferred Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Trust Preferred Securities represented by such Global Trust Preferred Security for all purposes under the Trust Agreement governing such Trust Preferred Securities. Except as provided herein, owners of beneficial interests in a Global Trust Preferred Security will not be entitled to have any of the individual Trust Preferred Securities represented by such Global Trust Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Trust Preferred Securities in definitive form and will not be considered the owners or holders thereof under the Trust Agreement.

   None of the Company, the Property Trustee, any Paying Agent or the Securities Registrar for such Trust Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Trust Preferred Security representing such Trust Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   The Company expects that the Depositary or its nominee, upon receipt of any payment of the Liquidation Amount or Distributions in respect of a permanent Global Trust Preferred Security, will immediately credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Trust Preferred Security as shown on the records of such Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Trust Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

PAYMENT AND PAYING AGENT

   Payments in respect of the Trust Preferred Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if any of the Trust Preferred Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Securities Register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees, the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

   The Property Trustee will act as registrar and transfer agent for the Trust Preferred Securities. Registration of transfers of the Trust Preferred Securities will be effected without charge to the holder, but upon payment by the holder of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Trust Preferred Securities after such Trust Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

   The Property Trustee, other than upon the occurrence and during the continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If the Property Trustee is required to decide between alternative causes of action or to construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Trust Preferred Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Company and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

   The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or fail to be classified as a grantor trust for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Preferred Securities. Holders of the Trust Preferred Securities have no preemptive or similar rights.

   The Trust may not borrow money, issue debt or mortgage or pledge any of its assets.

   The Trust Agreement is governed by Delaware law.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

   Concurrently with the issuance of the Trust Preferred Securities, the Trust will invest the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in Junior Subordinated Debentures issued by the Company. The Junior Subordinated Debentures will be issued as unsecured debt under the Junior Subordinated Indenture, dated as of _______________, 1998 (the "Indenture"), between the Company and the Indenture Trustee. The following summary of the terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture are referred to herein, such terms as defined therein are incorporated herein by reference.

GENERAL

   The Junior Subordinated Debentures will bear interest at the annual rate of _____% of the principal amount thereof, payable quarterly in arrears on each January 15, April 15, July 15 and October 15 (each, an "Interest Payment Date"), commencing October 15, 1998, to the person in whose name each Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the first day of the month in which such payment is made. Notwithstanding the above, in the event that either the (i) Junior Subordinated Debentures are held by the Property Trustee and the Trust Preferred Securities are registered in book-entry only form or (ii) the Junior Subordinated Debentures are represented by a Global Subordinated Debenture (as defined herein), the record date for such payment shall be the Business Day next preceding such Interest Payment Date. The amount of each interest payment due with respect to the Junior Subordinated Debentures will include amounts accrued through the date the interest payment is due. It is anticipated that, until the liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee, in trust for the benefit of the holders of the Trust Preferred Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of _____% thereof. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

   The Junior Subordinated Debentures will mature on _______________, 2028 (such date, as it may be shortened as hereinafter described, the "Stated Maturity"). Such date may be shortened at any time by the Company to any date not earlier than _______________, 2003. The Company might exercise its right to shorten the maturity of the Junior Subordinated Debentures under circumstances where a "Tax Event," "Investment Company Event" or other undesirable event could be avoided simply by shortening the maturity of the Junior Subordinated Debentures. In the event that the Company elects to shorten the Stated Maturity of the Junior Subordinated Debentures, it shall give notice to the Indenture Trustee, and the Indenture Trustee shall give notice of such shortening to the holders of the Junior Subordinated Debentures no less than 60 days prior to the effectiveness thereof.

   The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt and Subordinated Debt of the Company. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt and Subordinated Debt, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise. See "--Subordination" below.

OPTION TO DEFER INTEREST PAYMENT PERIOD

   So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarters (each such period an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of _____%, compounded quarterly, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount." The default by the Company on any Senior Debt and Subordinated Debt will not constitute a Debenture Event of Default. See "--Debenture Events of Default" below.

   During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock), or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including other Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debentures, or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Company (which includes common and preferred stock), (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees) or (iii) redeem, purchase or acquire less than all of the Junior Subordinated Debentures or any of the Trust Preferred Securities. Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarters or extend beyond the Stated Maturity. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give notice to the Property Trustee, the Administrative Trustees and the Indenture Trustee of its election of any Extension Period at least one Business Day prior to the earlier of (i) the date the distributions on the Trust Preferred Securities would have been payable but for the election to begin or extend such Extension Period, (ii) the date the Administrative Trustees are required to give notice to the American Stock Exchange, the New York Stock Exchange, the Nasdaq Stock Market or any applicable stock exchange or automated quotation system on which the Trust Preferred Securities are then listed or quoted or to the holders of the Trust Preferred Securities on the record date or (iii) the date such distributions are payable, but in any event not less than one Business Day prior to such record date. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

   Distributions on the Trust Preferred Securities will be deferred by the Trust during any such Extension Period. See "Description of the Trust Preferred Securities--Distributions." For a description of certain federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures, see "Certain Federal Income Tax Consequences."

ADDITIONAL SUMS

   If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts on the Junior Subordinated Debentures such amounts ("Additional Sums") as shall be required so that the Distributions payable by the Trust shall not be reduced as a result of any such additional taxes, duties or other governmental charges.

REDEMPTION

   The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after _______________, 2003, in whole at any time or in part from time to time, or (ii) at any time in whole (but not in part), within 90 days following the occurrence of a Tax Event or an Investment Company Event, in each case at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof.

   Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at such holder's registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

   The Junior Subordinated Debentures will not be subject to any sinking fund.

DISTRIBUTION UPON LIQUIDATION

   As described under "Description of the Trust Preferred Securities--Liquidation Distribution Upon Dissolution," under certain circumstances involving the dissolution of the Trust, the Junior Subordinated Debentures may be distributed to the holders of the Trust Preferred Securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as provided by applicable law. If the Junior Subordinated Debentures are distributed to the holders of Trust Preferred Securities upon the liquidation of the Trust, the Company will use its best efforts to list the Junior Subordinated Debentures on the American Stock Exchange or such other stock exchanges or automated quotation system, if any, on which the Trust Preferred Securities are then listed or quoted. There can be no assurance that the Company will be able to cause such listing or as to the market price of any Junior Subordinated Debentures that may be distributed to the holders of Trust Preferred Securities.

RESTRICTIONS ON CERTAIN PAYMENTS

   If at any time (i) there shall have occurred a Debenture Event of Default,
(ii) the Company shall have given notice of its election of an Extension Period as provided in the Indenture with respect to the Junior Subordinated Debentures and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing or (iii) while the Junior Subordinated Debentures are held by the Trust, the Company shall be in default with respect to its payment of any obligation under the Guarantee, then the Company will not
(1) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (2) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including other Junior Subordinated Debt) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee and (d) purchases of common stock related to issuances of common stock or rights under any of the Company's benefit plans for its directors, officers, employees or consultants) or (3) redeem, purchase or acquire less than all of the Junior Subordinated Debentures or any of the Trust Preferred Securities.

SUBORDINATION

   The Indenture provides that the Junior Subordinated Debentures are subordinated and junior in right of payment to all Senior Debt and Subordinated Debt whether now existing or hereafter incurred. Senior Debt and Subordinated Debt may include indebtedness of the Company which is subordinated to other indebtedness of the Company but nevertheless senior to the Junior Subordinated Debentures. No payment of principal of (including redemption payments, if any), premium, if any, or interest on, the Junior Subordinated Debentures may be made if any event of default with respect to any Senior Debt and Subordinated Debt shall have occurred and be continuing and the Company and the Trustee receive notice of such default from any person permitted to give such notice. Upon any payment by the Company or distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due on all Senior Debt and Subordinated Debt must be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment. Upon payment in full of all amounts due on the Senior Debt and Subordinated Debt then outstanding, the rights of the holders of the Junior Subordinated Debentures will be subrogated to the rights of the holders of Senior Debt and Subordinated Debt to receive payments or distributions applicable to such Senior Debt and Subordinated Debt until all amounts owing on the Junior Subordinated Debentures are paid in full.

   In the event of the acceleration of the maturity of any Junior Subordinated Debentures by reason of a Debenture Event of Default, the holders of all Senior Debt and Subordinated Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

   "Debt" means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent: (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) all indebtedness of such Person whether incurred on or prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

   "Senior Debt and Subordinated Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of the Company whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debentures or to other Debt which is pari passu with, or subordinated to, the Junior Subordinated Debentures; provided, however, that Senior Debt and Subordinated Debt shall not be deemed to include (i) any Debt of the Company which when incurred and without respect to any election under
Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (ii) any Debt of the Company to any of its subsidiaries, (iii) Debt to any employee of the Company and (iv) any other debt securities issued pursuant to the Indenture.

   The Indenture places no limitation on the amount of additional Senior Debt and Subordinated Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt and Subordinated Debt.

REGISTRATION, DENOMINATION AND TRANSFER

   The Junior Subordinated Debentures will initially be registered in the name of the Property Trustee. If the Junior Subordinated Debentures are distributed to holders of Trust Preferred Securities, it is anticipated that the depository arrangements for the Junior Subordinated Debentures will be substantially identical to those in effect for the Trust Preferred Securities. See "Description of the Trust Preferred Securities--Global Trust Preferred Securities" and "Book- Entry Issuance."

   Although the Depositary has agreed to the procedures described above, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days of receipt of notice from the Depositary to such effect, the Company will cause the Junior Subordinated Debentures to be issued in definitive form.

   Payments on Junior Subordinated Debentures represented by a global certificate will be made to Cede & Co., the nominee for the Depositary as the registered holder of the Junior Subordinated Debentures, as described under "Description of the Trust Preferred Securities--Global Trust Preferred Securities." If Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other authorized denominations of a like aggregate principal amount, at the corporate trust office of the Indenture Trustee in Wilmington, Delaware or at the offices of any paying agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto.

   Junior Subordinated Debentures will be exchangeable for other Junior Subordinated Debentures of like tenor, of any authorized denominations and of a like aggregate principal amount.

   Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the securities registrar (the "Securities Registrar") appointed under the Indenture or at the office of any transfer agent designated by the Company for such purpose without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Company will appoint the Indenture Trustee as Securities Registrar under the Indenture. The Company may at any time designate additional transfer agents with respect to the Junior Subordinated Debentures.

   In the event of any redemption, neither the Company nor the Indenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the Junior Subordinated Debentures to be redeemed and ending at the close of business on the date of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

PAYMENT AND PAYING AGENTS

   Payment of principal (and premium, if any) and interest on the Junior Subordinated Debentures will be made at the office of the Indenture Trustee, except that at the option of the Company payment of any interest may be made
(i) except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the person entitled thereto as such address shall appear in the securities register, (ii) by transfer to an account maintained by the person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the regular record date or (iii) if the Junior Subordinated Debentures are held by the Property Trustee, by agreement between the Company and the Property Trustee. Payment of any interest on Junior Subordinated Debentures will be made to the person in whose name such Junior Subordinated Debenture is registered at the close of business on the regular record date for such interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Company will at all times be required to maintain a Paying Agent in each place of payment for the Junior Subordinated Debentures. Any moneys deposited with the Indenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on the Junior Subordinated Debentures and remaining unclaimed for two years after such principal or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

MODIFICATION OF INDENTURE

   From time to time the Company and the Indenture Trustee may, without the consent of the holders of the Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interests of the holders of the Junior Subordinated Debentures or the Trust Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of the Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture affected thereby, (i) change the Stated Maturity of the Junior Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture; provided that so long as any of the Trust Preferred Securities remain outstanding, no such modification may be made that adversely affects the holders of such Trust Preferred Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the Trust Preferred Securities unless and until the principal of the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions have been satisfied. Where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures, no such consent shall be given by the Property Trustee without the prior consent of each holder of Trust Preferred Securities. In addition, the Company and the Indenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

   The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default," with respect to the Junior Subordinated Debentures:

   (i) failure for 30 days to pay any interest on the Junior Subordinated Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

   (ii) failure to pay any principal on the Junior Subordinated Debentures when due, whether at maturity, upon redemption, by declaration or otherwise; or

   (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Indenture Trustee or to the Company and the Indenture Trustee by the holders of at least 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures; or

   (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

   The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. If the Indenture Trustee or such holders of such Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Trust Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee. Should the holders of the Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Trust Preferred Securities shall have such right.

   The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

   In case a Debenture Event of Default shall occur and be continuing as to the Junior Subordinated Debentures, the Property Trustee, as holder of the Junior Subordinated Debentures, will have the right to declare the principal of and the interest on such Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Junior Subordinated Debentures.

   The Company is required to file annually with the Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

   If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of Trust Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Trust Preferred Securities of such holder (a "Direct Action"). The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Trust Preferred Securities outstanding. The Company shall have the right under the Indenture to set off any payment made to such holder of Trust Preferred Securities by the Company in connection with a Direct Action.

   The holders of the Trust Preferred Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "Description of the Trust Preferred Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

   The Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) in case the Company consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and
(iii) certain other conditions as prescribed in the Indenture are met.

   The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other similar transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

   The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Indenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Company deposits or causes to be deposited with the Indenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Indenture Trustee for cancellation, for the principal and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

COVENANTS OF THE COMPANY

   The Company will covenant in the Indenture, as to the Junior Subordinated Debentures, that if and so long as (i) the Property Trustee on behalf of the Trust is the holder of all such Junior Subordinated Debentures, (ii) a Tax Event in respect of the Trust has occurred and is continuing and (iii) the Company has elected, and has not revoked such election, to pay Additional Sums (as defined under "Description of the Trust Preferred Securities--Redemption") in respect of the Trust Preferred Securities, the Company will pay to the Trust such Additional Sums. The Company will also covenant, as to the Junior Subordinated Debentures, (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Trust to which Junior Subordinated Debentures have been issued, provided that certain successors which are permitted to do so pursuant to the Indenture may succeed to the Company's ownership of the Common Securities, (ii) not to voluntarily dissolve, wind up or liquidate the Trust, except (a) in connection with a distribution of Junior Subordinated Debentures to the holders of the Trust Preferred Securities in liquidation of the Trust or
(b) in connection with certain mergers, consolidations, or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Trust to remain classified as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes.

GOVERNING LAW

   The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York, except that the immunities and standard of care of the Indenture Trustee will be governed by Delaware law.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

   The Indenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                              BOOK-ENTRY ISSUANCE

   The Depositary will act as securities depositary for all of the Trust Preferred Securities and, if the Junior Subordinated Debentures are distributed to holders of Trust Preferred Securities, the Junior Subordinated Debentures. The Trust Preferred Securities and, in such event, the Junior Subordinated Debentures will be issued only as fully- registered securities registered in the name of Cede & Co. (the Depositary's nominee). One or more fully-registered global certificates will be issued for the Trust Preferred Securities and the Junior Subordinated Debentures and will be deposited with the Depositary.

   The Depositary is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its Participants deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depositary system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Commission.

   Purchases of Trust Preferred Securities or Junior Subordinated Debentures within the Depositary system must be made by or through Direct Participants, which will receive a credit for the Trust Preferred Securities or Junior Subordinated Debentures on the Depositary's records. The ownership interest of each actual purchaser of each Trust Preferred Security and each Junior Subordinated Debenture ("Beneficial Owner") will be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Trust Preferred Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Trust Preferred Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Trust Preferred Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for the Trust Preferred Securities or Junior Subordinated Debentures is discontinued.

   The Depositary has no knowledge of the actual Beneficial Owners of the Trust Preferred Securities or Junior Subordinated Debentures; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such Trust Preferred Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Redemption notices will be sent to the Depositary. If less than all of the Trust Preferred Securities or the Junior Subordinated Debentures are being redeemed, the Depositary has informed the Trust and the Company that its practice is to determine by lot the amount of the Trust Preferred Securities of each Direct Participant to be redeemed.

   Although voting with respect to the Trust Preferred Securities or the Junior Subordinated Debentures is limited to the holders of record of the Trust Preferred Securities or Junior Subordinated Debentures, as applicable, in those instances in which a vote is required, neither the Depositary nor Cede & Co. will itself consent or vote with respect to Trust Preferred Securities or Junior Subordinated Debentures. Under its usual procedures, the Depositary would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The

Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Trust Preferred Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

   Distribution and Redemption Price payments on the Trust Preferred Securities or, if applicable, interest payments on the Junior Subordinated Debentures will be made to Cede & Co., as nominee of the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on the Depositary's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of the Depositary, the relevant Trustee, the Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions, Redemption Price payments or interest, as applicable, to Cede & Co. is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of Cede & Co., and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

   Under certain circumstances set forth in the Trust Agreement, the Global Trust Preferred Security will be exchangeable for definitive certificated Trust Preferred Securities. See "Description of the Trust Preferred
Securities--Global Trust Preferred Securities."

   The information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from sources that the Trust and the Company believe to be accurate, but the Trust and the Company assume no responsibility for the accuracy thereof. Neither the Trust nor the Company has any responsibility for the performance by the Depositary or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                            DESCRIPTION OF GUARANTEE

   The Guarantee Agreement will be executed and delivered by the Company concurrently with the issuance of the Trust Preferred Securities for the benefit of the holders of the Trust Preferred Securities. Wilmington Trust Company will act as Guarantee Trustee under the Guarantee Agreement for the purposes of compliance with the Trust Indenture Act, and the Guarantee Agreement will be qualified as an indenture under the Trust Indenture Act. The following summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee Agreement, including the definition therein of certain terms, and the Trust Indenture Act. The form of the Guarantee Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Preferred Securities.

GENERAL

   The Guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Trust Preferred Securities, but will apply only to the extent that the Trust has funds sufficient to make such payments, and is not a guarantee of collection.

   The Company will irrevocably unconditionally agree to pay in full on a subordinated basis, to the extent set forth therein, the Guarantee Payments (as defined below) to the holders of the Trust Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert, other than the defense of payment. The following payments with respect to the Trust Preferred Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payment"), will be subject to the
Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Trust Preferred Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the redemption price with respect to any Trust Preferred Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Trust Preferred Securities), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of the Trust remaining available for distribution to holders of Trust Preferred Securities, after satisfaction of liabilities to creditors of the Trust as required by law. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Trust Preferred Securities or by causing the Trust to pay such amounts to such holders.

   If the Company does not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will not be able to pay Distributions on the Trust Preferred Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior Debt and Subordinated Debt of the Company. See "--Status of the Guarantee" below. Except as otherwise described herein, the Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt and Subordinated Debt whether under the Indenture, any other indenture that the Company may enter into in the future, or otherwise. The Company has, through the Guarantee Agreement, the Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Trust Preferred Securities. See "Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee."

STATUS OF THE GUARANTEE

   The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Debt and Subordinated Debt in the same manner as the Junior Subordinated Debentures.

   The Guarantee will constitute a guarantee of payment and not of collection. For example, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity. The Guarantee will be held for the benefit of the holders of the Trust Preferred Securities. The Guarantee will not be discharged except by payment of the Guarantee Payment in full to the extent not paid by the Trust or upon distribution of the Junior Subordinated Debentures to the holders of the Trust Preferred Securities. The Guarantee does not place a limitation on the amount of additional Senior Debt and Subordinated Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt and Subordinated Debt.

AMENDMENTS AND ASSIGNMENT

   Except with respect to any changes which do not materially adversely affect the rights of holders of the Trust Preferred Securities (in which case no vote will be required), the Guarantee Agreement may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Trust Preferred Securities. See "Description of the Trust Preferred Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding.

EVENTS OF DEFAULT

   An Event of Default under the Guarantee Agreement will occur upon the failure of the Company to perform any of its payment or other obligations thereunder and, except for a default in payment of a Guarantee Payment, the Guarantor shall have received notice of default and shall not have cured such default within 90 days after receipt of such notice. The holders of not less than a majority in aggregate Liquidation Amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee Agreement. Any holder of the Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

   The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee Agreement.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

   The Guarantee Trustee, other than during the occurrence and continuance of an Event of Default, and after curing all Events of Default that shall have occurred under the Guarantee Agreement, has undertaken to perform only such duties as are specifically set forth in the Guarantee Agreement and, after the occurrence of an Event of Default under the Guarantee Agreement, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee Agreement at the request of any holder of the Trust Preferred Securities unless it is offered adequate security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

   The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Trust Preferred Securities, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of Junior Subordinated Debentures to the holders of the Trust Preferred Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Trust Preferred Securities must restore payment of any sums paid under the Trust Preferred Securities or the Guarantee.

GOVERNING LAW

   The Guarantee Agreement will be governed by and construed in accordance with the laws of the State of California.

                               EXPENSE AGREEMENT

   Pursuant to the Expense Agreement to be entered into between the Company and the Trust under the Trust Agreement, the Company will irrevocably and unconditionally guarantee to each person or entity to whom the Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Trust (including, without limitation, expenses relating to the Offering of the Trust Preferred Securities and any expenses the Property Trustee may incur relating to the enforcement of the rights of the holders of the Trust Preferred Securities or the Junior Subordinated Debentures pursuant to the Trust Agreement and the Indenture, respectively), other than obligations of the Trust to pay to the holders of the Trust Preferred Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Trust Preferred Securities or such other similar interests, as the case may be. The Expense Agreement may be enforced against the Company by any person or entity to whom the Trust is or becomes indebted or liable.

                     RELATIONSHIP AMONG THE TRUST PREFERRED
                      SECURITIES, THE JUNIOR SUBORDINATED
                          DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

   Payments of Distributions and other amounts due on the Trust Preferred Securities (to the extent the Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantee." Taken together, the Company's obligations under the Junior Subordinated Debentures, the Indenture, the Trust Agreement, the Expense Agreement and the Guarantee Agreement provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Trust Preferred Securities. If and to the extent that the Company does not make payments on the Junior Subordinated Debentures, the Trust will not pay Distributions or other amounts due on the Trust Preferred Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of the Trust Preferred Securities is to institute a legal proceeding directly against the Company for enforcement of payment on the Junior Subordinated Debentures. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all Senior Debt and Subordinated Debt of the Company.

SUFFICIENCY OF PAYMENTS

   As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Trust Preferred Securities, primarily because: (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate Liquidation Amount of the Trust Preferred Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Preferred Securities; (iii) the Company shall pay for all and any costs, expenses and liabilities of the Trust, except the Trust's obligations to holders of Trust Preferred Securities; and (iv) the Trust Agreement further provides that the Trust will not engage in any activity that is not consistent with its limited purposes.

   Notwithstanding anything to the contrary in the Indenture, the Company has the right to set off any payment it is otherwise required to make thereunder to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF THE TRUST PREFERRED SECURITIES UNDER THE GUARANTEE

   A holder of any of the Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

   A default or event of default under any Senior Debt and Subordinated Debt would not constitute a default or Event of Default under the Guarantee. However, in the event of a default under Senior Debt and Subordinated Debt, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures from and after the time that the Company and the Indenture Trustee receive notice of such default and while such default is continuing. Failure to make required payments on Junior Subordinated Debentures would constitute an Event of Default.

LIMITED PURPOSE OF THE TRUST

   The Trust Preferred Securities evidence a beneficial interest in the Trust, and the Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of the Trust Preferred Securities and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from the Company the principal amount of and interest accrued on Junior Subordinated Debentures held, while a holder of the Trust Preferred Securities is entitled to receive Distributions from the Trust (or from the Company under the Guarantee) if and to the extent the Trust has funds available for the payment of such Distributions.

RIGHTS UPON DISSOLUTION

   Upon any voluntary or involuntary dissolution, winding-up or liquidation of the Trust involving the liquidation of the Junior Subordinated Debentures, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, the holders of Trust Preferred Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of the Trust Preferred Securities--Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Debt and Subordinated Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions.
Since the Company is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Preferred Securities), the positions of a holder of the Trust Preferred Securities and a holder of Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are substantially the same.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

   It is the opinion of Cooley Godward LLP, counsel to the Company ("Counsel"), that the following is accurate in all material respects and, subject to the limitations stated herein, describes the material federal income tax consequences to holders of the Trust Preferred Securities arising from the purchase, ownership and disposition thereof. The following discussion assumes the accuracy of the facts set forth in the Prospectus and Prospectus Supplement. The discussion set forth in this section, unless otherwise stated, deals only with Trust Preferred Securities held as capital assets by United States Persons (defined below) who purchase the Trust Preferred Securities upon original issuance at their original offering price. As used herein, a "United States Person" means a person that is (i) a citizen or resident of the United States as determined for United States federal income tax purposes, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or an electing trust that was existing on August 19, 1996 and treated as a domestic trust on such date. The tax treatment of holders may vary depending on their particular situation. The following discussion does not address all the tax consequences that may be relevant to a particular holder or to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, foreign investors, investors that hold the Trust Preferred Securities as part of a hedging, straddle, constructive sale, or conversion or other risk reduction transaction or whose functional currency is not the U.S. dollar. In addition, the following discussion does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to a holder of Trust Preferred Securities. The discussion set forth herein is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

\   The following discussion does not address the tax consequences that might be relevant to persons that are not United States Persons ("non-United States Persons"). Non-United States Persons should consult their own tax advisors as to the specific United States federal income and other tax consequences of the purchase, ownership and disposition of Trust Preferred Securities.

   The authorities on which the discussion set forth herein is based are subject to various interpretations, and opinions of counsel are not binding on the Internal Revenue Service ("Service") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the Service with respect to the transactions described herein. Accordingly, there can be no assurance that the Service will not challenge the tax consequences discussed herein or that a court would not sustain such a challenge.

   HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE TRUST PREFERRED SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS, SEE "DESCRIPTION OF THE TRUST PREFERRED SECURITIES--REDEMPTION."

CLASSIFICATION OF THE TRUST

   In connection with the issuance of the Trust Preferred Securities, Counsel will render its opinion that, under current law and assuming compliance with the terms of the Trust Agreement, and based on certain facts and assumptions contained in such opinion, the Trust will be classified as a grantor trust and not as a partnership or an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of the Trust Preferred Securities (a "Securityholder") will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures. Accordingly, each Securityholder will be required to include in its gross income its pro rata share of the interest income or original issue discount ("OID") that is paid or accrued on the Junior Subordinated Debentures. See "--Interest Income and Original Issue Discount" herein.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

   The Company intends to take the position that the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company under current law, and, by acceptance of a Trust Preferred Security, each holder covenants to treat the Junior Subordinated Debentures as indebtedness and the Trust Preferred Securities as evidence of an indirect beneficial ownership interest in the Junior Subordinated Debentures. Counsel has not delivered any opinion relating to the classification of the Junior Subordinated Debentures as indebtedness and no assurance can be given that such position of the Company will not be challenged by the Service or, if challenged, that such a challenge will not be successful. The remainder of this "Material Federal Income Tax Consequences" section assumes that the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company. No amount included in income with respect to the Junior Subordinated Debentures and Trust Preferred Securities will be eligible for the dividends received deduction.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

   Except as set forth below, stated interest on the Junior Subordinated Debentures generally will be included in income by a Securityholder at the time such interest income is paid or accrued in accordance with such Securityholder's regular method of tax accounting. Under the applicable Treasury Regulations, the Junior Subordinated Debentures will not be considered to have been issued with OID within the meaning of Section 1273(a) of the Code, so long as the Junior Subordinated Debentures have terms and conditions that render the likelihood of the Company's exercising its right to defer payments of interest on the Junior Subordinated Debentures to be remote. The Company believes that the terms and conditions of the Junior Subordinated Debentures (including the restrictions on other payments during the Extension Period) are such that the likelihood of its exercising such right is remote, and intends to take the position that the Junior Subordinated Debentures are not issued with OID. Because this issue is inherently factual, Counsel is unable to express any opinion regarding whether the Junior Subordinated Debentures are issued with OID. If, however, the Company exercises its right to defer payments of interest on the Junior Subordinated Debentures, the Junior Subordinated Debentures will become OID instruments at such time and all Securityholders will be required to accrue the stated interest on the Junior Subordinated Debentures as it accrues on a daily basis during the Extension Period, even though the Company will not pay such interest until the end of the Extension Period, and even though some Securityholders otherwise may use the cash method of tax accounting. Moreover, if the Company exercises such right, the Junior Subordinated Debentures thereafter will be taxed as OID instruments for as long as they remain outstanding. Thus, even after the end of the Extension Period, all Securityholders will be required to continue to include the stated interest on the Junior Subordinated Debentures in income on a daily economic accrual basis, regardless of their method of tax accounting and in advance of receipt of the cash attributable to such interest income. Under the economic accrual rules, a Securityholder is required to accrue an amount of interest income each year that approximates the stated interest payments called for under the Junior Subordinated Debentures, and actual cash payments of interest on the Junior Subordinated Debentures are not reported separately as taxable income. A Securityholder's basis in Trust Preferred Securities will be increased by any OID includible in income.

   The Company's determination that there is a remote likelihood of exercising its right to defer the payment of interest on the Junior Subordinated Debentures is binding on each Securityholder unless the holder explicitly discloses in the manner required by applicable Treasury Regulations that its determination is different from the Company's. The Company's determination is not, however, binding on the Service.

   The Treasury Regulations described above have not yet been addressed in any definitive interpretations by the Service, and it is possible that the Service could take a contrary position. If the Service were to assert successfully that the stated interest on the Junior Subordinated Debentures was OID regardless of whether the Company exercises its right to defer payments of interest on such debentures, all Securityholders will be required to include such stated interest in income on a daily economic accrual basis as described above.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF TRUST PREFERRED SECURITIES

   Under current law, a distribution by the Trust of the Junior Subordinated Debentures as described under the captions "Description of the Trust Preferred Securities--Distribution of Junior Subordinated Debentures" and "Liquidation Distribution Upon Dissolution" will be non-taxable and will result in the Securityholder receiving directly its pro rata share of the Junior Subordinated Debentures previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Trust Preferred Securities before such distribution. A Securityholder would continue to recognize interest income in respect of Junior Subordinated Debentures received from the Trust in the manner described above under "--Interest Income and Original Issue Discount" herein. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of Junior Subordinated Debentures to Securityholders by the Trust could be a taxable event to the Trust and each Securityholder, and a Securityholder could be required to recognize gain or loss as if the Securityholder had exchanged its Trust Preferred Securities for the Junior Subordinated Debentures it received upon the liquidation of the Trust, and the Securityholder's holding period for the Junior Subordinated Debentures received would not include the holding period for the Trust Preferred Securities surrendered in the liquidation.

SALES OR REDEMPTION OF TRUST PREFERRED SECURITIES

   Gain or loss will be recognized by a Securityholder on a sale of Trust Preferred Securities (including a redemption for cash) in an amount equal to the difference between the amount realized (which for this purpose, will exclude amounts attributable to accrued interest or OID not previously included in income) and the Securityholder's adjusted tax basis in the Trust Preferred Securities sold or so redeemed. Gain or loss recognized by a Securityholder on Trust Preferred Securities held for more than one year will generally be taxable as long-term capital gain or loss and any such long-term capital gain recognized by a noncorporate Securityholder generally will be taxed at a rate of 20 percent.

Amounts attributable to accrued interest or OID with respect to a Securityholder's pro rata share of the Junior Subordinated Debentures not previously included in income will be taxable as ordinary income.

MARKET DISCOUNT

   Securityholders acquiring Trust Preferred Securities should note that the resale of Trust Preferred Securities may be adversely affected by the market discount provisions of Section 1276 through 1278 of the Code. To the extent a subsequent Securityholder acquires its Trust Preferred Securities at a price that is less than the adjusted issue price of such holder's share of the Junior Subordinated Debentures (which generally should approximate par plus accrued but unpaid interest), the Securityholder will be deemed to have acquired its interest in the Trust Preferred Securities with market discount. Such Securityholders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Trust Preferred Securities.

   A Securityholder acquiring Trust Preferred Securities at a market discount generally will be required to recognize ordinary income to the extent of accrued market discount upon the retirement of the underlying Junior Subordinated Debentures or, to the extent of any gain, upon disposition of the Trust Preferred Securities. Such market discount would accrue ratably, or, at the election of the Securityholder, under a constant yield method, over the remaining term of the Junior Subordinated Debentures. A Securityholder also will be required, in the absence of the election described in the next sentence, to defer the deduction of a portion of the interest paid or accrued on indebtedness incurred to purchase or carry Trust Preferred Securities acquired with market discount. In lieu of the foregoing, a Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in the taxable year of the election or thereafter, in which case the interest deduction deferral rule will not apply.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

   Income on the Trust Preferred Securities held of record by United States Persons (other than certain exempt Securityholders), if any, will be reported to the Service and to such holders. "Backup" withholding at a rate of 31% will apply to distributions and other payments on, and proceeds from the sale of, Trust Preferred Securities paid to non-exempt United States Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions. Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is timely furnished to the Service.

POSSIBLE TAX LAW CHANGES AFFECTING THE TRUST PREFERRED SECURITIES

   There can be no assurance that future legislation will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Company to cause a redemption of the Trust Preferred Securities. In addition, the Service recently asserted that interest payable on a security with characteristics and issued in circumstances similar to the characteristics and issuance of the Junior Subordinated Debentures was not deductible for United States federal income tax purposes. The taxpayer in that case has filed a petition in the United States Tax Court challenging the Service's position on this matter. If this matter is litigated and the Tax Court sustains the Service's position, such judicial decision could give rise to a Tax Event which could, in certain circumstances, require the dissolution of the trust or permit the Company to redeem the Junior Subordinated Debentures. See "Description of the Trust Preferred Securities--Redemption--Tax Event Redemption, Investment Company Event Redemption or Distribution of Junior Subordinated Debentures" and "Description of Junior Subordinated Debentures--Redemption."

                              ERISA CONSIDERATIONS

   A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in the Trust Preferred Securities. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the plan and whether an investment is appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit an employee benefit plan subject to either ERISA or Section 4975 of the Code (which generally includes individual retirement accounts and so-called "Keogh" plans as well as other employer-sponsored plans) from engaging in certain transactions involving "plan assets" with parties which are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. Therefore, a fiduciary of an employee benefit plan should also consider whether an investment in the Trust Preferred Securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

   If the assets of the Trust were deemed to be plan assets of employee benefit plans that are holders of the Trust Preferred Securities (including holders who are not employee benefit plans themselves but are investing "plan assets" of an employee benefit plan), the plan's investment in the Trust Preferred Securities might be deemed to constitute a delegation under ERISA of the duty to manage plan assets by an ERISA plan fiduciary investing in Trust Preferred Securities, and certain transactions involving the operation of the Trust might be deemed to constitute prohibited transactions under ERISA and the Code.

   The U.S. Department of Labor (the "DOL") has issued a regulation with regard to whether the underlying assets of an entity in which employee benefit plans acquire equity investments would be deemed to be plan assets. The regulation provides that the underlying assets of an entity will not be considered to be plan assets if the interests of the entity acquired by the employee benefit plan are "publicly offered securities" -- that is, they are (1) widely held (i.e., owned by more than 100 investors independent of the entity and of each other), (2) freely transferable and (3) sold as part of an offering pursuant to an effective registration statement under the Securities Act and timely registered under Section 12(b) or 12(g) of the Exchange Act. It is expected that the Trust Preferred Securities will meet the criteria of "publicly offered securities" above. The Underwriters expect that the Trust Preferred Securities will be held by at least 100 independent investors at the conclusion of the Offering. There are no restrictions imposed on the transfer of the Trust Preferred Securities and the Trust Preferred Securities will be sold as part of an offering pursuant to an effective registration statement under the Securities Act, and will be timely registered under the Exchange Act.

   Even if the assets of the Trust were deemed to be "plan assets" of employee benefit plans that are holders of the Trust Preferred Securities, there are five class exemptions issued by the DOL which could apply to except certain transactions involving assets of the Trust from the prohibited transaction provisions of ERISA and the Code--Prohibited Transaction Exemption 84-14, for certain transactions determined by qualified professional asset managers; Prohibited Transaction Exemption 90-1, for certain transactions involving insurance company pooled separate accounts; Prohibited Transaction Exemption 91-38, for certain transactions involving bank collective investment funds; Prohibited Transaction Exemption 95-60, for certain transactions involving insurance company general accounts; and Prohibited Transaction Exemption 96-23, for certain transactions determined by in-house asset managers.

   Even if the assets of the Trust are not deemed "plan assets" of employee benefit plans that hold Trust Preferred Securities, one or more the Trustees of the Trust might be considered a party in interest or a disqualified person with respect to certain such employee benefit plans by reason of pre-existing relationships, such as plans for which that Trustee or one of its affiliates serves as trustee. Therefore, before such employee benefit plans purchase Trust Preferred Securities, they should determine that (a) none of the Trustees nor any affiliate is a party in interest or disqualified person with respect to such plan or (b) one of the class exemptions referred to in the preceding paragraph or any other exemption from the prohibited transaction rules under ERISA and the Code is applicable to their purchase and holding of the Trust Preferred Securities.

   Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that an employee benefit plan considering the purchase of Trust Preferred Securities consult with its counsel regarding the consequences under ERISA of the acquisition and ownership of Trust Preferred Securities. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) generally are not subject to ERISA requirements of the prohibited transaction provisions of the Code.

                                  UNDERWRITING

   Subject to the terms and certain conditions of the Underwriting Agreement (the "Underwriting Agreement"), the underwriters named below (the "Underwriters"), for whom EVEREN Securities, Inc., is acting as representative (the "Representative"), have severally agreed to purchase an aggregate of 5,000,000 Trust Preferred Securities from the Trust. The number of Trust Preferred Securities that each Underwriter has agreed to purchase is set forth opposite its name below:

                                            NUMBER OF TRUST
UNDERWRITERS                              PREFERRED SECURITIES
-----------------------                   --------------------
EVEREN Securities, Inc. ...............
                                                ---------
        Total                                   5,000,000
                                                =========

   The Underwriting Agreement provides that the obligations of the several Underwriters who are parties thereunder are subject to certain conditions. If any of the Trust Preferred Securities are purchased by the Underwriters pursuant to the Underwriting Agreement, all of such Trust Preferred Securities (other than the Trust Preferred Securities covered by the over-allotment option described below) must be so purchased.

   The Trust and the Company have been advised by the Representative that the Underwriters propose to offer the Trust Preferred Securities to the public initially at the price to the public set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not to exceed $________ per Trust Preferred Security. The Underwriters may allow, and such dealers may reallow, discounts not to exceed $________ per Trust Preferred Security to certain other dealers. After the initial public offering of the Trust Preferred Securities, the public offering price and the other selling terms may be changed by the Representative. In view of the fact that the proceeds of the sale of the Trust Preferred Securities will be used to purchase the Junior Subordinated Debentures of the Company, the Underwriting Agreement provides that the Company will pay as compensation to the Underwriters arranging the investment therein of such proceeds, an amount in immediately available funds of $.40 per Trust Preferred Security (or $2,000,000 in the aggregate) for the accounts of the Underwriters.

   The Trust has granted to the Underwriters an option to purchase up to an additional $7,500,000 aggregate liquidation amount of Trust Preferred Securities at the price to the public set forth on the cover page of this Prospectus, solely to cover over-allotments, if any. To the extent that the Underwriters exercise such option, each of the Underwriters will be committed, subject to certain conditions, to purchase a number of option Trust Preferred Securities proportionate to such Underwriter's initial commitment as indicated in the preceding table.

   The Trust and the Company have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Act, or to contribute to payments that the Underwriters may be required to make in respect thereof.

   The Trust Preferred Securities are a new issue of securities with no established trading market. The Trust will apply to have the Trust Preferred Securities listed on the American Stock Exchange, subject to notice of issuance. In order to meet the listing requirements of the American Stock Exchange, the Representative has undertaken to distribute the Trust Preferred Securities to a minimum of 400 public stockholders. The Representative has advised the Trust and the Company that the Underwriters presently intend to make a market in the Trust Preferred Securities after the commencement of trading on the American Stock Exchange, but no assurances can be made as to the liquidity of the Trust Preferred Securities or that an active and liquid trading market will develop or, if developed, that it will continue. The offering price and distribution rate have been determined by negotiations between representatives of the Company and the Representative, and the Offering price of the Trust Preferred Securities may not be indicative of the market price following the Offering. The Underwriters will have no obligation to make a market in the Trust Preferred Securities, however, and may cease market-making activities, if commenced, at any time.

   The Trust and the Company have agreed with the Underwriters not to (other than in connection with this Offering), directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise issue any Trust Preferred Securities or Junior Subordinated Debentures, any securities convertible into or exercisable or exchangeable for Trust Preferred Securities, or any securities substantially similar to the Trust Preferred Securities or Junior Subordinated Debentures, enter into any swap or other agreement to do any of the foregoing, or file any registration statement relating to any of the foregoing on behalf of itself or any other person, for a period of 180 days after the date of this Prospectus Supplement, without the written consent of EVEREN Securities, Inc.

   In connection with the Offering, certain Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Trust Preferred Securities. Such transactions may include stabilization transactions effected in accordance with the Securities Exchange Act pursuant to which such persons may bid for or purchase Trust Preferred Securities for the purpose of stabilizing its market price. The Underwriters also may create a short position for the account of the Underwriters by selling more Trust Preferred Securities in connection with this Offering than they are committed to purchase from the Trust, and in such case may purchase Trust Preferred Securities in the open market following completion of the Offering to cover all or a portion of such Trust Preferred Securities or may exercise the Underwriters' over-allotment option referred to above. In addition, the Representative, on behalf of the Underwriters, may impose "penalty bids" under contractual arrangements with the Underwriters whereby they may reclaim from an Underwriter (or dealer participating in the Offering), for the account of the other Underwriters, the selling concession with respect to Trust Preferred Securities that are distributed in this Offering but subsequently purchased for the account of the Underwriters in the open market.

                                 LEGAL MATTERS

   The validity of the Guarantee and the Junior Subordinated Debentures will be passed upon for the Company by Cooley Godward LLP, counsel to the Company. Certain legal matters relating to the Offering will be passed upon for the Underwriters by Gibson, Dunn & Crutcher LLP. Certain matters of Delaware law relating to the validity of the Trust Preferred Securities, the enforceability of the Trust Agreement and the creation of the Trust will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Company and the Trust. Richard, Layton & Finger, P.A., will also pass on certain matters on behalf of Wilmington Trust Company in connection with the Offering. Cooley Godward LLP and Gibson, Dunn & Crutcher LLP will rely on the opinions of Richards, Layton & Finger, P.A. as to certain matters of Delaware law. Certain matters relating to United States federal income tax considerations will be passed upon for the Company by Cooley Godward LLP.

                                    EXPERTS

   The financial statements of the Company as of December 31, 1996 and 1997 and for each of the years in the three-year period ended December 31, 1997 have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

   The Combined Balance Sheets of Suncoast Toys, Inc., NW Toys Co. and Oregon Coin Company as of December 31, 1996 and 1997 and the Combined Statements of Income, Stockholders' Equity and Cash Flows for each of the three years in the period ended December 31, 1997 included in the Prospectus Supplement have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                     Page
                                                                                                     ----
                           UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Pro forma balance sheet as of March 31, 1998  . . . . . . . . . . . . . . . . . . . . . . . .          F-3

Pro forma statements of earnings for the year ended
December 31, 1997 and for the three months ended March 31, 1998 . . . . . . . . . . . . . . .          F-4

Notes to pro forma financial statements . . . . . . . . . . . . . . . . . . . . . . . . . . .          F-5

                                AMERICAN COIN MERCHANDISING, INC.

Report of Independent Certified Public Accountants  . . . . . . . . . . . . . . . . . . . . .          F-8

Financial Statements:

    Balance sheets as of December 31, 1996 and 1997 and
    March 31, 1998 (unaudited)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          F-9

    Statements of earnings for the years ended December 31, 1995, 1996
    and 1997 and for the three months ended March 31, 1997 and 1998 (unaudited)   . . . . . .         F-10

    Statements of stockholders' equity for the years ended December 31, 1995,
    1996 and 1997 and for the three months ended March 31, 1998 (unaudited)   . . . . . . . .         F-11

    Statements of cash flows for the years ended December 31, 1995, 1996
    and 1997 and for the three months ended March 31, 1996 and 1997 (unaudited)   . . . . . .         F-12

    Notes to Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         F-13

                        SUNCOAST TOYS, INC., NW TOYS CO., OREGON COIN COMPANY

Report of Independent Public Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . .         F-25

Combined Financial Statements:

    Combined balance sheets as of December 31, 1996 and 1997 and March 31, 1998 (unaudited)           F-26

    Combined statements of income for the years ended December 31, 1995, 1996 and 1997
    and for the three months ended March 31, 1997 and 1998 (unaudited)  . . . . . . . . . . .         F-27

    Combined statements of stockholders' equity for the years ended December 31, 1995,
    1996 and 1997 and for the three months ended March 31, 1998 (unaudited)   . . . . . . . .         F-28

    Combined statements of cash flows for the years ended December 31, 1995, 1996
    and 1997 and for the three months ended March 31, 1997 and 1998 (unaudited)   . . . . . .         F-29

    Notes to Combined Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . .         F-30

Report of Independent Accountants on Supplemental Information . . . . . . . . . . . . . . . .  F-33

         Combining balance sheet as of December 31, 1997  . . . . . . . . . . . . . . . . . .  F-34

         Combining statement of income for the year ended December 31, 1997   . . . . . . . .  F-35

                            PRO FORMA FINANCIAL DATA

   The pro forma data set forth below have been derived from the Company's financial statements. The unaudited pro forma financial data set forth below gives effect to the Suncoast Acquisition, accounted for as a purchase, as if it had occurred (i) on January 1, 1997 for the year ended December 31, 1997 statement of earnings data and January 1, 1998 for the three months ended March 31, 1998 statement of earnings data, and (ii) on March 31, 1998 for balance sheet data. The summary pro forma data is not necessarily indicative of the results that would have been achieved had such transaction been consummated on such dates and should not be construed as representative of future operations. Such pro forma data is subject to the assumptions set forth in the notes to the unaudited pro forma financial statements appearing elsewhere in this Prospectus Supplement. The information presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical and pro forma financial statements, and the notes thereto, set forth elsewhere in this Prospectus Supplement.

                       AMERICAN COIN MERCHANDISING, INC.
                         PRO FORMA FINANCIAL STATEMENTS
                                 BALANCE SHEET
                                 MARCH 31, 1998
                                (IN THOUSANDS)
                                  (UNAUDITED)

                                                                      HISTORICAL
                                                                       COMBINED     ADJUSTMENTS
                                                                       SUNCOAST       FOR THE
                                                                      TOYS, INC.,   ACQUISITION
                                                                       NW TOYS      OF SUNCOAST
                                                   HISTORICAL          CO. AND      TOYS, INC.,
                                                  AMERICAN COIN        OREGON       NW TOY CO.
                                                 MERCHANDISING,          TOY        AND OREGON
                                                      INC.             COMPANY      TOY COMPANY     PRO FORMA
                                                 --------------      -----------    -----------     ---------
 Current assets:
 Cash and cash equivalents................       $     2,251             8,577      (8,577)(a)         2,251
 Trade accounts and other receivables.....               643               140        (140)(a)           643
 Inventories..............................             6,433             1,713        (170)(a)         7,976
 Note receivable..........................                --               350        (350)(a)            --
 Prepaid expenses and other assets........               687               262        (262)(a)           687
                                                 -----------            ------      ------            ------
     Total current assets.................            10,014            11,042      (9,499)           11,557
                                                 -----------            ------      ------            ------
 Property and equipment, at cost:
 Vending machines.........................            26,236             4,405      (4,405)(b)        28,655
                                                                                     2,419 (b)
 Vehicles ................................             5,314               412        (412)(b)         5,531
                                                                                       217 (b)
 Office equipment, furniture and
  fixtures................................             1,481                93         (93)(b)         1,499
                                                                                        18 (b)
                                                 -----------            ------      ------            ------
                                                      33,031             4,910      (2,256)           35,685
 Less: accumulated depreciation...........            (8,637)           (3,180)      3,180 (b)        (8,637)
                                                 -----------            ------      ------            ------
     Property and equipment, net..........            24,394             1,730         924            27,048

 Placement fees, net of accumulated
   amortization...........................               285                --                           285
 Cost in excess of assets acquired, net
   of accumulated amortization............             9,478                --      25,846 (c)        35,324
 Other assets.............................                54                43         (43)(a)            54
                                                 -----------            ------      ------            ------
     Total assets.........................       $    44,225            12,815      17,228            74,268
                                                 ===========            ======      ======            ======
 Current liabilities:
 Current portion of long-term debt........       $     1,277                --                         1,277
 Notes payable to Control Group...........               337                --                           337
 Income taxes payable.....................               465                --                           465
 Accounts payable.........................             2,636             1,211      (1,211)(a)         2,636
 Accrued commissions......................             1,011                --                         1,011
 Other accrued expenses...................               602               251        (251)(a)           602
                                                 -----------            ------      ------            ------
     Total current liabilities............             6,328             1,462      (1,462)            6,328

 Long-term debt, net of current portion...             6,602                --      30,043 (d)        36,645
 Deferred income taxes....................               421                --                           421
                                                 -----------            ------      ------            ------
     Total liabilities....................            13,351             1,462      28,581            43,394

Stockholders' equity:
  Preferred stock...........................              --                                              --
  Common stock..............................              65                53         (53)(e)            65
  Additional paid in capital................          21,943                20         (20)(e)        21,943
  Unearned stock option compensation........             (15)               --                           (15)
  Retained earnings.........................           8,881            11,280     (11,280)(e)         8,881
                                                  ----------            ------      ------            ------
  Total stockholders' equity................          30,874            11,353     (11,353)           30,874
                                                  ----------            ------      ------            ------
Commitments
  Total liabilities and stockholders'
    equity .................................     $    44,225            12,815      17,228            74,268
                                                 ===========            ======      ======            ======

                       AMERICAN COIN MERCHANDISING, INC.
                         PRO FORMA FINANCIAL STATEMENTS
                             STATEMENT OF EARNINGS
                               DECEMBER 31, 1997
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                  HISTORICAL
                                                                   COMBINED
                                                                   SUNCOAST      ADJUSTMENTS
                                                                  TOYS, INC.,      FOR THE
                                                                    NW TOYS     ACQUISITION OF
                                                  HISTORICAL        CO. AND     SUNCOAST TOYS,
                                                AMERICAN COIN       OREGON       INC., NW TOY
                                                MERCHANDISING,        TOY       CO. AND OREGON
                                                     INC.           COMPANY      TOY COMPANY      PRO FORMA
                                               --------------     -----------   --------------    ---------
 Revenue:
   Vending ..................................     $52,866          18,726                          71,592
   Franchise and other ......................       6,218           1,156                           7,374
                                                  -------          ------           ------         ------
     Total revenue ..........................      59,084          19,882             --           78,966
                                                  -------          ------           ------         ------
 Cost of revenue:
   Vending ..................................      37,506          12,795             (792)(f)     50,040
                                                                                       531 (f)
   Franchise and other ......................       3,967             491                           4,458
                                                  -------          ------           ------         ------
     Total cost of revenue ..................      41,473          13,286             (261)        54,498
     Gross profit ...........................      17,611           6,596              261         24,468

 General and administrative expenses ........      10,314           2,523            1,292(g)      14,129
                                                  -------          ------           ------         ------
     Operating earnings .....................       7,297           4,073           (1,031)        10,339

 Interest expense, related parties ..........          76            --                                76
 Interest expense (income), other, net ......         536            (336)           2,554(h)       2,754
                                                  -------          ------           ------         ------
     Earnings before taxes ..................       6,685           4,409           (3,585)         7,509

 Provision for income taxes .................       2,256            --                278(i)       2,534
                                                  -------          ------           ------         ------
     Net earnings ...........................     $ 4,429           4,409           (3,863)         4,975
                                                  =======          ======           ======         ======

                       AMERICAN COIN MERCHANDISING, INC.
                         PRO FORMA FINANCIAL STATEMENTS
                             STATEMENT OF EARNINGS
                       THREE MONTHS ENDED MARCH 31, 1998
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                  HISTORICAL
                                                                   COMBINED
                                                                   SUNCOAST      ADJUSTMENTS
                                                                  TOYS, INC.,      FOR THE
                                                                    NW TOYS     ACQUISITION OF
                                                  HISTORICAL        CO. AND     SUNCOAST TOYS,
                                                AMERICAN COIN       OREGON       INC., NW TOY
                                                MERCHANDISING,        TOY       CO. AND OREGON
                                                     INC.           COMPANY      TOY COMPANY      PRO FORMA
                                               --------------     -----------   --------------    ---------
Revenue:
  Vending ...................................     $17,615            5,266                         22,881
  Franchise and other .......................       1,146               85                          1,231
                                                  -------            -----       ------            ------
    Total revenue ...........................      18,761            5,351                         24,112

Cost of revenue:
  Vending ...................................      12,614            3,570         (198)(f)        16,119
                                                                                    133 (f)
  Franchise and other .......................         680               64                            744
                                                  -------            -----       ------            ------
    Total cost of revenue ...................      13,294            3,634          (65)           16,863
    Gross profit ............................       5,467            1,717           65             7,249

General and administrative expenses .........       3,526              521          323 (g)         4,370
                                                  -------            -----       ------            ------
    Operating earnings ......................       1,941            1,196         (258)            2,879

Interest expense, related parties ...........          11             --                               11
Interest expense (income), other, net .......         107             (112)         638 (h)           633
                                                  -------            -----       ------            ------
    Earnings before taxes ...................       1,823            1,308         (896)            2,235

Provisions for income taxes .................         638             --            144 (i)           782
                                                  -------            -----       ------            ------
    Net earnings ............................     $ 1,185            1,308       (1,040)            1,453
                                                  =======            =====       ======            ======

----------

NOTES TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(a) Represents the elimination of certain historical working capital items of the Companies, as the purchase excluded working capital, except for inventory, which was $1,543,000 at the purchase date. The calculation of inventory acquired is based on an estimate of the fair value of the inventory acquired.

(b) Represents the elimination of historical property and equipment items of the Companies, and the recording of the fair value of such property and equipment acquired, is based on management's estimates of the fair value.

(c) Represents the purchase price in excess of the fair value of the net assets acquired.

(d) Represents borrowings under the Company's credit facility to finance the purchase.

(e) Represents the elimination of the historical equity accounts of the Companies, as a result of the acquisition.

(f) Represents adjustments to depreciation expense as a result of the impacts of presenting the property and equipment at fair value and conforming the method of depreciation from an accelerated method used by the Companies to the straight-line method used by the Company.

(g) Represents the amortization of costs in excess of assets acquired. Amortization expense is computed on a straight- line basis over 20 years.

(h) Represents interest expense as a result of the increased borrowings under the Company's line of credit to finance the purchase. Interest expense on such borrowings is calculated using an assumed interest rate of 8.5%

(i) Represents additional income tax expense for: (i) the income of the Companies, as no income tax expense has historically been included in the financial statements of the Companies as the Companies are S Corporations, and (ii) the tax effects of the pro forma adjustments above. Income tax expense is computed using the Company's statutory income tax rate.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
American Coin Merchandising, Inc.:

   We have audited the accompanying balance sheets of American Coin Merchandising, Inc. (formerly American Coin Merchandising, Inc. and affiliates through August 31, 1995) as of December 31, 1997 and 1996, and the related statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Coin Merchandising, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December
31, 1997, in conformity with generally accepted accounting principles.

                                             KPMG Peat Marwick LLP

Boulder, Colorado
February 20, 1998

                       AMERICAN COIN MERCHANDISING, INC.

                                 BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                     ASSETS

                                                                               DECEMBER 31,          MARCH 31,
                                                                           1996          1997          1998
                                                                                                    (UNAUDITED)
                                                                         --------      --------     ----------
       Current assets:
         Cash and cash equivalents .................................     $    771      $  1,929      $  2,251
         Trade accounts and other receivables ......................          673           979           643
         Inventories ...............................................        4,329         5,625         6,433
         Prepaid expenses and other assets .........................          164           365           687
                                                                         --------      --------      --------
             Total current assets ..................................        5,937         8,898        10,014
                                                                         --------      --------      --------
       Property and equipment, at cost:
         Vending machines ..........................................       12,446        22,829        26,236
         Vehicles ..................................................        2,095         4,652         5,314
         Office equipment, furniture and fixtures ..................          527         1,242         1,481
                                                                         --------      --------      --------
                                                                           15,068        28,723        33,031
         Less accumulated depreciation .............................       (4,697)       (7,557)       (8,637)
                                                                         --------      --------      --------
             Property and equipment, net ...........................       10,371        21,166        24,394
                                                                         --------      --------      --------
       Placement fees, net of accumulated amortization .............          183           281           285
       Deferred income taxes .......................................           42          --            --
       Cost in excess of assets acquired, net of accumulated
         amortization ..............................................        3,209         6,682         9,478
       Other assets ................................................           16            50            54
                                                                         --------      --------      --------
             Total assets ..........................................     $ 19,758      $ 37,077      $ 44,225
                                                                         ========      ========      ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

       Current liabilities:
         Current portion of long-term debt .........................     $    435      $    945      $  1,277
         Current portion of notes payable to Control Group .........          674           674           337
         Income taxes payable ......................................          279           317           465
         Accounts payable ..........................................          544         1,680         2,636
         Accrued commissions .......................................          747         1,001         1,011
         Other accrued expenses ....................................          344           655           602
                                                                         --------      --------      --------
            Total current liabilities .............................         3,023         5,272         6,328
       Long-term debt, net of current portion ......................        4,384         1,292         6,602
       Notes payable to Control Group, net of current portion ......          675          --            --
       Deferred Income Taxes .......................................         --             421           421
                                                                         --------      --------      --------
             Total liabilities .....................................        8,082         6,985        13,351
                                                                         --------      --------      --------
       Stockholders' equity:
         Preferred stock, $.10 par value (Authorized 500,000 shares;
           none issued) ............................................         --            --            --
         Common stock, $.01 par value (Authorized 20,000,000 shares;
           issued and outstanding 5,123,274 and 6,452,904 in 1996
           and 1997, respectively, 6,467,903 at March 31, 1998) ....           51            65            65
         Additional paid-in-capital ................................        8,407        22,352        21,943
         Unearned stock option compensation ........................          (49)          (21)          (15)
         Retained earnings .........................................        3,267         7,696         8,881
                                                                         --------      --------      --------
             Total stockholders' equity ............................       11,676        30,092        30,874
                                                                         --------      --------      --------
       Commitments
             Total liabilities and stockholders' equity ............     $ 19,758      $ 37,077      $ 44,225
                                                                         ========      ========      ========


                See accompanying notes to financial statements.

                     AMERICAN COIN MERCHANDISING, INC. (a)

                             STATEMENTS OF EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                           THREE MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,               MARCH 31,
                                                       -------------------------------     -------------------
                                                         1995        1996        1997        1997       1998
                                                       -------     -------     -------     -------     -------
                                                                                               (UNAUDITED)
Revenue:
  Vending ........................................     $17,031     $30,439     $52,866     $10,756     $17,615
  Franchise and other ............................       8,683       7,828       6,218       1,601       1,146
                                                       -------     -------     -------     -------     -------
      Total revenue ..............................      25,714      38,267      59,084      12,357      18,761
                                                       -------     -------     -------     -------     -------
Cost of revenue:
  Vending ........................................      11,701      21,283      37,506       7,599      12,614
  Franchise and other ............................       6,054       5,659       3,967         952         680
                                                       -------     -------     -------     -------     -------
      Total cost of revenue ......................      17,755      26,942      41,473       8,551      13,294
                                                       -------     -------     -------     -------     -------
      Gross profit ...............................       7,959      11,325      17,611       3,806       5,467
General and administrative expenses ..............       4,218       7,053      10,314       2,296       3,526
Commissions and royalties, related parties .......         347        --          --          --          --
                                                       -------     -------     -------     -------     -------
      Operating earnings .........................       3,394       4,272       7,297       1,510       1,941
                                                       -------     -------     -------     -------     -------
Interest expense, related parties ................         224         108          76          25          11
Interest expense, other ..........................         159         267         536          86         107
Minority interest in income of combined affiliates          80        --          --          --          --
Share of loss of equity affiliate ................          27        --          --          --          --
                                                       -------     -------     -------     -------     -------
      Earnings before taxes ......................       2,904       3,897       6,685       1,399       1,823
Provision for income taxes .......................         329       1,311       2,256         518         638
                                                       -------     -------     -------     -------     -------
      Net earnings ...............................     $ 2,575     $ 2,586     $ 4,429     $   881     $ 1,185
                                                       =======     =======     =======     =======     =======

Basic earnings per share of common stock .........                 $  0.51     $  0.80     $  0.17     $  0.18
Diluted earnings per share of common stock .......                    0.48        0.78        0.16        0.18
Basic weighted average of common shares ..........                   5,092       5,565       5,251       6,457
Diluted weighted average of common shares.........                   5,417       5,694       5,425       6,649
Pro forma information:
          Historical earnings before taxes.......      $ 2,904
          Pro forma adjustments to earnings
            before taxes..........................       1,207
                                                       -------
          Pro forma earnings before taxes.........       4,111
          Pro forma income tax expense............      (1,562)
                                                       -------
          Pro forma net earnings..................     $ 2,549
                                                       =======
          Pro forma earnings per common and
            common equivalent share:
          Pro forma basic earnings per share......     $  0.59
          Pro forma diluted earnings per share....        0.55
          Pro forma basic weighted average
            common share..........................       4,299
          Pro forma diluted weighted average
            common share..........................       4,669

----------
(a) Through August 31, 1995, represents combined financial statements of American Coin Merchandising, Inc. and the Affiliates Entities (see note 1).

                See accompanying notes to financial statements.

                     AMERICAN COIN MERCHANDISING, INC. (a)

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                                              TOTAL
                                                         ADDITIONAL    UNEARNED                               STOCK-
                                                COMMON    PAID-IN    STOCK OPTION   RETAINED   EQUITY OF      HOLDERS'
                                                STOCK     CAPITAL    COMPENSATION   EARNINGS   AFFILIATES     EQUITY
                                                ------   ----------  ------------   --------   ----------     --------
December 31, 1994 ...........................    $ 31     $     34     $  --        $   443      $   706      $  1,214
Issuance of 1,700,000 common stock in
  public offering, net.......................      17       10,034        --           --           --          10,051
Issuance of employee stock options ..........      --           80         (80)        --           --            --
Exercise of employee stock options ..........       2            3        --           --           --               5
Conversion of stockholder loans .............       1          675        --           --           --             676
Net earnings ................................      --         --          --          2,072          503         2,575
Distributions ...............................      --         --          --           (634)        (420)       (1,054)
Distribution to Control Group in
  conjunction with Reorganization ...........      --         --          --         (4,162)        (789)       (4,951)
Deferred tax asset established in
  Reorganization ............................      --          491        --           --           --             491
Termination of S corporation tax
  status.....................................      --       (2,962)       --          2,962         --            --
                                                 ----     --------      ------      -------      -------      --------
December 31, 1995 ...........................      51        8,355         (80)         681         --           9,007
Amortization of deferred compensation .......      --         --            26         --           --              26
Tax benefit related to employee stock
  options ...................................      --           57        --           --           --              57
Exercise of employee stock options ..........      --            1        --           --           --               1
Termination of employee stock options .......      --           (6)          5         --           --              (1)
Net earnings ................................      --         --          --          2,586         --           2,586
                                                 ----     --------      ------      -------      -------      --------
December 31, 1996 ...........................      51        8,407         (49)       3,267         --          11,676
Issuance of 1,000,000 common stock in
  public offering, net.......................      10       13,915        --           --           --          13,925
Amortization of deferred compensation .......      --         --            22         --           --              22
Exercise of employee stock options ..........       4           39        --           --           --              43
Termination of employee stock options .......      --           (9)          6         --           --              (3)
Net earnings ................................      --         --          --          4,429         --           4,429
                                                 ----     --------      ------      -------      -------      --------
December 31, 1997 ...........................      65       22,352         (21)       7,696         --          30,092
Acquisition of 70,000 warrants to
  purchase common stock .....................      --         (492)       --           --           --            (492)
Amortization of deferred compensation .......      --         --             5         --           --               5
Exercise of employee stock options ..........      --           84        --           --           --              84
Termination of employee stock options .......      --           (1)          1         --           --            --
Net earnings ................................      --         --          --          1,185         --           1,185
                                                 ----     --------      ------      -------      -------      --------
March 31, 1998 (unaudited) ..................      65       21,943         (15)       8,881         --          30,874
                                                 ====     ========      ======      =======      =======      ========

----------
(a) Through August 31, 1995, represents combined financial statements of American Coin Merchandising, Inc. and the Affiliates Entities (see note 1).

                See accompanying notes to financial statements.

                     AMERICAN COIN MERCHANDISING, INC. (a)

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                    THREE MONTHS ENDED
                                                                  YEAR ENDED DECEMBER 31,                MARCH 31,
                                                             ---------------------------------      --------------------
                                                               1995        1996         1997         1997         1998
                                                             -------      -------      -------      -------      -------
                                                                                                        (UNAUDITED)
Operating activities:
  Net earnings .........................................     $ 2,575      $ 2,586      $ 4,429      $   881      $ 1,185
  Adjustments to reconcile net earnings to net
    cash provided by operating activities:
    Depreciation and amortization ......................         930        1,891        3,292          623        1,282
    Affiliate losses ...................................          72         --           --           --           --
    Compensation expense related to stock
      options ..........................................        --             25           19            5            5
    Deferred income tax expense ........................         141          308          463         --           --
    Changes in operating assets and liabilities,
      net of Reorganization and acquisitions:
        Trade accounts and other receivables,
          net ..........................................        (206)          53         (332)         (23)         336
        Inventories ....................................      (1,650)        (756)      (1,026)         222         (557)
        Prepaid expenses and other assets ..............        (182)          10         (233)        (160)        (307)
        Income taxes payable ...........................         188          148           38          194          148
        Accounts payable and accrued expenses ..........         994          (49)       1,701        1,226          913
                                                             -------      -------      -------      -------      -------
           Net cash provided by operating
             activities ................................       2,862        4,216        8,351        2,968        3,005
                                                             -------      -------      -------      -------      -------
Investing activities:
  Acquisitions of property and equipment, net ..........      (2,234)      (6,052)     (12,168)      (2,866)      (3,747)
  Acquisitions of franchisees and other.................        (160)      (1,224)      (3,669)        --         (2,600)
  Acquisition of non-Control Group interests in
    Reorganization .....................................      (3,125)        --           --           --           --
  Placement fees .......................................         (20)        (192)        (242)        (156)         (33)
  Change in notes receivable ...........................          31           20         --           --           --
                                                             -------      -------      -------      -------      -------
           Net cash used in investing activities .......      (5,508)      (7,448)     (16,079)      (3,022)      (6,380)
                                                             -------      -------      -------      -------      -------
Financing activities:
  Net borrowings (payments) on revolving line of
    credit .............................................        (121)       3,381       (3,787)         340        4,714
  Principal payments on notes payable to related
    parties ............................................        (167)        --           --           --           --
  Proceeds from issuance of notes payable to
    related parties ....................................          22         --           --           --           --
  Principal payments on long-term debt .................      (1,172)      (1,559)        (620)        (110)        (272)
  Principal payments on notes payable to Control
    Group ..............................................        --           --           (675)        (338)        (337)
  Proceeds from issuance of long-term debt .............         516        1,224         --           --           --
  Distributions ........................................        (420)        (634)        --           --           --
  Payments to Control Group in Reorganization ..........      (4,509)        --           --           --           --
  Cash retained by combined affiliates in
    Reorganization .....................................        (326)        --           --           --           --
  Acquisition of warrants ..............................        --           --           --           --           (492)
  Issuance of common stock, net of offering
    costs ..............................................      10,056            1       13,968            4           84
                                                             -------      -------      -------      -------      -------
           Net cash provided by (used in)
             financing activities ......................       3,879        2,413        8,886         (104)       3,697
                                                             -------      -------      -------      -------      -------
Net increase (decrease) in cash and cash
  equivalents ..........................................       1,233         (819)       1,158         (158)         322
Cash and cash equivalents at beginning of period .......         357        1,590          771          771        1,929
                                                             -------      -------      -------      -------      -------
Cash and cash equivalents at end of period .............     $ 1,590      $   771      $ 1,929      $   613      $ 2,251
                                                             =======      =======      =======      =======      =======

----------
(a) Through August 31, 1995, represents combined financial statements of American Coin Merchandising, Inc. and the Affiliates Entities (see Note 1).

                 See accompanying notes to financial statements.

                       AMERICAN COIN MERCHANDISING, INC.

                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED MARCH 31, 1997
                            AND 1998 IS UNAUDITED)

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

   American Coin Merchandising, Inc., d/b/a Sugarloaf Creations, Inc. (the "Company") and its franchisees own and operate coin-operated skill-crane machines ("Shoppes") that dispense stuffed animals, plush toys, watches, jewelry and other items. The Company's Shoppes are placed in supermarkets, mass merchandisers, bowling centers, bingo halls, bars, restaurants, warehouse clubs and similar locations. The Company also operates bulk vending equipment and kiddie rides that are located primarily in supermarkets and mass merchandisers. At March 31, 1998, the Company has 34 field offices operating in 40 states. The Company also sells products to franchisees. At December 31, 1997 there were 20 Company franchises in operation.

   Prior to August 31, 1995, the date of the Reorganization described below, certain stockholders of the Company, who collectively owned a controlling interest in the Company at such time (the "Control Group"), owned interests in the eight affiliated entities (the "Affiliated Entities") which were franchisees of the Company. Except as noted below, each of the Affiliated Entities began operations prior to January 1, 1993. The Control Group owned greater than 50% of the outstanding common stock or partnership interests of seven of the Affiliated Entities and less than 50% of the eighth, as follows:

    Affiliated Entities:
         Combined affiliates:
            Chicago Toy Company
            Georgia Toy Company
            Inland Merchandising, Inc. (began operations in June 1993) Lehigh Valley Toy Company
            Performance Merchandising, Inc.
            Southwest Coin Company
            Sugarloaf, Ltd. (began operations in January 1993)
         Equity affiliate:

            Sugarloaf Marketing, Inc.

   Due to the common controlling ownership, the accompanying financial statements include the accounts of the Company and the combined affiliates (collectively referred to as the "Combined Companies") through August 31, 1995. All material intercompany balances and transactions have been eliminated. Through August 31, 1995 the Control Group's interest has been accounted for as equity of affiliates and the other stockholders' interests have been reflected as a minority interest. As such, the assets and liabilities of the Combined Companies have been accounted for in the financial statements based upon their historical costs through August 31, 1995. The financial statements account for the Control Group ownership interest in Sugarloaf Marketing, Inc. using the equity method of accounting through August 31, 1995.

   On August 31, 1995, the Company acquired substantially all of the inventories, property and equipment, and assumed certain facilities leases, which are operating leases, and contracts of the Affiliated Entities in exchange for promissory notes in the principal amount of $8,983,000 (the "Reorganization"), of which $7,634,000 was paid from the proceeds of the Company's initial public offering in October 1995. The remaining promissory notes in the principal amount of $674,000 are payable in 1998. As a result of the Reorganization, assets attributable to the Control Group's interest have been accounted for similar to the pooling-of-interests method of accounting for business combinations. Assets and liabilities included in the financial statements which were retained by the combined affiliates in the Reorganization have been accounted for as distributions to the combined affiliates. Amounts paid to the combined affiliates attributed to the Control Group interest have been accounted for as a distribution for financial reporting purposes. Assets transferred attributable to the non-Control Group members (the minority interest in the combined affiliates and the majority interest in the equity affiliate) have been accounted for using the purchase method of accounting for business combinations. The Company has recorded approximately

$1,964,000 of costs in excess of assets acquired as a result of the transfer of assets attributable to the non-Control Group. The Reorganization was a taxable transaction for income tax purposes, and accordingly, the Company has a tax basis in the transferred assets in excess of that for financial reporting.

2.  ACQUISITIONS

    During the three months ended March 31, 1998, the Company acquired certain assets and the operations of one of its franchisees, the operating assets of a bulk vending company and certain assets of a kiddie ride company for approximately $3,783,000. Of this amount, $2,583,000 was paid in cash with the balance to be paid over a three-year period in accordance with the terms of the promissory notes issued in connection with the acquisition. The Company has recorded approximately $2,903,000 of cost in excess of assets acquired as a result of the acquisitions that were accounted for using the purchase method of accounting.

    During 1997, the Company acquired in July, October and December certain assets and the business operations of three of its franchisees and also acquired the operating assets of a bulk vending and kiddie ride company in November for approximately $5,494,000. Of this amount, $3,669,000 was paid in cash with the balance to be paid over a three-year periods in accordance with the terms of the promissory notes issued in connection with the acquisitions. The Company has recorded approximately $3,685,000 of costs in excess of assets acquired as a result of these acquisitions that were accounted for using the purchase method of accounting.

    During 1996, the Company acquired in January, July and August certain assets and the business operations of three of its franchisees and also acquired the operating assets of a skill-crane service company in May for approximately $2,103,000. Of this amount, $1,224,000 was paid in cash with the balance to be paid over two to three year periods in accordance with the terms of the promissory notes issued in connection with the acquisitions. The Company has recorded approximately $1,239,000 of costs in excess of assets acquired as a result of these acquisitions that were accounted for using the purchase method of accounting.

    In September 1995, the Company acquired certain assets and the business operation of one of its franchisees for approximately $346,000. Of this amount, $158,000 was paid in cash with the balance to be paid over a three-year period in accordance with the terms of a promissory note issued in connection with the acquisition. The Company has recorded approximately $187,000 of costs in excess of assets acquired as a result of this acquisition that was accounted for using the purchase method of accounting.

    The pro forma effect of these acquisitions is not material to assets, revenue or net earnings for the three months ended March 31, 1998 and the years ended December 31, 1995, 1996 and 1997.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    VENDING

    Vending revenue represents cash receipts from customers using vending machines and is recognized when collected. The cost of vending is comprised primarily of the cost of products vended through the machines, the servicing of machines and commissions paid to retail locations.

    FRANCHISE ROYALTIES AND FEES

    Typically, franchisees are required to pay continuing royalties ranging from 2% to 5% of gross machine revenue. Franchisees are required to pay an initial nonrefundable franchise fee. Initial franchise fees are recognized as revenue when the franchise opens. Included in franchise and other revenue are continuing franchise royalties and initial franchise fee revenue of $86,000 for 1995.

    INCOME TAXES

    Prior to October 13, 1995 the Company had elected tax treatment as an S corporation, and the combined affiliates were each organized as S corporations, except for Southwest Coin Company which was organized as a partnership. Accordingly, through October 12, 1995, no provisions were made for income taxes since all income, deductions, gains, losses and credits were reported on the tax returns of the stockholders or partners. The S corporation status of the Company terminated on October 12, 1995 and, accordingly, the Company became a taxable entity.

    Effective October 13, 1995, the Company adopted the provisions of Statement of Financial Accounting Standards Statement No. 109, "Accounting for Income Taxes" (SFAS 109). Under the asset and liability method of accounting for income taxes, as prescribed by SFAS 109, deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to be in effect for the year in which those temporary differences are expected to be recovered or settled. The effects on deferred tax assets and liabilities of a change in tax rates are recognized in income in the period that includes the enactment date.

   ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   CASH EQUIVALENTS

   The Company considers as cash equivalents all highly liquid investments with an original maturity of three months or less.

   Inventories

   Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. Inventories consist of purchased items ready for resale or use in vending operations.

   PROPERTY AND EQUIPMENT

   Property and equipment are stated at cost. Depreciation is calculated on the straight-line and accelerated methods over the estimated useful lives of the assets that range from 3 to 7 years.

   COST IN EXCESS OF ASSETS ACQUIRED

   Cost in excess of assets acquired represents the purchase amount paid in excess of the fair market value of the tangible net assets acquired and is amortized using the straight-line method over a 20-year period.

   IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

   The Company reviews its long-lived assets and intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets.

   EARNINGS PER SHARE

   In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings Per Share (Statement No.
128) effective for periods ending after December 15, 1997. Statement No. 128 changes the computation, presentation and disclosure requirements for earnings per share for entities with publicly held common stock or potential common stock. Under such requirements the Company is required to present both basic earnings per share and diluted earnings per share. Basic earnings and diluted earnings per share are computed by dividing earnings available to common stockholders by the weighted average number of common shares outstanding during the period and by all dilutive potential common shares outstanding during the period, respectively. The Company adopted the provisions of Statement No. 128 as of December 31, 1997. As prescribed by Statement No. 128, the Company has restated prior periods' earnings per share of common stock, including interim earnings per share of common stock, in the period of adoption. Such amounts are as follows:

                                       YEAR
                                       ENDED                              QUARTER ENDED (UNAUDITED)
                                      --------   ---------------------------------------------------------------------------
                                       DEC. 31    MAR. 31    JUNE 30   SEPT. 30    DEC. 31    MAR. 31    JUNE 30   SEPT. 30
                                        1996       1996       1996       1996       1996       1997       1997       1997
                                      --------   --------    -------   --------    -------    -------    -------   ---------
 Earnings per share of
   common stock as
   previously reported............     $  0.48    $  0.09    $  0.07    $  0.11    $  0.21    $  0.16    $  0.16    $  0.18
 Basic earnings per
   share of common stock..........     $  0.51    $  0.10    $  0.07    $  0.11    $  0.22    $  0.17    $  0.16    $  0.18
 Diluted earnings per
   share of common stock..........     $  0.48    $  0.09    $  0.07    $  0.11    $  0.21    $  0.16    $  0.16    $  0.18

  Net earnings per share have been omitted for 1995 because through August 31, 1995 the Combined Companies were not a single entity with its own capital structure.

  INTERIM FINANCIAL STATEMENTS

  The financial statements as of March 31, 1998 and for the three months ended March 31, 1997 and 1998 are unaudited but, in the opinion of management, include all adjustments, consisting of normal recurring adjustments, which are necessary for a fair presentation of the financial condition, results of operations, and cash flows. The operating results for the three months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.

  RECLASSIFICATIONS

  Certain amounts for prior periods have been reclassified to conform to the March 31, 1998 presentation.

  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

  A schedule of supplemental cash flow information follows:

                                                                           YEAR ENDED                THREE MONTHS ENDED
                                                                         DECEMBER 31,                   MARCH 31,
                                                                 1995          1996        1997        1997        1998
                                                                 ----          ----        ----        ----        ----
Cash paid during the year:
  Interest paid............................................     370,000      372,000       640,000    143,000     119,000
  Income taxes paid........................................       --         858,000     1,755,000    323,000     490,000
Significant noncash investing and financing
activities:
  Equipment purchases financed with debt...................     241,000       54,000         --         --          --
  Notes payable issued for acquisitions of franchisees ....     188,000      879,000     1,825,000      --      1,200,000
  Distribution payable.....................................     634,000        --            --         --          --
  Deferred tax asset established in Reorganization.........     491,000        --            --         --          --
  Conversion of stockholder loans into common stock........     676,000        --            --         --          --

Cash paid in Reorganization:
  Value of tangible assets acquired........................     983,000
  Costs in excess of assets acquired.......................   1,964,000
  Net liabilities retained by combined affiliates,
   excluding cash retained.................................   1,310,000
  Notes payable to Control Group...........................  (1,349,000)
  Net elimination of investment in equity
   affiliate and minority interest.........................     101,000
  Distribution to Control Group............................   4,951,000
      Cash paid and retained (1)...........................   7,960,000

----------
(1)  Includes $326,000 of cash retained by the combined affiliates.

4.  INVESTMENT IN EQUITY AFFILIATE

    Prior to the Reorganization, investment in equity affiliate consisted of a 48% interest in 1995 in Sugarloaf Marketing, Inc. (Sugarloaf Marketing) which was accounted for using the equity method (see note 1). On August 31, 1995, in connection with the Reorganization, the Company acquired the remaining 52% ownership in Sugarloaf Marketing. The acquisition has been accounted for using the purchase method of accounting for business combinations. The operating results of Sugarloaf Marketing are included in the Company's earnings statement from the date of the acquisition. Pro forma results of operations for 1995 as if the Reorganization, including the acquisition of Sugarloaf Marketing, had occurred on January 1, 1995 are presented in note 14.

    For the eight months ended August 31, 1995, Sugarloaf Marketing had revenue and a net loss of $3,941,000 and $57,000, respectively. Included in 1995 franchise and other revenue is $712,000 representing product and service sales and franchise royalties for the eight months ended August 31, 1995. Transactions with Sugarloaf Marketing were conducted on a basis consistent with that of unaffiliated franchisees.

5.  BANK REVOLVING LINE OF CREDIT

    Under its current revolving credit agreement, the Company may borrow up to $15.0 million at the bank's prime interest rate (8.5% at December 31, 1997 and 8.5% at March 31, 1998) or, at the Company's option, an interest rate based on the current LIBOR rate. The revolving line of credit is available through July 5, 1999. At December 31, 1997 there was no principal amount outstanding. At March 31, 1998, there was a principal amount of approximately $4,714,000 outstanding on this facility that is reflected in long-term debt on the accompanying balance sheet. The credit agreement provides that certain financial ratios be met and places restrictions on, among other things, the occurrence of additional debt financing and the payment of dividends. The Company was in compliance with such financial ratios and restrictions at March 31, 1998.

    At December 31, 1997 and March 31, 1998, approximately $161,000 and $89,000, respectively, of the credit facility was committed on open letters of credit for inventory on order but not yet received.

6. LONG-TERM DEBT AND NOTES PAYABLE TO CONTROL GROUP

   Long-term debt and notes payable to control group consists of the following:

                                                                              DECEMBER 31,
                                                                         ----------------------     MARCH 31,
                                                                           1996         1997         1998
                                                                         ---------    ---------     ---------
Long-term debt:
Bank revolving line of credit (see note 5) ...........................   $3,787,000        --        4,714,000
Notes payable to former franchisees and others, due in monthly and quarterly installments with interest ranging from 8% to 8.5%;
   final payments at various dates through October 2000, secured
   by certain property and equipment .................................      871,000    2,181,000     3,131,000
Notes payable to banks, due in monthly installments with interest ranging from 8.25% to 12.95%; final payments at various dates
   through August 2000; secured by certain property and equipment ....      161,000       56,000        17,000
                                                                          ---------    ---------     ---------
   Total long-term debt ..............................................    4,819,000    2,237,000     7,862,000
Less current portion .................................................     (435,000)    (945,000)   (1,277,000)
                                                                          ---------    ---------     ---------
   Long-term debt, net of current portion ............................    4,384,000    1,292,000     6,585,000
                                                                          =========    =========     =========
Notes payable to Control Group:
Promissory notes to Affiliated Entities, due in semi-annual
principal payments with interest at 8%; notes are secured by
   assets exchanged (see note 1) .....................................    1,349,000      674,000       337,155
Less current portion .................................................     (674,000)    (674,000)     (337,155)
                                                                          ---------    ---------     ---------
   Notes payable to Control Group, net of current portion ............      675,000         --            --
                                                                          =========    =========     =========

The carrying amount of long-term debt and notes payable to control group approximates its fair value.

Maturities of long-term debt and notes payable to Control Group as of December 31, 1997 are as follows:

  Year Ending December 31,
  ------------------------
           1998  . . . . . . . . . . . . . . . . . . . . . .   $  1,619,000
           1999  . . . . . . . . . . . . . . . . . . . . . .        793,000
           2000  . . . . . . . . . . . . . . . . . . . . . .        499,000
                                                               ------------
                                                               $  2,911,000
                                                               ============

7. INCOME TAXES

   Prior to October 13, 1995, the Company was an S corporation and was not subject to income taxes. The S corporation status of the Company terminated on October 12, 1995. As a result of the termination of the Company's S corporation status, the Company incurred a one-time deferred tax expense of $141,000.

   The provision for income taxes consists of the following:

                                                     YEAR ENDED DECEMBER 31,
                                                 1995          1996          1997
                                                 ----          ----          ----
Current
 Federal   . . . . . . . . . . . . . . . . .  $160,000      $  869,000    $ 1,507,000
 State   . . . . . . . . . . . . . . . . . .    28,000         134,000        286,000
                                              --------      ----------    -----------
                                               188,000       1,003,000      1,793,000
                                              --------      ----------    -----------
Deferred
 Federal   . . . . . . . . . . . . . . . . .   119,000         267,000        393,000
 State   . . . . . . . . . . . . . . . . . .    22,000          41,000         70,000
                                              --------      ----------    -----------
                                               141,000         308,000        463,000
                                              --------      ----------    -----------
                                              $329,000      $1,311,000    $ 2,256,000
                                              ========      ==========    ===========

   A reconciliation of the expected tax expense, assuming income before taxes is taxed at the statutory federal tax rate of 34%, and the Company's actual provision for income taxes is as follows:

                                                                                YEAR ENDED DECEMBER 31,
                                                                         --------------------------------------
                                                                           1995           1996          1997
                                                                         --------      ----------    ----------
Expected tax expense at the federal statutory rate .................     $987,000      $1,325,000    $2,273,000
State income taxes, net of federal taxes ...........................       33,000         116,000       265,000
Change in valuation allowance ......................................         --          (171,000)     (292,000)
Termination of S corporation status ................................      141,000           --            --
S corporation income ...............................................     (811,000)          --            --
Other ..............................................................      (21,000)         41,000        10,000
                                                                         --------      ----------    ----------
                                                                         $329,000      $1,311,000    $2,256,000
                                                                         ========      ==========    ==========


   The sources and tax effects of temporary differences between financial statement carrying amounts and the tax bases of assets and liabilities are as follows:

                                                              YEAR ENDED DECEMBER 31,
                                                            ----------------------------
                                                               1996             1997
                                                            -----------      -----------
Deferred tax assets:
    Costs in excess of assets acquired-basis
        and amortization differences ..................     $ 1,157,000      $ 1,034,000
    Valuation allowance ...............................         832,000          540,000
                                                            -----------      -----------
                                                                325,000          494,000
Deferred tax liabilities:
    Property and equipment-basis and
        depreciation differences ......................        (283,000)        (915,000)
                                                            -----------      -----------
                                                            $    42,000      $  (421,000)
                                                            ===========      ===========

8. COMMISSIONS AND ROYALTIES TO RELATED PARTIES

   The Company recognized commission expense of $232,000 in 1995 for services provided by two other corporations whose stockholders were the majority stockholders of the Company. In addition, the Company recognized royalty expense of $115,000 in 1995 to a trust controlled by a stockholder of one of the combined affiliates.

9. RETIREMENT PLAN

   The Company maintains a 401(k) profit sharing plan, which covers substantially all employees. Employees are permitted to contribute up to 15% of their eligible compensation. The Company makes contributions to the plan matching 50% of the employees' contribution up to 10% of compensation. The Company's matching contributions totaled $17,000, $49,000 and $113,000 in 1995, 1996 and 1997, and totaled $25,000 and $43,000 for the three months ended March 31, 1997 and 1998, respectively.

10. COMMITMENTS

    Leases

    The Company has several noncancelable operating leases, primarily for office and warehouse facilities and certain types of equipment. These leases expire at various times over the next five years. Rent expense under these leases totaled $190,000, $275,000 and $489,000 for the years ended December 31, 1995, 1996 and
1997, and totaled $122,000 and $192,000 for the three months ended March 31, 1997 and 1998, respectively.

    Future minimum commitments under operating leasing arrangements as of December 31, 1997 are as follows:


1998  . . . . . . . . . . . . . . . . . . . . . . . .  $   599,000
1999  . . . . . . . . . . . . . . . . . . . . . . . .      452,000
2000  . . . . . . . . . . . . . . . . . . . . . . . .      332,000
2001  . . . . . . . . . . . . . . . . . . . . . . . .      215,000
2002 and thereafter   . . . . . . . . . . . . . . . .      250,000
                                                       -----------
  Total   . . . . . . . . . . . . . . . . . . . . . .  $ 1,848,000
                                                       ===========


11. STOCK OPTIONS

    The Company has two fixed option plans. Under the terms of the amended and restated stock option plan (the "Option Plan"), the Company may grant to employees, consultants and advisors up to 1,400,000 shares of common stock. Under the Option Plan, the Company may grant both incentive stock options and non-statutory stock options, and the maximum term is ten years. Non-statutory options may be granted at no less than 85% of the fair market value of the common stock at the date of grant. Stock options granted under the Option Plan vest over a three to five year period.

    Under terms of the amended 1995 Non-Employee Directors' Stock Option Plan (the "Directors Plan"), the Company may grant to non-employee directors options to purchase up to 100,000 shares of common stock. Under the Directors Plan, options granted vest over a three-year period and have a maximum term of ten years.

    The Company applies APB Opinion No. 25 and the related Interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for options granted at fair market value under the plans. The compensation cost that has been charged against income for options granted at a price less than fair market value was $25,000 in 1996 and $19,000 in 1997. Had compensation cost for the Company's stock-based compensation plans been determined consistent with SFAS No. 123, the Company's net earnings and diluted earnings per share would have been reduced to the pro forma amounts indicated below:

                                                                                                   THREE MONTHS
                                                             YEAR ENDED DECEMBER 31,             ENDED MARCH 31,
                                                      ------------------------------------   -----------------------
                                                         1995         1996         1997         1997         1998
                                                      ----------   ----------   ----------   ----------   ----------
          Net earnings                As reported     $2,575,000   $2,586,000   $4,429,000   $  881,000   $1,185,000
                                      Pro forma        2,559,000    2,489,000    4,234,000      849,000    1,099,000
          Diluted earnings per share  As reported            N/A         0.48         0.78         0.16         0.18
                                      As restated            N/A         0.48          N/A          N/A          N/A
                                      Pro forma              N/A         0.46         0.74         0.18         0.17

   The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1995, 1996 and 1997: no dividend yield; expected volatility of 60 percent for 1997 and 81 percent for 1995 and 1996; risk-free interest rates of 6.0 percent; and expected lives of six years.

   The effect of applying SFAS No. 123, in the above pro forma disclosure, does not purport to be representative of the effect on net earnings for future years.

   A summary of the status of the Company's two fixed stock option plans and changes during the related periods is presented below:

                                                 YEAR ENDED DECEMBER 31,                              THREE MONTHS ENDED
                         -----------------------------------------------------------------------           MARCH 31,
                                 1995                    1996                     1997                       1998
                         ---------------------   ---------------------    ----------------------    ----------------------
                                     WEIGHTED                 WEIGHTED                 WEIGHTED                 WEIGHTED
                                      AVERAGE                  AVERAGE                  AVERAGE                  AVERAGE
                                     EXERCISE                 EXERCISE                 EXERCISE                 EXERCISE
     FIXED OPTIONS         SHARES      PRICE      SHARES       PRICE      SHARES        PRICE       SHARES        PRICE
-----------------------  ---------   ---------   --------    ---------    -------    -----------    -------    -----------
 Outstanding
  at beginning
  of period ...........    548,132   $     .02    488,463    $    1.44    440,797    $      1.51    316,000    $      7.75
 Granted ..............    123,500        5.61       --          --       215,500           8.73       --          --
 Exercised ............   (183,169)        .02    (41,666)         .02   (329,630)           .13    (14,999)          5.53
 Forfeited ............       --         --        (6,000)        5.53    (10,667)          5.53     (3,500)          8.50
                         ---------   ---------   --------    ---------    -------    -----------    -------    -----------
 Outstanding
  at end of period.....    488,463        1.44    440,797         1.51    316,000           7.75    297,501           7.85
                         =========   =========   ========    =========    =======    ===========    =======    ===========
 Options
  exercisable at
  end of period .......    364,943                360,797                  63,667                    53,001
 Weighted average fair
  value of options
  granted during
  period...............  $    4.68                   --                  $   5.38                      --

  The following table summarizes information about fixed stock options outstanding:

                                           DECEMBER 31, 1997
                  ----------------------------------------------------------------------------------------
                               OPTIONS OUTSTANDING                             OPTIONS EXERCISABLE
                  --------------------------------------------------      --------------------------------
                                WEIGHTED AVERAGE
   RANGE OF         NUMBER         REMAINING        WEIGHTED AVERAGE        NUMBER        WEIGHTED AVERAGE
EXERCISE PRICES   OUTSTANDING   CONTRACTUAL LIFE     EXERCISE PRICE       EXERCISABLE      EXERCISE PRICE
---------------   -----------   ----------------    ----------------      -----------     ----------------
$4.00 to  7.00      100,500           7.8                $5.63               63,667             $5.69
 7.50 to 10.00      215,500           9.4                 8.73                 --                 --
                  -----------                                             -----------
 4.00 to 10.00      316,000           8.9                 7.75               63,667              5.69
                  ===========                                             ===========

                                           DECEMBER 31, 1997
                  ----------------------------------------------------------------------------------------
                               OPTIONS OUTSTANDING                             OPTIONS EXERCISABLE
                  --------------------------------------------------      --------------------------------
                                WEIGHTED AVERAGE
   RANGE OF         NUMBER         REMAINING        WEIGHTED AVERAGE        NUMBER        WEIGHTED AVERAGE
EXERCISE PRICES   OUTSTANDING   CONTRACTUAL LIFE     EXERCISE PRICE       EXERCISABLE      EXERCISE PRICE
---------------   -----------   ----------------    ----------------      -----------     ----------------
 $4.00 to  7.00      84,501           7.6                $5.65               53,001             $5.72
  7.50 to 10.00     213,000           9.2                 8.72                 --                 --
                  -----------                                             -----------
  4.00 to 10.00     297,501           8.7                 7.85               53,001              5.72
                  ===========                                             ===========

12. STOCKHOLDERS' EQUITY

    Common stock

    The Company was originally incorporated in Colorado in 1988 and was reincorporated in Delaware effective July 1995. In October 1995, the Company completed a public offering of 1,700,000 shares of its common stock at $7.00 per share. Total proceeds, net of underwriting commission and other offering costs of $1,849,000, were $10,051,000. In November 1997, the Company completed a follow-on public offering of its common stock, whereby the Company sold 1,000,000 shares at $15 per share. Total proceeds, net of underwriting commission and other expenses of $1,075,000, were $13,925,000.

    Preferred stock

    The Board of Directors has the authority to issue up to 500,000 shares of $.10 par value preferred stock in one or more series and to fix the rights, preferences, privileges and distributions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. No shares of preferred stock have been issued.

    WARRANTS

    In March 1998, the Company repurchased for $492,000, including acquisition costs, warrants exercisable for 70,000 shares of its Common Stock from an underwriter. The Company initially issued warrants to purchase 125,000 shares of its Common Stock with an exercise price of $8.40 per share as partial compensation for acting as the Company's underwriter in its initial public offering in October 1995. After this purchase, the underwriter retains warrants exercisable for 55,000 shares of the Company's Common Stock. The warrant expires on October 18, 1999.

13. CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES

    CERTAIN SIGNIFICANT ESTIMATES

    At December 31, 1997 the Company has recorded a deferred tax asset of $494,000, net of a $540,000 valuation allowance, as a result of the benefit associated with the difference between the tax and financial statement basis of assets acquired by the Company on August 31, 1995 in connection with the Reorganization. Realization is dependent on generating sufficient taxable income prior to the expiration of the benefit. Although realization is not assured, management believes it is more likely than not that a portion of the deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be increased in the near term if estimates of future taxable income are increased.

    CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

        SUPPLIERS

    Substantially all of the plush toys and other products dispensed from the Shoppes are produced by foreign manufacturers. A majority are purchased directly by the Company from manufacturers in China. The Company purchases its other products indirectly from vendors who obtain a significant percentage of such products from foreign manufacturers. As a result, the Company is subject to changes in governmental policies, the imposition of tariffs, import and export controls, transportation delays and interruptions, political and economic disruptions and labor strikes which could disrupt the supply of products from such manufacturers. Among other things, the loss of China's "most favored nation" status under U.S. tariff laws could result in a substantial increase in the import duty of certain products manufactured in China, which could result in substantially increased costs for certain products purchased by the Company which could have a material adverse effect on the Company's financial performance.

       CUSTOMERS

   The Company has made available to its franchisees a fee reduction program whereby a franchisee is entitled to a reduction in the royalty rate on gross revenue from the Sugarloaf Toy and Treasure Shoppes of one percentage point on gross revenue for a future six-month period based upon the franchisee meeting certain performance standards during the most recently completed six-month period. One of the performance standards relates to the purchase of 30%, up to a maximum of $250,000, of product used in the Sugarloaf Toy Shoppe program from the Company. Three franchisees represent 17.7% of the Company's product sales to franchisees, which is included in franchise and other revenue in 1997.

   During the year ended December 31, 1997, one customer accounted for 33.5% of the Company's revenue.

14. UNAUDITED PRO FORMA INFORMATION

    The computation of pro forma total revenue, net earnings and earnings per share for the year ended December 31, 1995 were prepared on the basis as if the Reorganization had occurred on January 1, 1995 with an adjustment in the level of commissions and royalties to related parties that were not paid after the Reorganization, an adjustment for interest expense related to shareholder loans converted to common stock in conjunction with the Company's initial public offering of common stock on October 12, 1995 and the recording of income tax expense to reflect the conversion of the Company from an S corporation to a taxable entity on October 12, 1995 follows:

Historical total revenue . . . . . . . . . . . . . . . . .   $ 25,714,000
Revenue of Sugarloaf Marketing through
  the date of acquisition  . . . . . . . . . . . . . . . .      3,941,000
Pro forma adjustment to eliminate intercompany revenue . .       (712,000)
                                                             ------------
Pro forma total revenue  . . . . . . . . . . . . . . . . .   $ 28,943,000
                                                             ============
Historical earnings before income taxes  . . . . . . . . .   $  2,904,000
Pro forma adjustments:
  Net loss of Sugarloaf Marketing through
    the date of acquisition  . . . . . . . . . . . . . . .        (57,000)
  Adjust for change in level of commissions and
    royalties to related parties   . . . . . . . . . . . .      1,182,000
  Adjust for interest related to stockholder loans
    converted to equity  . . . . . . . . . . . . . . . . .         61,000
  Eliminate minority interest and equity interest through
    the date of acquisition as a result of acquiring
    remaining ownership interest in affiliated entities. .        107,000
  Record amortization of cost in excess of
    assets acquired  . . . . . . . . . . . . . . . . . . .        (68,000)
  Increase depreciation for assets acquired from
    non-control group  . . . . . . . . . . . . . . . . . .        (18,000)
                                                             ------------
    Total adjustments to earnings before taxes   . . . . .      1,207,000
                                                             ------------
Pro forma earnings before income taxes . . . . . . . . . .      4,111,000
Pro forma earnings tax expense at 38%  . . . . . . . . . .      1,562,000
                                                             ------------
Pro forma net earnings . . . . . . . . . . . . . . . . . .   $  2,549,000
                                                             ============
Pro forma basic earnings per share . . . . . . . . . . . .   $       0.59
                                                             ============
Pro forma diluted earnings per share . . . . . . . . . . .   $       0.55
                                                             ============
Pro forma basic weighted average shares outstanding(1) . .      4,299,000
Pro forma diluted weighted average shares outstanding (1)       4,669,000

-----------------
(1) Shares used in computing pro forma earnings per share are based upon 3,503,120 weighted average shares outstanding, common equivalent shares of 370,332, and 96,571 shares issued in connection with the conversion of certain stockholder loans at the initial public offering price of $7.00 per share and 699,149 shares issued to pay distributions in conjunction with the Reorganization. Common equivalent shares consist of stock options, determined using the treasury stock method. Pursuant to the Securities and Exchange Commission Staff Accounting Bulletins, common and common equivalent shares issued at prices below the anticipated public offering price during a 12-month period prior to the proposed offering have been included in the calculation as if they were outstanding for the entire year (using the treasury stock method and the average price of the common stock from October 16, 1995 through December 31, 1995) and the shares issued in the initial public offering whose proceeds were used to pay distributions to Control Group stockholders in connection with the Reorganization have been included in the calculation (using the initial public offering price) as if they were outstanding for the entire year.

15. UNAUDITED QUARTERLY FINANCIAL INFORMATION

                                       MAR. 31    JUNE 30    SEPT. 30    DEC. 31     MAR. 31     JUNE 30
                                         1996       1996       1996       1996        1997         1997
                                       -------    -------    --------    -------     -------     -------
                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
    Total revenue .................     $8,014     $8,403     $9,634     $12,216     $12,357     $13,790
    Total cost of revenue .........      5,625      6,085      6,743       8,489       8,551       9,800
                                        ------     ------     ------     -------     -------     -------
      Gross profit ................      2,389      2,318      2,891       3,727       3,806       3,990
    General and
      administrative
      expenses ....................      1,532      1,671      1,827       2,023       2,296       2,429
                                        ------     ------     ------     -------     -------     -------
      Operating earnings ..........        857        647      1,064       1,704       1,510       1,561
    Interest expense ..............         46         45        136         148         111         156
                                        ------     ------     ------     -------     -------     -------
      Earnings before
        income Taxes ..............        811        602        928       1,556       1,399       1,405
    Provision for income
      Taxes .......................        308        229        352         422         518         521
                                        ------     ------     ------     -------     -------     -------
      Net earnings ................     $  503     $  373     $  576     $ 1,134     $   881     $   884
                                        ======     ======     ======     =======     =======     =======
    Basic earnings per
      share .......................     $ 0.10     $ 0.07     $ 0.11     $  0.22     $  0.17     $  0.16
    Diluted earnings per
      share .......................       0.09       0.07       0.11        0.21        0.16        0.16
    Basic weighted average
      common shares ...............      5,082      5,082      5,094       5,123       5,251       5,394
    Diluted weighted
      average common shares .......      5,449      5,449      5,459       5,449       5,425       5,452

                                        SEPT. 30    DEC. 31     MAR. 31
                                          1997        1997        1998
                                        --------    -------     --------
    Total revenue .................     $14,676     $18,261     $18,761
    Total cost of revenue .........      10,342      12,780      13,294
                                        -------     -------     -------
      Gross profit ................       4,334       5,481       5,467
    General and
      administrative
      expenses ....................       2,523       3,066       3,526
                                        -------     -------     -------
      Operating earnings ..........       1,811       2,415       1,941
    Interest expense ..............         217         128         118
                                        -------     -------     -------
      Earnings before
        income Taxes ..............       1,594       2,287       1,823
    Provision for income
      Taxes .......................         588         629         638
                                        -------     -------     -------
      Net earnings ................     $ 1,006     $ 1,658     $ 1,185
                                        =======     =======     =======
    Basic earnings per
      share .......................     $  0.18     $  0.27     $  0.18
    Diluted earnings per
      share .......................        0.18        0.26        0.18
    Basic weighted average
      common shares ...............       5,450       6,158       6,457
    Diluted weighted
      average common shares .......       5,633       6,388       6,649

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of

Suncoast Toys, Inc., NW Toys Co., and Oregon Coin Company

   We have audited the accompanying combined balance sheets of Suncoast Toys, Inc., NW Toys Co., and Oregon Coin Company as of December 31, 1996 and 1997, and the related combined statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Suncoast Toys, Inc., NW Toys Co., and Oregon Coin Company as of December 31, 1996 and 1997, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

   As discussed in Note 8 to the combined financial statements, in May 1998 the Companies and their stockholders entered into an agreement with American Coin Merchandising, Inc. providing for the sale of certain assets and the business operations of the Companies to American Coin Merchandising, Inc.

                           PricewaterhouseCoopers LLP


Tampa, Florida
May 20, 1998

           SUNCOAST TOYS, INC., NW TOYS CO., AND OREGON COIN COMPANY
                            COMBINED BALANCE SHEETS

                                                                        AS OF DECEMBER 31,
                                                                   ----------------------------     MARCH 31,
                                                                       1996            1997           1998
                                                                   -------------   ------------   ------------
                                                                                                   (UNAUDITED)
Assets
Current assets:
  Cash and cash equivalents                                        $   3,334,872  $   5,916,750   $  8,577,348
  Trade accounts and other receivables                                   491,673        254,100        139,610
  Inventories                                                          3,006,576      2,264,543      1,712,720
  Prepaid expenses and other current assets                              261,635        267,198        262,560
  Note receivable                                                              0        500,000        350,000
                                                                   -------------  -------------   ------------
    Total current assets                                               7,094,756      9,202,591     11,042,238
Property and equipment, net                                            1,938,690      1,857,354      1,729,661
Other assets                                                              43,015         43,015         43,015
                                                                   -------------  -------------   ------------
      Total assets                                                 $   9,076,461  $  11,102,960   $ 12,814,914
                                                                   =============  =============   ============
Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                                 $      46,930  $     605,750   $  1,211,188
  Accrued expenses                                                       488,855        452,364        250,805
                                                                   -------------  -------------   ------------
    Total current liabilities                                            535,785      1,058,114      1,461,993
                                                                   -------------  -------------   ------------
Commitments (Note 5)
Stockholders' equity:
  Common stock                                                            53,200         53,200         53,200
  Additional paid-in capital                                              19,800         19,800         19,800
  Retained earnings                                                    8,467,676      9,971,846     11,279,921
                                                                   -------------  -------------   ------------
    Total stockholders' equity                                         8,540,676     10,044,846     11,352,921
                                                                   -------------  -------------   ------------
    Total liabilities and stockholders' equity                     $   9,076,461  $  11,102,960   $ 12,814,914
                                                                   =============  =============   ============

              The accompanying notes are an integral part of these
                         combined financial statements.

          SUNCOAST TOYS, INC., NW TOYS CO., AND OREGON COIN COMPANY
                        COMBINED STATEMENTS OF INCOME

                                                                                          THREE MONTH ENDED
                                                    YEAR ENDED DECEMBER 31,                   MARCH 31,
                                            ---------------------------------------   -------------------------
                                               1995          1996           1997          1997          1998
                                            -----------   -----------   -----------   -----------   -----------
                                                                                             (UNAUDITED)
 Revenues:
   Vending                                  $18,462,142   $18,714,470   $18,725,699   $ 5,235,605   $ 5,266,078
   Other                                        778,721     1,964,667     1,155,842       417,803        84,457
                                            -----------   -----------   -----------   -----------   -----------
     Total revenues                          19,240,863    20,679,137    19,881,541     5,653,408     5,350,535
                                            -----------   -----------   -----------   -----------   -----------
 Cost of revenues:
   Vending                                   12,224,715    12,985,261    12,795,243     3,566,912     3,569,667
   Other                                        528,868       354,844       490,352       180,375        64,251
                                            -----------   -----------   -----------   -----------   -----------
     Total cost of revenues                  12,753,583    13,340,105    13,285,595     3,747,287     3,633,918
                                            -----------   -----------   -----------   -----------   -----------
     Gross profit                             6,487,280     7,339,032     6,595,946     1,906,121     1,716,617
 Selling, general and administrative
   expenses                                   1,990,110     2,381,848     2,522,954       529,755       521,150
                                            -----------   -----------   -----------   -----------   -----------
     Income from operations                   4,497,170     4,957,184     4,072,992     1,376,366     1,195,467
 Interest income                                168,212       189,427       336,178        64,861       112,608
                                            -----------   -----------   -----------   -----------   -----------
     Net income                             $ 4,665,382   $ 5,146,611   $ 4,409,170   $ 1,441,227   $ 1,308,075
                                            ===========   ===========   ===========   ===========   ===========

                 The accompanying notes are an integral part of
                      these combined financial statements.

            SUNCOAST TOYS, INC., NW TOYS CO., AND OREGON COIN COMPANY
                   COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                     ADDITIONAL
                                         COMMON       PAID-IN         RETAINED
                                         STOCK        CAPITAL         EARNINGS         TOTAL
                                       ---------     ----------     ------------    ------------
Balance, January 1, 1995               $  53,200      $  19,800     $  4,205,683    $  4,278,683
  Net income                                   0              0        4,665,382       4,665,382
  Stockholder distributions                    0              0       (1,580,000)     (1,580,000)
                                       ---------     ----------     ------------    ------------
Balance, December 31, 1995                53,200         19,800        7,291,065       7,364,065
  Net income                                   0              0        5,146,611       5,146,611
  Stockholder distributions                    0              0       (3,970,000)     (3,970,000)
                                       ---------     ----------     ------------    ------------
Balance, December 31, 1996                53,200         19,800        8,467,676       8,540,676
  Net income                                   0              0        4,409,170       4,409,170
  Stockholder distributions                    0              0       (2,905,000)     (2,905,000)
                                       ---------     ----------     ------------    ------------
Balance, December 31, 1997                53,200         19,800        9,971,846      10,044,846
  Net income                                   0              0        1,308,075       1,308,075
                                       ---------     ----------     ------------    ------------
Balance, March 31, 1998 (unaudited)    $  53,200     $   19,800     $ 11,279,921    $ 11,352,921
                                       =========     ==========     ============    ============

                 The accompanying notes are an integral part of
                      these combined financial statements.

           SUNCOAST TOYS, INC., NW TOYS CO., AND OREGON COIN COMPANY
                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                          THREE MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,                  MARCH 31,
                                                1995          1996          1997          1997          1998
                                                                                             (UNAUDITED)
                                                   -----------  ----------  ----------  ----------  ----------
Cash flows from operating activities:
  Net income ...................................   $24,665,382  $5,146,611  $4,409,170  $1,441,227  $1,308,075
  Adjustments to reconcile net income to
  net cash provided by Operating
  activities:
    Depreciation ...............................       667,754     795,074     791,824     156,540     170,818
    Changes in operating assets and
    liabilities:
      Trade accounts and other
        receivables.............................       630,373    (296,821)    237,573      37,776     114,490
      Inventories ..............................    (1,238,644)   (612,582)    742,033      74,295     551,823
      Prepaid expenses and other current
        assets..................................        14,157    (249,918)     (5,563)     14,497       4,638
      Accounts payable .........................      (326,914)     (4,660)    558,820      83,543     605,438
      Accrued expenses .........................        92,570    (127,476)    (36,491)   (342,663)   (201,559)
                                                   -----------  ----------  ----------  ----------  ----------
         Net cash provided by operating
         activities.............................     4,504,678   4,650,228   6,697,366   1,465,215   2,553,723
                                                   -----------  ----------  ----------  ----------  ----------
Cash flows from investing activities:
  Purchases of property and equipment,
    net ........................................    (1,321,173)   (743,084)   (710,488)    (92,632)    (43,125)
  (Additions) payments note receivable .........        16,740           0    (500,000)          0     150,000
                                                   -----------  ----------  ----------  ----------  ----------
         Net cash used in investing
         activities ............................    (1,304,433)   (743,084) (1,210,488)    (92,632)    106,875
                                                   -----------  ----------  ----------  ----------  ----------
Cash flows from financing activities:
  Stockholder distributions ....................    (1,580,000) (3,970,000) (2,905,000)   (320,000)          0
  Payment of note payable ......................      (136,472)          0           0           0           0
                                                   -----------  ----------  ----------  ----------  ----------
         Net cash used in financing
         activities ............................    (1,716,472) (3,970,000) (2,905,000)   (320,000)          0
                                                   -----------  ----------  ----------  ----------  ----------
Net increase (decrease) in cash and cash
  equivalents...................................     1,483,773     (62,856)  2,581,878   1,052,583   2,660,598
Cash and cash equivalents, beginning of
period..........................................     1,913,955   3,397,728   3,334,872   3,334,872   5,916,750
                                                   -----------  ----------  ----------  ----------  ----------
Cash and cash equivalents, end of period .......    $3,397,728  $3,334,872  $5,916,750  $4,387,455  $8,577,348
                                                   ===========  ==========  ==========  ==========  ==========

                 The accompanying notes are an integral part of
                      these combined financial statements.

           SUNCOAST TOYS, INC., NW TOYS CO., AND OREGON COIN COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.     DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION:

   DESCRIPTION OF BUSINESS - Suncoast Toys, Inc., NW Toys Co., and Oregon Coin Company (the Companies) own and operate coin-operated skill-crane machines that dispense stuffed animals, plush toys, watches, jewelry and other items. The Companies' machines are placed in supermarkets, mass merchandisers, bars, restaurants, warehouse clubs and similar locations in franchised territories in Florida, Washington, and Oregon.

   BASIS OF PRESENTATION - The accompanying financial statements present the combined financial statements of the Companies. The Companies operate under common ownership and their financial statements have been combined to provide a more meaningful presentation of the financial position, results of operations and cash flows of these entities. All significant intercompany balances and transactions have been eliminated in combination.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

   REVENUES - Vending revenue represents cash receipts from customers using vending machines and is recognized when collected. The cost of vending is comprised primarily of the cost of products vended through the machines, the servicing of machines and commissions and royalties paid to retail locations and the Companies' franchisor. Other revenue represents bulk product sales to third parties which are recognized upon shipment.

   FRANCHISE EXPENSES - The Companies are required to pay continuing royalties of 2.5-3.5% of gross machine revenues (subject to certain maximums and other adjustments as provided in the franchise agreement) to the franchisor. Royalties were approximately $300,000, $318,000, and $350,000 for the years ended December 31, 1995, 1996, and 1997, respectively. In addition, the Companies purchased from the franchisor vending products of approximately $1,102,000, $689,000, and $610,000 during the years ended December 31, 1995,
1996, and 1997, respectively.

   CASH AND CASH EQUIVALENTS - The Companies consider all highly liquid investments with an original maturity of three months or less to be cash equivalents.

   INVENTORIES - Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first- out method. Inventories consist of purchased items ready for resale or use in vending operations.

   PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation is computed using accelerated methods, based upon estimated useful lives of five to seven years. Expenditures for maintenance and repairs are charged to expense as incurred, whereas major betterments are capitalized. Gains and losses on sales and retirements are included in other income and expense, respectively.

   INCOME TAXES - The Companies have each elected to be taxed as an "S" corporation for federal and state income tax purposes. Accordingly, the stockholders are liable for federal and state income taxes.

   USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

   INTERIM FINANCIAL INFORMATION - The financial statements of the Companies as of March 31, 1998 and for the three months ended March 31, 1997 and 1998 are unaudited. All adjustments and accruals (consisting only of normal recurring adjustments) have been recorded that, in the opinion of management, are necessary for a fair presentation. Results of operations for the interim period are not necessarily indicative of the results for the full year.

3.     NOTE RECEIVABLE:

   The note receivable consists of a $500,000 demand note entered into in 1997 with one of the Companies' suppliers. Interest is accrued at 10% and the principal balance is payable on demand.

4.     PROPERTY AND EQUIPMENT:

   Property and equipment consisted of the following at the following dates:

                                                  December 31,
                                           ---------------------------
                                               1996           1997
                                           ------------   ------------
Vending equipment                          $  3,868,046   $  4,360,896
Vehicles                                        277,142        412,138
Furniture, fixtures and equipment                80,564         92,791
                                           ------------   ------------
                                              4,225,752      4,865,825
Less accumulated depreciation               (2,287,062)    (3,008,471)
                                           ------------   ------------
                                           $  1,938,690   $  1,857,354
                                           ============   ============

   Depreciation expense was approximately $668,000, $795,000, and $792,000 for the years ended December 31, 1995, 1996, and 1997, respectively.

5. COMMITMENTS:

   Certain properties used in the Companies' operations are leased under operating leases. Total rent expense under operating leases was approximately $90,000, $84,000, and $70,000 for the years ended December 31, 1995, 1996, and
1997, respectively. Future minimum rentals under operating leases with terms of more than one year as of December 31, 1997 are as follows:

1998 .................................  $   75,213
1999 .................................      29,835
2000 .................................       9,235

6. CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES:

   Concentrations of Credit Risk - Financial instruments which potentially subject the Companies to concentrations of credit risk consist principally of cash and cash equivalents and trade accounts and note receivables.

   The Companies place substantially all of their cash and cash equivalents with Wells Fargo Bank. At December 31, 1997, the Companies had approximately $5,349,000, including amounts representing outstanding checks, deposited with Wells Fargo Bank.

   Concentrations of credit risk with respect to trade accounts and note receivables exist as a result of transactions with a small number of entities in the same business as the Companies. Accordingly, management evaluates each entity's credit worthiness before extending them credit.

   CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS SUPPLIERS - Substantially all of the plush toys and other products dispensed from the machines are produced by foreign manufacturers. A majority are purchased directly by the Companies from manufacturers in the People's Republic of China (China). The Companies purchase their other products indirectly from vendors and the Companies' franchisor who obtain a significant percentage of such products from foreign manufacturers. As a result, the Companies are subject to changes in governmental policies, the imposition of tariffs, import and export controls, transportation delays and interruptions, political and economic disruptions and labor strikes which could disrupt the supply of products from such manufacturers.

Among other things, the loss of China's "most favored nation" status under U.S. tariff laws could result in a substantial increase in the import duty of certain products manufactured in China, which could result in substantially increased costs for certain products purchased by the Companies which could have a material adverse effect on the Companies' financial performance.

7. COMMON STOCK:

   Common stock consisted of the following at December 31, 1996 and 1997:

                                                               SHARES        SHARES
                                                             AUTHORIZED      ISSUED
                                                             ----------      ------
            Suncoast Toys, Inc., $1.00 par                     1,000          200
            NW Toys Co., no par                                10,000         100
            Oregon Coin Company, no par                        500            100

8. SUBSEQUENT EVENT:

   In May 1998, the Companies and their stockholders entered into an agreement with American Coin Merchandising, Inc. providing for the sale of certain assets and the business operations of the Companies to American Coin Merchandising, Inc. The sale is expected to close in June 1998.

         REPORT OF INDEPENDENT ACCOUNTANTS ON SUPPLEMENTAL INFORMATION

   Our report on the audits of the combined financial statements of Suncoast Toys, Inc., NW Toys Co., and Oregon Coin Company as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 appears on page F-25. These audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The combining balance sheet and combining statement of income as of and for the year ended December 31, 1997 are presented for purposes of additional analysis and are not a required part of the basic combined financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic combined financial statements and, in our opinion, is fairly stated, in all material respects, in relation to the basic combined financial statements taken as a whole. This information should be read in conjunction with the last paragraph of our report on page F-25.

                                  /s/ PricewaterhouseCoopers LLP


Tampa, Florida
May 20, 1998

           SUNCOAST TOYS, INC., NW TOYS CO., AND OREGON COIN COMPANY

                            COMBINING BALANCE SHEET
                               DECEMBER 31, 1997

                                                                               OREGON
                                                   SUNCOAST                     COIN       ELIMINATION
                                                  TOYS, INC.   NW TOYS CO.     COMPANY       ENTRIES       COMBINED
                                                 -----------   -----------   -----------   -----------    -----------
CURRENT ASSETS:
   Cash and cash equivalents .................   $   660,903   $ 4,017,814   $ 1,238,033   $         0    $ 5,916,750
   Trade accounts and other receivables ......       863,021        57,933         1,427      (668,281)       254,100
   Inventories ...............................     1,854,138       269,950       157,169       (16,714)     2,264,543
   Prepaid expenses and other current assets .        17,218       227,628        22,352             0        267,198
   Note receivable ...........................       500,000             0             0             0        500,000
                                                 -----------   -----------   -----------   -----------    -----------
     Total current assets ....................     3,895,280     4,573,325     1,418,981      (684,995)     9,202,591

Property and equipment, net ..................       703,079       736,446       417,829             0      1,857,354
Other assets .................................        43,015             0             0             0         43,015
                                                 -----------   -----------   -----------   -----------    -----------
     Total assets ............................   $ 4,641,374   $ 5,309,771   $ 1,836,810   $  (684,995)   $11,102,960
                                                 ===========   ===========   ===========   ===========    ===========
Current liabilities:
   Accounts payable ..........................   $   433,456   $   492,360   $   333,959   $  (654,025)   $   605,750
   Accrued expenses ..........................       419,564        17,291        15,509             0        452,364
                                                 -----------   -----------   -----------   -----------    -----------
     Total current liabilities ...............       853,020       509,651       349,468      (654,025)     1,058,114
                                                 -----------   -----------   -----------   -----------    -----------
Stockholders' equity:
   Common stock ..............................           200         1,000        52,000             0         53,200
   Additional paid-in capital ................        19,800             0             0             0         19,800
   Retained earnings .........................     3,768,354     4,799,120     1,435,342       (30,970)     9,971,846
                                                 -----------   -----------   -----------   -----------    -----------
     Total stockholders' equity ..............     3,788,354     4,800,120     1,487,342       (30,970)    10,044,846
                                                 -----------   -----------   -----------   -----------    -----------
     Total liabilities and stockholders'
       equity.................................   $ 4,641,374   $ 5,309,771   $ 1,836,810   $  (684,995)   $11,102,960
                                                 ===========   ===========   ===========   ===========    ===========

           SUNCOAST TOYS, INC., NW TOYS CO., AND OREGON COIN COMPANY

                         COMBINING STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                               OREGON
                                                   SUNCOAST                     COIN       ELIMINATION
                                                  TOYS, INC.   NW TOYS CO.     COMPANY       ENTRIES       COMBINED
                                                 -----------   -----------   -----------   -----------    -----------
REVENUES:
   Vending ...................................   $ 4,563,364   $ 9,759,035   $ 4,403,300   $         0    $18,725,699
   Other .....................................     7,525,617         6,411         2,116    (6,378,302)     1,155,842
                                                 -----------   -----------   -----------   -----------    -----------
     Total revenues ..........................    12,088,981     9,765,446     4,405,416    (6,378,302)    19,881,541
                                                 -----------   -----------   -----------   -----------    -----------
Cost of revenues:
   Vending ...................................     3,330,448     6,395,942     3,068,853             0     12,795,243
   Other .....................................     5,005,419             0             0     4,515,067        490,352
                                                 -----------   -----------   -----------   -----------    -----------
     Total cost of revenues ..................     8,335,867     6,395,942     3,068,853     4,515,067     13,285,595
                                                 -----------   -----------   -----------   -----------    -----------
     Gross profit ............................     3,753,114     3,369,504     1,336,563    (1,863,235)     6,595,946

Selling, general and administrative expenses .     1,730,716     1,652,263     1,014,614     1,874,639      2,522,954
                                                 -----------   -----------   -----------   -----------    -----------
     Income from operations ..................     2,022,398     1,717,241       321,949        11,404      4,072,992

Interest income ..............................       119,404       172,947        43,827             0        336,178
                                                 -----------   -----------   -----------   -----------    -----------
     Net income ..............................   $ 2,141,802   $ 1,890,188   $   365,776   $    11,404    $ 4,409,170
                                                 ===========   ===========   ===========   ===========    ===========

 Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State. Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   Subject to Completion dated July 31, 1998

PROSPECTUS

                                  $100,000,000
                       AMERICAN COIN MERCHANDISING, INC.

                         JUNIOR SUBORDINATED DEBENTURES

                         ------------------------------

                      AMERICAN COIN MERCHANDISING TRUST I
                      AMERICAN COIN MERCHANDISING TRUST II
                     AMERICAN COIN MERCHANDISING TRUST III
                      AMERICAN COIN MERCHANDISING TRUST IV

                           TRUST PREFERRED SECURITIES

                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                       AMERICAN COIN MERCHANDISING, INC.

                         ------------------------------

         American Coin Merchandising, Inc., a Delaware corporation (the "Company"), may from time to time offer its junior subordinated debt securities (the "Junior Subordinated Debentures") in one or more series and in amounts, at prices and on terms to be determined at the time of the offering. The Junior Subordinated Debentures when issued will be unsecured obligations of the Company. The Company's obligations under the Junior Subordinated Debentures will be subordinate and junior in right of payment to certain other indebtedness of the Company, as may be described in an accompanying Prospectus Supplement (the "Prospectus Supplement").

         American Coin Merchandising Trust I, American Coin Merchandising Trust II, American Coin Merchandising Trust III and American Coin Merchandising Trust IV, (each, an "ACMI Trust"), each a statutory business trust formed under the laws of Delaware, may from time to time offer trust preferred securities evidencing undivided beneficial interests in the assets of the respective ACMI Trust ("Trust Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Trust Preferred Securities of each of the ACMI Trusts, out of monies held by each of the ACMI Trusts, and payments on liquidation, redemption or otherwise with respect to such Trust Preferred Securities will be guaranteed by the Company to the extent described herein (each, a "Trust Preferred Securities Guarantee"). The Company's obligations under the Guarantees will be subordinate and junior in right of payment to all Senior Debt and Subordinated Debt (each as defined in an accompanying Prospectus Supplement) of the Company. Junior Subordinated Debentures may be issued and sold from time to time in one or more series by the Company to an ACMI Trust in connection with the investment of the proceeds from the Offering of Trust Preferred Securities and Common Securities (as defined herein) of such ACMI Trust. The Junior Subordinated Debentures subsequently may be distributed pro rata to holders of Trust Preferred Securities and Common Securities in connection with the termination of such ACMI Trust upon the occurrence of certain events as may be described in the Prospectus Supplement.

         Specific terms of the particular Junior Subordinated Debentures of any series, the Trust Preferred Securities of any ACMI Trust and the related Guarantee in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in the accompanying Prospectus Supplement with respect to such series of Junior Subordinated Debentures or such Trust Preferred Securities, which will describe, without limitation and where applicable, the following: (i) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, interest rate (or the method of determining such rate), dates on which premium, if any, and interest, if any, will be payable, any redemption provisions, any sinking fund provisions, the initial public offering price, the subordination terms, any listing on a securities exchange and any other terms and (ii) in the case of Trust Preferred Securities, the specific designation, number of Trust Preferred Securities, distribution rate (or the method of determining such rate), dates on which distributions will be payable, liquidation amount, voting rights, any redemption provisions, terms for any conversion into or exchange for other securities, the initial public offering price, any listing on a securities exchange and any other rights, preferences, privileges, limitations and restrictions.

         The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Offered Securities shall not exceed $100,000,000. The Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States federal income tax considerations applicable to such Offered Securities.

                         ------------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                     The date of this Prospectus is , 1998

   The Offered Securities will be sold directly or through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. If agents or any underwriters or dealers are involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable commissions or discounts will be set forth in or may be calculated from the Prospectus Supplement related to such Offered Securities.

   No dealer, salesperson or any other individual has been authorized by the Company or any of the ACMI Trusts to give any information or to make any representation other than those contained or incorporated by reference in this Prospectus or any accompanying Prospectus Supplement and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or any of the ACMI Trusts since the date hereof.

                             AVAILABLE INFORMATION

   The ACMI Trusts and the Company have filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), a combined registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") relating to the Junior Subordinated Debentures, the Trust Preferred Securities and the Guarantees. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements or extracts presented in this Prospectus from financial statements, contracts, agreements or other documents included as exhibits to the Registration Statement are not necessarily complete. With respect to each such financial statement, contract, agreement or other document filed as an exhibit to the Registration Statement, reference is hereby made to such exhibit for a more complete description of the matter involved.

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC maintains a World Wide Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's World Wide Website is http://www.sec.gov.

   No separate financial statements of the ACMI Trusts have been included herein. The Company does not believe that such financial statements would be material to holders of the Trust Preferred Securities because the ACMI Trusts are newly-formed special purpose entities, have no operating history, have no independent operations and are not engaged in, and do not propose to engage in, any activity other than the issuance of the Trust Securities (as defined herein) and holding as trust assets the Junior Subordinated Debentures of the Company. The ACMI Trusts are not currently subject to the informational reporting requirements of the Exchange Act. The ACMI Trusts will become subject to such requirements upon the effectiveness of the Registration Statement of which this Prospectus forms a part, and will seek and expect to receive exemptions therefrom.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

   The Company hereby incorporates in this Prospectus by reference the following documents filed by the Company with the Commission (Commission File No. 000-26580): (i) its Definitive Proxy Statement filed with the Commission on March 31, 1998; (ii) its Annual Report on Form 10-K for the year ended December 31, 1997; (iii) its Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and (iv) its Current Reports on Form

8-K dated June 2, 1998 and July 10, 1998. All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the Offering of the securities offered hereby shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Company will provide without charge to each person to whom a Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than certain exhibits to such documents. Such requests should be addressed to W. John Cash, Vice President and Chief Financial Officer, American Coin Merchandising, Inc., 5660 Central Avenue, Boulder, Colorado 80301; telephone (303) 444-2559.

                                  THE COMPANY

   The Company is engaged in the ownership, placement, operation and acquisition of skill-crane machines ("Shoppes") that dispense stuffed animals, plush toys, watches, jewelry and other items. The Company is a leading owner, operator and franchiser of Shoppes through a national network of skill-crane machines operated by the Company and its franchisees. For up to 50c. a play, customers maneuver the skill-crane into position and attempt to retrieve the desired item in the machine's enclosed display area before play is ended. The Shoppes are located, in order of prevalence, in supermarkets, mass merchandisers, restaurants, bowling centers, bingo halls, bars and similar locations to take advantage of the regular customer traffic at these locations. The Company has expanded into complementary vending businesses, including kiddie rides, bulk vending (candy, gum, novelty items, etc.) and video games.

  The Company was incorporated in Colorado in July 1988 and was reincorporated in Delaware in July 1995. The Company's principal executive offices are located at 5660 Central Avenue, Boulder, Colorado 80301 and its telephone number is
(303) 444-2559.

                     THE AMERICAN COIN MERCHANDISING TRUSTS

  Each of American Coin Merchandising Trust I, American Coin Merchandising Trust II, American Coin Merchandising Trust III and American Coin Merchandising Trust IV is a statutory business trust formed under Delaware law pursuant to
(i) a separate trust agreement, dated as of July 22, 1998, executed by the Company, as depositor and the ACMI Trustees (as defined herein) as of the date of such trust and (ii) the filing of a separate certificate of trust with the Delaware Secretary of State on July 22, 1998. Prior to the offering of any Trust Preferred Securities by any ACMI Trust, the trust agreement of each ACMI Trust will be amended and restated in its entirety (as so amended and restated, the "Trust Agreement") substantially in a form to be filed (prior to any such offering) as an exhibit to the Registration Statement of which this Prospectus forms a part. Each ACMI Trust exists for the exclusive purposes of (i) issuing the Trust Preferred Securities and Common Securities representing undivided beneficial interests in the assets of such Trust (the "Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds of the Trust Securities in a series of Junior Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities except that upon the event of default under the Trust Agreement resulting from an event of default under the indenture governing a particular series of subordinated Debentures (an "Indenture"), the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. The Company will, directly or indirectly, acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of each ACMI Trust. Each ACMI Trust has a perpetual existence but may be terminated as provided in the applicable Trust Agreement. Each ACMI Trust's business and affairs will be conducted by the trustees (the "ACMI Trustees") appointed by the Company as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the ACMI Trustees of a ACMI Trust. The duties and obligations of such ACMI Trustees shall be governed by the Trust Agreement of such ACMI Trust. A majority of the ACMI Trustees (the "Regular Trustees") of each ACMI Trust will be persons who are employees or officers of or affiliated with the Company. One ACMI Trustee of each ACMI Trust will be a financial institution which will be unaffiliated with the Company and which shall act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939 (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, another ACMI Trustee of each ACMI Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the ACMI Trusts and the offering of Trust Securities. The office of the Delaware Trustee for each ACMI Trust in the State of Delaware is c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attn: Corporate Trust Administration. The principal place of business of each ACMI Trust shall be c/o American Coin Merchandising, 5660 Central Avenue, Boulder, Colorado 80301 (Telephone: (303) 444-2559).

   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

  The following table sets forth the ratio of earnings to combined fixed charges and preferred stock dividends of the Company for the periods indicated.

                                                                                                 THREE MONTHS
                                                                                                    ENDED
                                                        YEAR ENDED DECEMBER 31,                   MARCH 31,
                                             ----------------------------------------------     -------------
                                             1993       1994       1995      1996      1997     1997     1998
                                             ----       ----       ----      ----      ----     ----     ----
Ratio of earnings to fixed charges and
preferred stock dividends(1)                 3.5x       5.1x       7.6x      9.3x      9.6x     10.2x    11.6x

--------------------------
(1) For the ratio calculations, earnings available for combined fixed charges and preferred stock dividends consists of earnings (losses) before income taxes plus combined fixed charges and preferred stock dividends, distributions from and (earnings) loss of less than 50%-owned affiliates with debt not guaranteed by the Company (net of earnings not distributed of less than 50%-owned affiliates. Combined fixed charges and preferred stock dividends consist of (i) interest and (ii) that portion of rental expense the Company believes to be representative of interest (one- third of rental expense).

                                USE OF PROCEEDS

   Each ACMI Trust will invest all proceeds received from the sale of its Trust Securities in Junior Subordinated Debentures.

   The Company will use the net proceeds from the sale of the Junior Subordinated Debentures for general corporate purposes, including the repayment of outstanding indebtedness, acquisitions or for such other purposes as may be specified in an accompanying Prospectus Supplement.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

   Each ACMI Trust may issue, from time to time, only one series of Trust Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Trust Agreement of each ACMI Trust authorizes the Administrative Trustees of such ACMI Trust to issue on behalf of such ACMI Trust one series of Trust Preferred Securities. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Trust Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in each Trust Agreement or made part of each Trust Agreement by the Trust Indenture Act. Reference is made to the Prospectus Supplement relating to the Trust Preferred Securities of an ACMI Trust for specific terms, including (i) the distinctive designation of such Trust Preferred Securities;
(ii) the number of Trust Preferred Securities issued by such ACMI Trust; (iii) the annual distribution rate (or method of determining such rate) for Trust Preferred Securities issued by such ACMI Trust and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such Trust Preferred Securities shall be payable on a quarterly basis to holders of such Trust Preferred Securities as of a record date in each quarter during which such Trust Preferred Securities are outstanding; (iv) whether distributions on Trust Preferred Securities issued by such ACMI Trust shall be cumulative, and, in the case of Trust Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Trust Preferred Securities issued by such ACMI Trust shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such ACMI Trust to purchase or redeem Trust Preferred Securities issued by such ACMI Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Trust Preferred Securities issued by such ACMI Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vi) the voting rights, if any, of Trust Preferred Securities issued by such ACMI Trust in addition to those required by law, including any requirement for the approval by the holders of Trust Preferred Securities, or of Trust Preferred Securities issued by one or more ACMI Trusts, or of both, as a condition to specified action or amendments to the Trust Agreement of such ACMI Trust; and (vii) any other relevant rights, preferences, privileges, limitations or restrictions of Trust Preferred Securities issued by such ACMI Trust not inconsistent with the Trust Agreement of such ACMI Trust or with applicable law. All Trust Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of the Guarantees." Any applicable United States federal income tax considerations applicable to any offering of Trust Preferred Securities will be described in the Prospectus Supplement relating thereto.

   In connection with the issuance of the Trust Preferred Securities, each ACMI Trust will issue one series of Common Securities. The Trust Agreement of each ACMI Trust authorizes the Administrative Trustees of such trust to issue on behalf of such ACMI Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by an ACMI Trust will be substantially identical to the terms of the Trust Preferred Securities issued by such ACMI Trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities except that, upon an event of default under the Trust Agreement resulting from an event of default under the Indenture, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. All of the Common Securities of an ACMI Trust will be directly or indirectly owned by the Company.


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

                         DESCRIPTION OF THE GUARANTEES

   Set forth below is a summary of information concerning the Guarantees which will be executed and delivered by the Company for the benefit of the holders from time to time of Trust Preferred Securities. Each Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as indenture trustee under each Guarantee (the "Guarantee Trustee"). The terms of each Guarantee will be those set forth in the Guarantee and those made part of such Guarantee by the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act. Each Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Trust Preferred Securities of the applicable ACMI Trust.

GENERAL

   Pursuant to each Guarantee, the Company will irrevocably unconditionally agree to pay in full on a subordinated basis, to the extent set forth therein, the Guarantee Payments (as defined below) to the holders of the Trust Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert, other than the defense of payment. The following payments with respect to the Trust Preferred Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payment"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Trust Preferred Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the redemption price with respect to any Trust Preferred Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Trust Preferred Securities), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of the Trust remaining available for distribution to holders of Trust Preferred Securities, after satisfaction of liabilities to creditors of the Trust as required by law. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Trust Preferred Securities or by causing the Trust to pay such amounts to such holders.

   Each Guarantee will be an irrevocable guarantee on a subordinated basis of each ACMI Trust's obligations under the Trust Preferred Securities, but will apply only to the extent that the applicable ACMI Trust has funds sufficient to make such payments, and is not a guarantee of collection. If the Company does not make interest payments on the Junior Subordinated Debentures held by an ACMI Trust, such ACMI Trust will not be able to pay Distributions on the Trust Preferred Securities and will not have funds legally available therefor. See "Description of the Junior Subordinated Debentures-Certain Covenants."

Status of the Guarantees

   The Guarantees will constitute unsecured obligations of the Company and will rank subordinate and junior in right of payment to all Senior Debt and Subordinated Debt in the same manner as the Junior Subordinated Debentures.
The Guarantees will constitute a guarantee of payment and not of collection. For example, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under a Guarantee without first instituting a legal proceeding against any other person or entity. Each Guarantee will be held for the benefit of the holders of the Trust Preferred Securities of a particular ACMI Trust. A Guarantee will not be discharged except by payment of the Guarantee Payment in full to the extent not paid by the particular ACMI Trust or upon distribution of the Junior Subordinated Debentures related to a particular ACMI Trust to the holders of the Trust Preferred Securities of such ACMI Trust. The Guarantees do not place a limitation on the amount of additional Senior Debt and Subordinated Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt and Subordinated Debt.

AMENDMENTS AND ASSIGNMENT

   Except with respect to any changes which do not materially adversely affect the rights of holders of the Trust Preferred Securities (in which case no vote will be required), each Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Trust Preferred Securities issued by the applicable ACMI Trust. The manner of obtaining such approval of holders of such Trust Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding of the applicable ACMI Trust.

Events of Default

   An Event of Default under a Guarantee Agreement will occur upon the failure of the Company to perform any of its payment or other obligations thereunder and, except for a default in payment of a Guarantee Payment, the Guarantor shall have received notice of default and shall not have cured such default within 90 days after receipt of such notice.

   The holders of not less than a majority in aggregate Liquidation Amount of the Trust Preferred Securities relating to such Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee. Any holder of the Trust Preferred Securities relating to such Guarantee may institute a legal proceeding directly against the Company to enforce its rights under such Guarantee without first instituting a legal proceeding against the relevant ACMI Trust, the Guarantee Trustee or any other person or entity.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

   The Guarantee Trustee, other than during the occurrence and continuance of a default with respect to a Guarantee, and after curing all Events of Default that have occurred under a Guarantee, has undertaken to perform only such duties as are specifically set forth in a Guarantee and, after the occurrence of an event of default under a Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Guarantee at the request of any holder of Trust Preferred Securities unless it is offered adequate security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

   Each Guarantee will terminate as to the Trust Preferred Securities issued by the applicable ACMI Trust and be of no further force and effect upon full payment of the Redemption Price of all Trust Preferred Securities of such ACMI Trust, upon full payment of the amounts payable upon liquidation of such ACMI Trust or upon distribution of Junior Subordinated Debentures held by such ACMI Trust to the holders of the Trust Preferred Securities of such ACMI Trust. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Trust Preferred Securities issued by the applicable ACMI Trust must restore payment of any sums paid under such Trust Preferred Securities or such Guarantee.

GOVERNING LAW

   The Guarantee Agreement will be governed by and construed in accordance with the laws of the State of California.

                               EXPENSE AGREEMENT

   Pursuant to the Expense Agreement to be entered into between the Company and each ACMI Trust under the applicable ACMI Trust Agreements, the Company will irrevocably and unconditionally guarantee to each person or entity to whom such ACMI Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of such ACMI Trust (including, without limitation, expenses relating to the Offering of the Trust Preferred Securities of such ACMI Trust and any expenses the Property Trustee may incur relating to the enforcement of the rights of the holders of the Trust Preferred Securities or the Junior Subordinated Debentures related to such ACMI Trust pursuant to the applicable Trust Agreement and the Indenture, respectively), other than obligations of an ACMI Trust to pay to the holders of the Trust Preferred Securities or other similar interests in such ACMI Trust the amounts due such holders pursuant to the terms of the Trust Preferred Securities or such other similar interest, as the case may be. The Expense Agreement may be enforced against the Company by any person or entity to whom an ACMI Trust is or becomes indebted or liable.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

   Junior Subordinated Debentures may be issued from time to time in one or more series under an Indenture, dated as of _______, 1998 (the "Indenture"), between the Company and Wilmington Trust Company, as Indenture Trustee. The terms of the Junior Subordinated Debentures will include those stated in the Indenture and in a Supplemental Indenture (as defined below) and those made part of the Indenture by reference to the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provision of, and is qualified in its entirety by reference to, the Indenture, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein.

GENERAL

   The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt and Subordinated Debt of the Company. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt and Subordinated Debt, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise. The Indenture does not limit the aggregate principal amount of Junior Subordinated Debentures which may be issued thereunder and provides that the Junior Subordinated Debentures may be issued from time to time in one or more series. The Junior Subordinated Debentures are issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Company's Board of Directors or a special committee thereof (each, a "Supplemental Indenture").

   In the event Junior Subordinated Debentures are issued to an ACMI Trust or a trustee of such trust in connection with the issuance of Trust Preferred Securities by such AMCI Trust, such Junior Subordinated Debentures subsequently may be distributed pro rata to the holders of such Trust Preferred Securities in connection with termination of such ACMI Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Preferred Securities. Only one series of Junior Subordinated Debentures will be issued to an ACMI Trust or a trustee of such trust in connection with the issuance of Trust Preferred Securities by such ACMI Trust.

   Reference is made to the accompanying Prospectus Supplement for the following terms of the series of Junior Subordinated Debentures being offered thereby:
(i) the specific title of such Junior Subordinated Debentures; (ii) any limit on the aggregate principal amount of such Junior Subordinated Debentures; (iii) the date or dates on which the principal of such Junior Subordinated Debentures is payable and the right, if any, to extend such date or dates; (iv) the rate or rates at which such Junior Subordinated Debentures will bear interest or the method of determination of such rate or rates; (v) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (vi) the right, if any, to extend the interest payment periods and the duration of such extension; (vii) the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of the Company; (viii) the right and/or obligation, if any, of the Company to redeem or purchase such Junior Subordinated Debentures pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods during which, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Debentures shall be redeemed or purchased, in whole or in part, pursuant to such right and/or obligation; (ix) the terms of subordination; (x) if other than denominations of $10 or any integral multiple thereof, the denominations in which such Junior Subordinated Debentures are issuable in a global security, and in such case, the identity of the depositary.

   The Indenture does not contain any provisions that afford holders of Junior Subordinated Debentures protection in the event of a highly leveraged transaction involving the Company.

SUBORDINATION

   The Junior Subordinated Debentures will be subordinated and junior in right of payment to certain other indebtedness of the Company to the extent set forth in the accompanying Prospectus Supplement.

REGISTRATION, DENOMINATION AND TRANSFER

   Junior Subordinated Debentures of each series will be issued in registered form and in either certificated form or represented by one or more global securities. Junior Subordinated Debentures of each series will initially be registered in the name of the Property Trustee. If the Junior Subordinated Debentures are distributed to holders of Trust Preferred Securities of an ACMI Trust, it is anticipated that the depository arrangements for such series of Junior Subordinated Debentures will be substantially identical to those in effect for the Trust Preferred Securities of such ACMI Trust set forth in an accompanying Prospectus Supplement.

   Payments on any series of Junior Subordinated Debentures, whether represented by a global certificate or issued in certificated form, will be made in the manner described in the accompanying Prospectus Supplement relating to such series of Junior Subordinated Debentures, as described under "Description of the Trust Preferred Securities--Global Trust Preferred Securities."

   Junior Subordinated Debentures will be exchangeable for other Junior Subordinated Debentures of like tenor, of any authorized denominations and of a like aggregate principal amount.

   Junior Subordinated Debentures of each series may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the securities registrar (the "Securities Registrar") appointed under the applicable Indenture or at the office of any transfer agent designated by the Company for such purpose without service charge and upon payment of any taxes and other governmental charges as described in the applicable Indenture. The Company will appoint the Indenture Trustee under the Indenture as the Securities Registrar for each series of Junior Subordinated Debentures. The Company may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

   In the event of any redemption, neither the Company nor the Indenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures of such series during a period beginning at the opening of business 15 days before the day of selection for redemption of the Junior Subordinated Debentures of such series to be redeemed and ending at the close of business on the date of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

PAYMENT AND PAYING AGENTS

   Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and premium, if any, on any Junior Subordinated Debentures will be made at the office of the Indenture Trustee, except that at the option of the Company payment of any interest may be made (i) except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the person entitled thereto as such address shall appear in the Securities Register, (ii) by transfer to an account maintained by the person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the regular record date or (iii) if the Junior Subordinated Debentures are held by the Property Trustee, by agreement between the Company and the Property Trustee. Payment of any interest on any Junior Subordinated Debentures will be made to the person in whose name such Junior Subordinated Debenture is registered at the close of business on the regular record date for such interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however, the Company will at all times be required to maintain a Paying Agent in each place of payment for the Junior Subordinated Debentures of each series. Any monies deposited with the Indenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debentures and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

GLOBAL SECURITIES

   If any Junior Subordinated Debentures of a series are represented by one or more global securities (each, a "Global Security"), the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such Global Security may exchange such interests for Junior Subordinated Debentures of such series and of like tenor and principal amount in any authorized form and denomination. Principal of and premium, if any, and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

   The specific terms of the depositary arrangement with respect to any portion of a series of Junior Subordinated Debentures to be represented by a Global Security will be described in the applicable Prospectus Supplement.

MODIFICATION OF THE INDENTURE

   The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures of each series which are affected by the modification, to modify the Indenture or any supplemental indenture affecting that series or the rights of the holders of that series of Junior Subordinated Debentures; provided that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture affected thereby, (i) change or extend the fixed maturity of any Junior Subordinated Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Junior Subordinated Debenture so affected or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures the holders of which are required to consent to any such supplemental indenture.

   In addition, the Company and the Indenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, amend, waive or supplement the Indenture for certain other specified purposes, including the creation of any new series of Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

   With respect to a particular series of Junior Subordinated Debentures, the Indenture provides (or the Supplemental Indenture for such series will provide) that any one or more of the following described events which has occurred and is continuing constitutes a "Debenture Event of Default," with respect to such series of Junior Subordinated Debentures:

  (i) failure for 30 days to pay any interest on the Junior Subordinated Debentures of that series, when due (subject to the deferral of any due date in the case of an Extension Period); or

  (ii) failure to pay any principal on the Junior Subordinated Debentures of that series when due whether at maturity, upon redemption, by declaration or otherwise; or

  (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture (other than those specifically relating to another series) for 90 days after written notice to the Company from the Indenture Trustee or to the Company and the Indenture Trustee by the holders of at least 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures of that series; or

  (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

  The holders of a majority in aggregate outstanding principal amount of any series of Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee for the series. The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures of that series may declare the principal due and payable immediately upon a Debenture Event of Default. If the Indenture Trustee or the holders of the Junior Subordinated Debentures of that series fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Trust Preferred Securities of that series shall have such right. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures of that series may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures of that series which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee. Should the holders of the Junior Subordinated Debentures of that series fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Trust Preferred Securities of the ACMI Trust related to that series of Junior Subordinated Debentures shall have such right.

  The holders of a majority in aggregate outstanding principal amount of any series of Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures of that series, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture of such series.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

  If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest, principal or premium (if any) on a series of Junior Subordinated Debentures on the date such interest, principal or premium is otherwise payable, a holder of Trust Preferred Securities of the ACMI Trust related to that series of Junior Subordinated Debentures may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate premium (if any) or Liquidation Amount of the Trust Preferred Securities of such holder (a "Direct Action"). The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Trust Preferred Securities outstanding. The Company shall have the right under the Indenture to set off any payment made to such holder of Trust Preferred Securities by the Company in connection with a Direct Action.

  The holders of the Trust Preferred Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures unless there shall have been an event of default under the Trust Agreement.

CONSOLIDATION, MERGER AND SALE

  The Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) in case the Company consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Junior Subordinated Debentures of any series issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

  The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other similar transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

  The Indenture provides that when, among other things, all Junior Subordinated Debentures of a series not previously delivered to the Indenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Company deposits or causes to be deposited with the Indenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures of such series are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures of such series not previously delivered to the Indenture Trustee for cancellation, for the principal and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture with respect to such series of Junior Subordinated Debentures and to provide the officers' certificates and opinions of counsel described therein) and the Company will be deemed to have satisfied and discharged the Indenture with respect to such series.

COVENANTS OF THE COMPANY

  The Company will covenant in the Indenture, as to the Junior Subordinated Debentures of a series, that if and so long as (i) the Property Trustee on behalf of an ACMI Trust is the holder of all such Junior Subordinated Debentures, (ii) a Tax Event in respect of such ACMI Trust has occurred and is continuing and (iii) the Company has elected, and has not revoked such election, to pay Additional Sums in respect of the Trust Preferred Securities of such ACMI Trust, the Company will pay to such ACMI Trust such Additional Sums. The Company also will covenant, as to the Junior Subordinated Debentures of each series, (i) to maintain directly or indirectly 100% ownership of the Common Securities of such ACMI Trust to which any series of Junior Subordinated Debentures have been issued, provided that certain successors which are permitted to do so pursuant to the Indenture may succeed to the Company's ownership of the Common Securities, (ii) not to voluntarily dissolve, wind up or liquidate such ACMI Trust, except (a) in connection with a distribution of Junior Subordinated Debentures to the holders of the Trust Preferred Securities of such ACMI Trust in liquidation of such ACMI Trust or (b) in connection with certain mergers, consolidations, or amalgamations permitted by the Trust Indenture and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Indenture, to cause such ACMI Trust to remain classified as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes.

GOVERNING LAW

  The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of California, except that the immunities and standard of care of the Indenture Trustee will be governed by Delaware law.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

  The Indenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures of a series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                              PLAN OF DISTRIBUTION

  The Company may sell any series of Junior Subordinated Debentures and the ACMI Trusts may sell the Trust Preferred Securities in one or more of the following ways from time to time: (i) to or through underwriters or dealers, (ii) directly to purchasers or (iii) through agents. The Prospectus Supplement with respect to any Offered Securities will set forth (i) the terms of the offering of such Offered Securities, including the name or names of any underwriters, dealers or agents, (ii) the purchase price of such Offered Securities and the proceeds to the Company or the applicable ACMI Trust, as the case may be, from such sale, (iii) any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, (iv) any initial public offering prices, (v) any discounts or concessions allowed or reallowed or paid to dealers and (vi) any securities exchange or other securities market on which such Offered Securities may be listed.

  If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement relating to such offering and, if any underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased.

  If dealers are utilized in the sale of Offered Securities, the Company or the applicable ACMI Trust will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

  Any series of Junior Subordinated Debentures may be sold from time to time either directly by the Company or through agents designated by the Company.
Any series of Trust Preferred Securities may be sold from time to time either directly by the applicable ACMI Trust or by agents of the applicable ACMI Trust designated by such ACMI Trust. Any agent involved in the offer or sale of the Offered Securities in respect to which this Prospectus is delivered will be named, and any commissions payable by the Company or the applicable ACMI Trust to such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  The Junior Subordinated debentures may be sold directly by the Company and the Trust Preferred Securities may be sold directly by the applicable ACMI Trust to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

  If so indicated in the Prospectus Supplement, the Company or the applicable ACMI Trust will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Offered Securities from the Company or such ACMI Trust at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

  Underwriters, dealers and agents may be entitled under agreements entered into with the Company or the applicable ACMI Trust (or both) to indemnification by the Company or such ACMI Trust (or both) against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for the Company and its affiliates in the ordinary course of business.

  Each series of Offered Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Offered Securities are sold by the Company or by an ACMI Trust for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Offered Securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the Offered Securities.

                                 LEGAL MATTERS

  The validity of the Guarantees and the Junior Subordinated Debentures will be passed upon for the Company by Cooley Godward LLP, counsel to the Company. Certain matters of Delaware law relating to the validity of the Trust Preferred Securities, the enforceability of the Trust Agreement and the creation of the Trust will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Company and the Trust. Richards, Layton & Finger, P.A., will also pass on certain matters on behalf of Wilmington Trust Company in connection with the offering. Cooley Godward LLP will rely on the opinions of Richards, Layton & Finger, P.A. as to certain matters of Delaware law. Certain matters relating to United States federal income tax considerations will be passed upon for the Company by Cooley Godward LLP.

                                    EXPERTS

  The financial statements of the Company as of December 31, 1996 and 1997, and for each of the years in the three- year period ended December 31, 1997 have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

   The Combined Balance Sheets of Suncoast Toys, Inc., NW Toys Co. and Oregon Coin Company as of December 31, 1996 and 1997 and the Combined Statements of Income, Stockholders' Equity and Cash Flows for each of the three years in the period ended December 31, 1997 included in the Prospectus Supplement have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

Inside back cover: American Coin Merchandising, Inc. logo; caption "Kiddie Rides" over a picture of a kiddie ride shaped like an apple and a picture of another kiddie ride shaped like Spiderman over the caption "Examples of the Company's Licensed Kiddie Rides."

Picture of a bulk vending machine with various items inside the machines over the caption "Electronic Bulk Vending Machines."

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY AMERICAN COIN MERCHANDISING, INC., AMERICAN COIN MERCHANDISING TRUST I OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF ANY OFFER TO BUY THE SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                        -------------------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                           PAGE
                                                                           ----
Prospectus Summary ......................................................    S-4
Risk Factors ............................................................   S-13
Use of Proceeds .........................................................   S-23
Accounting Treatment ....................................................   S-23
Capitalization ..........................................................   S-24
Selected Financial and Operating Data ...................................   S-25
Management's Discussion and Analysis of
   Financial Condition and Results of Operations ........................   S-28
Business ................................................................   S-35
Management ..............................................................   S-45
Principal Stockholders ..................................................   S-48
Description of the Trust Preferred Securities ...........................   S-50
Description of the Junior Subordinated Debentures .......................   S-61
Book-Entry Issuance .....................................................   S-69
Description of Guarantee ................................................   S-71
Expense Agreement .......................................................   S-73
Relationship among the Trust Preferred Securities,
   the Junior Subordinated Debentures and the Guarantee .................   S-74
Material Federal Income Tax Consequences ................................   S-75
ERISA Considerations ....................................................   S-79
Underwriting ............................................................   S-81
Legal Matters ...........................................................   S-82
Experts .................................................................   S-82
Index to Financial Statements ...........................................    F-1


                                   PROSPECTUS
Available Information ...................................................      2
Incorporation of Documents by Reference .................................      2
The Company .............................................................      4
The American Coin Merchandising Trusts ..................................      4
Ratio of Earnings to Combined Fixed Charges and
   Preferred Stock Dividends ............................................      5
Use of Proceeds .........................................................      6
Description of the Trust Preferred Securities............................      6
Description of the Guarantees............................................      7
Expense Agreement........................................................      9
Description of Junior Subordinated Debentures............................      9
Plan of Distribution.....................................................     14
Legal Matters............................................................     15
Experts..................................................................     15


================================================================================

                      5,000,000 Trust Preferred Securities


                          American Coin Merchandising
                                    Trust I


                            _____% Cumulative Trust
                           Trust Preferred Securities
                              (Liquidation Amount
                                    $10 Per
                           Trust Preferred Security)


                           Fully and Unconditionally
                                 Guaranteed By


                                  [ACMI Logo]



                        -------------------------------

                             Prospectus Supplement

                        -------------------------------


                            EVEREN Securities, Inc.



                               ____________, 1998

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.


       Registration fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $ 29,500
       American Stock Exchange listing fee . . . . . . . . . . . . . . . . . . . . . . . . . . . .          27,500
       Blue sky qualification fee and expenses . . . . . . . . . . . . . . . . . . . . . . . . . .           5,000
       NASD filing fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6,250
       Printing and engraving expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         200,000
       Legal fees and expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         150,000
       Accounting fees and expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          75,000
       Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          56,750
                                                                                                          --------
                 Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $550,000
                                                                                                          ========

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

  Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Company's Bylaws also provide that the Company will indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent not prohibited by Delaware law.

  The Company's Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such an injunctive or other forms of non- monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

  The Company has entered into agreements with its directors and executive officers that require the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnity agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

  The Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification by the Underwriters of the Registrants and its officers and directors for certain liabilities arising under the Securities Act or otherwise.

ITEM 16. EXHIBITS.

     1+       Form of Underwriting Agreement.
     4.1      Certificate of Trust of ACMI Merchandising Trust I.
     4.2      Certificate of Trust of ACMI Merchandising Trust II.
     4.3      Certificate of Trust of ACMI Merchandising Trust III.
     4.4      Certificate of Trust of ACMI Merchandising Trust IV.
     4.5      Trust Agreement of ACMI Merchandising Trust I.

     4.6      Trust Agreement of ACMI Merchandising Trust II.
     4.7      Trust Agreement of ACMI Merchandising Trust III.
     4.8      Trust Agreement of ACMI Merchandising Trust IV.
     4.9+     Amended and Restated Trust Agreement of ACMI Merchandising Trust I.
     4.10+    Form of Indenture between the Registrant and Wilmington Trust Company, as Trustee.
     4.11+    Form of First Supplemental Indenture  to Indenture to be used in connection with the issuance of the Junior Subordinated Debentures.
     4.12+    Form of  Guarantee Agreement with  respect to Trust  Preferred Securities of  ACMI Merchandising
              Trust I.
     4.13+    Form of Guarantee  Agreement with respect  to Trust Preferred  Securities of ACMI  Merchandising
              Trust II.
     4.14+    Form  of Guarantee Agreement  with respect to  Trust Preferred Securities  of ACMI Merchandising
              Trust III.
     4.15+    Form of  Guarantee Agreement with  respect to Trust  Preferred Securities of  ACMI Merchandising
              Trust IV.
     4.16+    Form of Agreement  as to Expenses and Liabilities between  the Registrant and ACMI Merchandising
              Trust I.
     5.1+     Opinion of Cooley Godward LLP regarding the legality of the securities being registered.
     5.2+     Opinion  of Richards, Layton  & Finger, P.A.  regarding the validity  under Delaware  law of the securities being registered.
     8+       Opinion of Cooley Godward LLP regarding certain tax matters.
    10.36     Reducing Revolving Loan  Agreement between the Registrant and  Wells Fargo Bank, N.A.,  dated as of June 10, 1998.
    10.37     Amendment No. 1 to the Reducing Revolving Loan Agreement, dated June 30, 1998.
    12        Calculation of Ratios of  Earnings to Combined  Fixed Charges and  Preferred Stock Dividends  of
              the Company.
    23.1      Consent of KPMG Peat Marwick LLP.
    23.2      Consent of PricewaterhouseCoopers LLP.
    23.3      Consents of Cooley Godward LLP and Richards, Layton & Finger, P.A. (included in Exhibit 5.1  and
              Exhibit 5.2).
    24        Powers of Attorney (included on pages II-6, II-7, II-8, II-9 and II-10.
    25.1+     Statement of Eligibility of Wilmington Trust Company, as Trustee for the Indenture, on Form T-1.
    25.2+     Statement of Eligibility of  Wilmington Trust Company, as Trustee for Trust Preferred Securities
              of ACMI Merchandising Trust I, on Form T-1.
    25.3+     Statement of Eligibility of Wilmington Trust Company, as  Trustee for Trust Preferred Securities
              of ACMI Merchandising Trust II, on Form T-1.
    25.4+     Statement of Eligibility of Wilmington Trust Company, as Trustee for Trust Preferred  Securities
              of ACMI Merchandising Trust III, on Form T-1.
    25.5+     Statement of Eligibility of  Wilmington Trust Company, as Trustee for Trust Preferred Securities
              of ACMI Merchandising Trust IV, on Form T-1.
    25.6+     Statement  of Eligibility  of  Wilmington  Trust Company,  as  Trustee  for Guarantee  of  Trust
              Preferred Securities of ACMI Merchandising Trust I, on Form T-1.
    25.7+     Statement  of Eligibility  of  Wilmington  Trust Company,  as  Trustee  for Guarantee  of  Trust
              Preferred Securities of ACMI Merchandising Trust II, on Form T-1.
    25.8+     Statement  of Eligibility  of  Wilmington  Trust Company,  as  Trustee  for Guarantee  of  Trust
              Preferred Securities of ACMI Merchandising Trust III, on Form T-1.
    25.9+     Statement  of Eligibility  of  Wilmington  Trust Company,  as  Trustee  for Guarantee  of  Trust
              Preferred Securities of ACMI Merchandising Trust IV, on Form T-1.

----------
+ To be filed by Amendment

ITEM 17. UNDERTAKINGS.

THE UNDERSIGNED REGISTRANTS HEREBY UNDERTAKE:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  (6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(i) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

  (7) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on July 31, 1998.

                            AMERICAN COIN MERCHANDISING, INC.

                            By      /s/ Jerome M. Lapin
                              ------------------------------------------
                              Name:     Jerome M. Lapin
                              Title:    Chairman of the Board, President
                                        and Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on July 31, 1998.

                            AMERICAN COIN MERCHANDISING TRUST I

                            By     /s/ Jerome M. Lapin
                              ------------------------------------------
                              Name:    Jerome M. Lapin
                              Title:   Trustee

                            By     /s/ W. John Cash
                              ------------------------------------------
                              Name:    W. John Cash
                              Title:   Trustee

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on July 31, 1998.

                            AMERICAN COIN MERCHANDISING TRUST II

                            By     /s/ Jerome M. Lapin
                              ------------------------------------------
                              Name:    Jerome M. Lapin
                              Title:   Trustee

                            By     /s/ W. John Cash
                              ------------------------------------------
                              Name:    W. John Cash
                              Title:   Trustee

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on July 31, 1998.

                            AMERICAN COIN MERCHANDISING TRUST III

                            By     /s/ Jerome M. Lapin
                              ------------------------------------------
                              Name:    Jerome M. Lapin
                              Title:   Trustee

                            By     /s/ W. John Cash
                              ------------------------------------------
                              Name:    W. John Cash
                              Title:   Trustee

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on July 31, 1998.

                            AMERICAN COIN MERCHANDISING TRUST IV

                            By     /s/ Jerome M. Lapin
                              ------------------------------------------
                              Name:    Jerome M. Lapin
                              Title:   Trustee

                            By     /s/ W. John Cash
                              -------------------------------------------
                              Name:    W. John Cash
                              Title:   Trustee

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerome M. Lapin and W. John Cash and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments or any abbreviated registration statement, and any amendments thereto, filed pursuant to Rule 462(b) increasing the amount of securities for which registration is being sought) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                   Signature                                 Title                           Date
                   ---------                                 -----                           ----

            /s/ Jerome M. Lapin                     Chairman of the Board,              July 31, 1998
-------------------------------------------  President and Chief Executive Officer,
                Jerome M. Lapin                American Coin Merchandising, Inc.

            /s/ W. John Cash                  Vice President, Chief Financial           July 31, 1998
-------------------------------------------   Officer and Treasurer (Principal
                W. John Cash                      Financial and Accounting
                                                          Officer)

            /s/ Randall J. Fagundo              Vice President of Operations            July 31, 1998
-------------------------------------------        Secretary and Director
                Randall J. Fagundo

            /s/ Abbe M. Stutsman                   Vice President of Product            July 31, 1998
-------------------------------------------        Development and Purchasing
                Abbe M. Stutsman                          and Director

            /s/ J. Gregory Theisen                          Director                    July 31, 1998
-------------------------------------------
                J. Gregory Theisen

            /s/ Richard D. Jones                            Director                    July 31, 1998
-------------------------------------------
                Richard D. Jones

            /s/ Jim D. Baldwin                              Director                    July 31, 1998
-------------------------------------------
                Jim D. Baldwin

            /s/ John A. Sullivan                             Director                   July 31, 1998
-------------------------------------------
                John A. Sullivan

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerome M. Lapin and W. John Cash and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments or any abbreviated registration statement, and any amendments thereto, filed pursuant to Rule 462(b) increasing the amount of securities for which registration is being sought) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

            Signature                                   Title                         Date
            ---------                                   -----                         ----

         /s/ Jerome M. Lapin                          Trustee of                  July 31, 1998
--------------------------------------     American Coin Merchandising Trust I
             Jerome M. Lapin

          /s/ W. John Cash                            Trustee of                  July 31, 1998
--------------------------------------     American Coin Merchandising Trust I
              W. John Cash

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerome M. Lapin and W. John Cash and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments or any abbreviated registration statement, and any amendments thereto, filed pursuant to Rule 462(b) increasing the amount of securities for which registration is being sought) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

            Signature                                    Title                         Date
            ---------                                    -----                         ----

         /s/ Jerome M. Lapin                           Trustee of                  July 31, 1998
--------------------------------------     American Coin Merchandising Trust II
             Jerome M. Lapin

          /s/ W. John Cash                             Trustee of                  July 31, 1998
--------------------------------------     American Coin Merchandising Trust II
              W. John Cash

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John M. Lapin and W. John Cash and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments or any abbreviated registration statement, and any amendments thereto, filed pursuant to Rule 462(b) increasing the amount of securities for which registration is being sought) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

            Signature                                    Title                          Date
            ---------                                    -----                          ----

         /s/ Jerome M. Lapin                           Trustee of                   July 31, 1998
--------------------------------------     American Coin Merchandising Trust III
             Jerome M. Lapin

          /s/ W. John Cash                             Trustee of                   July 31, 1998
--------------------------------------     American Coin Merchandising Trust III
              W. John Cash

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerome M. Lapin and W. John Cash and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments or any abbreviated registration statement, and any amendments thereto, filed pursuant to Rule 462(b) increasing the amount of securities for which registration is being sought) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

            Signature                                    Title                         Date
            ---------                                    -----                         ----

         /s/ Jerome M. Lapin                           Trustee of                  July 31, 1998
--------------------------------------     American Coin Merchandising Trust IV
             Jerome M. Lapin

          /s/ W. John Cash                             Trustee of                  July 31, 1998
--------------------------------------     American Coin Merchandising Trust IV
              W. John Cash

                                EXHIBIT INDEX

EXHIBIT NO.                  DESCRIPTION
-----------                  -----------
     1+       Form of Underwriting Agreement.
     4.1      Certificate of Trust of ACMI Merchandising Trust I.
     4.2      Certificate of Trust of ACMI Merchandising Trust II.
     4.3      Certificate of Trust of ACMI Merchandising Trust III.
     4.4      Certificate of Trust of ACMI Merchandising Trust IV.
     4.5      Trust Agreement of ACMI Merchandising Trust I.
     4.6      Trust Agreement of ACMI Merchandising Trust II.
     4.7      Trust Agreement of ACMI Merchandising Trust III.
     4.8      Trust Agreement of ACMI Merchandising Trust IV.
     4.9+     Amended and Restated Trust Agreement of ACMI Merchandising Trust I.
     4.10+    Form of Indenture between the Registrant and Wilmington Trust Company, as Trustee.
     4.11+    Form of First Supplemental Indenture  to Indenture to be used in connection with the issuance of the Junior Subordinated Debentures.
     4.12+    Form of  Guarantee Agreement with  respect to Trust  Preferred Securities of  ACMI Merchandising
              Trust I.
     4.13+    Form of Guarantee  Agreement with respect  to Trust Preferred  Securities of ACMI  Merchandising
              Trust II.
     4.14+    Form  of Guarantee Agreement  with respect to  Trust Preferred Securities  of ACMI Merchandising
              Trust III.
     4.15+    Form of  Guarantee Agreement with  respect to Trust  Preferred Securities of  ACMI Merchandising
              Trust IV.
     4.16+    Form of Agreement  as to Expenses and Liabilities between  the Registrant and ACMI Merchandising
              Trust I.
     5.1+     Opinion of Cooley Godward LLP regarding the legality of the securities being registered.
     5.2+     Opinion  of Richards, Layton  & Finger, P.A.  regarding the validity  under Delaware  law of the securities being registered.
     8+       Opinion of Cooley Godward LLP regarding certain tax matters.
    10.36     Reducing Revolving Loan  Agreement between the Registrant and  Wells Fargo Bank, N.A.,  dated as of June 10, 1998.
    10.37     Amendment No. 1 to the Reducing Revolving Loan Agreement, dated June 30, 1998.
    12        Calculation of Ratios of  Earnings to Combined  Fixed Charges and  Preferred Stock Dividends  of
              the Company.
    23.1      Consent of KPMG Peat Marwick LLP.
    23.2      Consent of PricewaterhouseCoopers LLP.
    23.3      Consents of Cooley Godward LLP and Richards, Layton & Finger, P.A. (included in Exhibit 5.1  and
              Exhibit 5.2).
    24        Powers of Attorney (included on pages II-6, II-7, II-8, II-9 and II-10.
    25.1+     Statement of Eligibility of Wilmington Trust Company, as Trustee for the Indenture, on Form T-1.
    25.2+     Statement of Eligibility of  Wilmington Trust Company, as Trustee for Trust Preferred Securities
              of ACMI Merchandising Trust I, on Form T-1.
    25.3+     Statement of Eligibility of Wilmington Trust Company, as  Trustee for Trust Preferred Securities
              of ACMI Merchandising Trust II, on Form T-1.
    25.4+     Statement of Eligibility of Wilmington Trust Company, as Trustee for Trust Preferred  Securities
              of ACMI Merchandising Trust III, on Form T-1.
    25.5+     Statement of Eligibility of  Wilmington Trust Company, as Trustee for Trust Preferred Securities
              of ACMI Merchandising Trust IV, on Form T-1.
    25.6+     Statement  of Eligibility  of  Wilmington  Trust Company,  as  Trustee  for Guarantee  of  Trust
              Preferred Securities of ACMI Merchandising Trust I, on Form T-1.
    25.7+     Statement  of Eligibility  of  Wilmington  Trust Company,  as  Trustee  for Guarantee  of  Trust
              Preferred Securities of ACMI Merchandising Trust II, on Form T-1.
    25.8+     Statement  of Eligibility  of  Wilmington  Trust Company,  as  Trustee  for Guarantee  of  Trust
              Preferred Securities of ACMI Merchandising Trust III, on Form T-1.
    25.9+     Statement  of Eligibility  of  Wilmington  Trust Company,  as  Trustee  for Guarantee  of  Trust
              Preferred Securities of ACMI Merchandising Trust IV, on Form T-1.

----------
+ To be filed by Amendment